ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated February 20, 2009

Yield Optimization Notes with Contingent Protection

Enhanced Income Strategies for Equity Investors

UBS AG $•   Notes linked to Market Vectors Gold Miners ETF® due on or about February 28, 2011

Investment Description

Yield Optimization Notes with Contingent Protection (the “Notes”) are notes issued by UBS AG (“UBS”) linked to the performance of the shares of Market Vectors Gold Miners ETF® (the “Fund”). The Fund is an exchange traded fund designed and intended to track the performance of the NYSE Arca Gold Miners Index by investing its assets in a portfolio of securities that generally replicates the NYSE Arca Gold Miners Index. The prospectus related to the Fund, dated May 1, 2008 and supplemented on June 18, 2008 and November 21, 2008, is attached to this free writing prospectus as Annex A for your review. The Notes pay an enhanced coupon and provide either a return of principal or shares of the Fund at maturity. The enhanced coupon is designed to compensate you for the risk that you may receive a share of the Fund at maturity for each Note held that is worth less than your principal. At maturity, you will receive one share of the Fund (subject to adjustment in the case of certain events described in the accompanying YONCP product supplement under “General Terms of the Notes — Antidilution Adjustments”) for each of your Notes if the closing price of a single share of the Fund on the final valuation date (the “final price”) is below a specified price (the “Trigger Price”). Otherwise, you will receive your principal in cash. We will make coupon payments during the term of the Notes regardless of the performance of the shares of the Fund. Investing in the Notes involves significant risks. You may lose some or all of your principal. The contingent protection feature applies only if you hold the securities until maturity. Any payment on the Notes, including any principal protection feature, is subject to the creditworthiness of the Issuer.

Features
☐	Income: Regardless of the performance of the Fund, we will pay you enhanced coupons designed to compensate you for the fact that you could lose some or all of your principal.
☐	Tactical Investment Opportunity: If you believe the Fund will trend sideways over the term of the Notes – neither moving positively by more than the coupon paid on the Notes or negatively by more than the amount of contingent protection — the Note may provide improved performance compared to a direct investment in the Fund.
☐	Contingent Protection Feature: If you hold the Notes to maturity and the Fund does not close below the trigger price on the final valuation date, you will receive 100% of your principal, subject to the creditworthiness of UBS AG, and you will not participate in any appreciation of the Fund. If you hold the Notes to maturity and the Fund closes below the trigger price on the final valuation date, you will receive one share of the Fund for each of your Notes, which may be worth less than your principal and may have no value at all.

Key Dates*

Trade Date**	February 25, 2009
Settlement Date**	February 27, 2009
Final Valuation Date	February 22, 2011
Maturity Date	February 28, 2011
*	The Notes are expected to price on or about February 25, 2009 and settle on or about February 27, 2009. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.
**	We expect to deliver each offering of the Notes against payment on or about the second business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.
Offering of Notes

The coupon rate, initial price and trigger price for the Notes will be set on the trade date.

Underlying	Coupon per Annum*	Initial Price	Trigger Price	CUSIP	ISIN
Market Vectors Gold Miners ETF®	12.00% to 13.25%	•	65% of Initial Price	90265G311	US90265G3112
*	Paid monthly in arrears in 24 equal installments.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the YONCP product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus. See “Key Risks” on page 6 and the more detailed “Risk Factors” beginning on page PS-10 of the YONCP product supplement relating to the Notes for risks related to an investment in the Notes. Your Note does not guarantee any return of principal at maturity. At maturity, if you receive shares of the Fund, they may be worth less than your principal or may have no value at all.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying YONCP product supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

Price to Public		Underwriting Discount		Proceeds to UBS AG
Total	Per Security	Total	Per Security	Total	Per Security
•	100%	•	2.75%	•	97.25%

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-657-9836.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	YONCP product supplement dated January 14, 2009

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000079/v137052_690302-424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, references to the “YONCP product supplement” mean the UBS product supplement, dated January 14, 2009, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus, dated January 13, 2009.

Indicative Terms of the Notes

Issuer	UBS AG, Jersey Branch
Principal Amount per Note	Equal to the initial price (as defined below) of one share of the Fund
Term	24 months(1)
Coupon Payment	Coupon paid in arrears in twenty-four equal monthly installments based on the coupon per annum, regardless of the performance of the Fund. The coupon per annum is expected to be between 12.00% to 13.25%, and will be determined on the trade date. The table below assumes a coupon per annum of 12.50%.
1st Installment through 24th Installment(2):	1.0417%.
Trigger Price(3)	65% of the Initial Price
Payment at Maturity (per Note)	➢ If the final price of the Fund is not below the trigger price on the final valuation date, at maturity we will pay you an amount in cash equal to your principal amount.
➢ If the final price of the Fund is below the trigger price on the final valuation date, at maturity we will deliver to you one share of the Fund for each Note you own.
Each Note is not fully principal protected. The shares of the Fund you may receive at maturity could be worth less than your principal or may have no value at all.
Closing Price	On any trading day, the last reported sale price of one share of the Fund on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent
Initial Price	The closing price of one share of the Fund on the trade date
Final Price	The closing price of one share of the Fund on the final valuation date

Determining Payment at Maturity

You will receive one share of the Fund for each Note you own (subject to adjustments in the case of certain corporate events, as described in the accompanying YONCP product supplement and this free writing prospectus).

♦	If the market price of the shares of the Fund on the maturity date is less than the initial price, the shares of the Fund you receive at maturity will be worth less than the principal amount of your Notes.
♦	If the market price of the shares of the Fund on the maturity date is greater than the initial price, the shares of the Fund you receive at maturity will be worth more than the principal amount of your Notes.

Your Notes are not fully principal protected. The shares of the Fund you may receive at maturity could be worth less than your principal or may have no value at all.

(1)	In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.
(2)	Based on an assumed coupon per annum of 12.50%; actual rate to be determined on the trade date. Coupon payments will be paid on the coupon payment dates listed in the table of coupon payment dates on page 4 of this free writing prospectus.
(3)	Principal protection is provided by UBS, and, therefore, is dependent on the ability of UBS to satisfy its obligations when due.

Investor Suitability

The Notes may be suitable for you if:

♦	You have a moderate to high risk tolerance.
♦	You are willing to receive shares of the Fund at maturity that may be worth less than your principal or may have no value at all.
♦	You believe the market price of the Fund is not likely to appreciate by more than the sum of the coupons paid on the Notes.
♦	You believe the final price of the Fund is not likely to be below the trigger price.
♦	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the Fund.
♦	You are willing to accept the risk of fluctuations in the market price of the Fund.
♦	You are willing to invest in the Note based on the anticipated coupon range (the actual coupon rate will be determined on the trade date).
♦	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.
♦	You are comfortable with the creditworthiness of UBS, as Issuer of the Notes.

The Notes may not be suitable for you if:

♦	You seek an investment that is 100% principal protected.
♦	You are not willing to receive shares of the Fund at maturity.
♦	You believe the market price of the Fund is likely to appreciate by more than the sum of the coupons paid on the Notes.
♦	You believe the final price of the Fund is likely to be below the trigger price.
♦	You are not willing to accept the risks of owning equities in general and the shares of the Fund in particular.
♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
♦	You are unable or unwilling to hold the Notes to maturity.
♦	You seek an investment for which there will be an active secondary market.
♦	You are not willing or are unable to assume the credit risk associated with UBS, as Issuer of the Notes.
Coupon Payment Dates

Coupon will be paid in arrears in twenty-four equal monthly installments on the coupon payment dates listed below:

March 31, 2009	March 31, 2010
April 30, 2009	April 30, 2010
May 29, 2009	May 28, 2010
June 30, 2009	June 30, 2010
July 31, 2009	July 30, 2010
August 28, 2009	August 31, 2010
September 30, 2009	September 30, 2010
October 30, 2009	October 29, 2010
November 30, 2009	November 30, 2010
December 31, 2009	December 31, 2010
January 29, 2010	January 31, 2011
February 26, 2010	February 28, 2011

What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-38 of the YONCP product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” on page PS-38 of the YONCP product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the shares of the Fund. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — Because the Notes have a term greater than one year, amounts treated as interest on the debt component would be includible in income by you in accordance with your regular method of accounting for interest for United States federal income tax purposes.

Put option component — The put option component would generally not be taxed until sale or maturity. At maturity, the put option component either would be taxed as a short-term capital gain if the principal is repaid in cash or would reduce the basis in any shares if you receive (or are deemed to receive if the cash equivalent is paid) shares of the Fund.

With respect to coupon payments you receive, you agree to treat such payment as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying	Coupon per Annum (to be determined on trade date)	Debt Component per Annum	Put Option Component per Annum
Market Vectors Gold Miners ETF®	12.00% to 13.25%	• %	• %

Upon sale or exchange of your Notes you would be required to apportion the value of the amount you receive between the Debt Portion and the Put Option on the basis of the fair market values thereof on the date of sale or exchange. Except to the extent such gain or loss is attributable to accrued and unpaid interest with respect to the Debt Portion, any gain or loss recognized with respect to the Debt Portion would be capital gain or loss (and such gain or loss would be long-term to the extent that you have held the Note for more than one year) and the amount of cash that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent debt instrument subject to special U.S. Treasury Regulations governing contingent debt instruments. If the Notes are so treated, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your Notes and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to the Notes and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your Notes in part as taxable interest income (to the extent of the comparable yield) and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your Notes. It is also possible that pursuant to some other characterization, the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-38 for a more detailed description of the tax treatment of your Notes.

In addition, the Internal Revenue Service has recently released a Notice that may affect the taxation of holders of the Notes. According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-38 unless and until such time as some other treatment is more appropriate.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-38 of the YONCP product supplement and consult your tax advisor.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the YONCP product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of Loss of Contingent Protection — Your principal will be protected only if the final price of the Fund is not below the Trigger Price on the final valuation date and the Notes are held to maturity. If the final price of the Fund is below the Trigger Price on the final valuation date, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the Fund. Greater expected volatility with respect to the Fund reflects a higher expectation as of the trade date that the Fund could close below the Trigger Price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on the Notes. The Fund’s volatility, however, can change significantly over the term of the Notes. The price of the Fund could fall sharply, which could result in a significant loss of principal.
♦	The amount you receive on the Notes at maturity will exceed their stated principal amount only in limited circumstances — Even though you will be subject to the risk of a decline in the price of the Fund, you will generally not participate in any appreciation in the price of the Fund. Your return on the Notes will not exceed the coupon payable on the Notes except for the situation in which (1) the final price of one share of the Fund is less than the Trigger Price on the final valuation date (and, therefore, you receive shares of the Fund instead of cash at maturity) and (2) the market price of one share of the Fund at maturity is greater than the initial price.
♦	Single ETF Risk — The price of the Fund can rise or fall sharply due to factors specific to the Fund, such as volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares or American depositary receipts make up the components of the NYSE Arca Gold Miners Index.
♦	The value of the Fund may not completely track the value of the shares of the securities in which the Fund invests — Although the trading characteristics and valuations of the Fund will usually mirror the characteristics and valuations of the shares of the securities in which the Fund invests, the value of the Fund may not completely track the value of the shares of the securities in which Fund invests. The value of the Fund will reflect transaction costs and fees that the shares of the securities in which Fund invests do not have. In addition, although Fund may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the Fund or that there will be liquidity in the trading market.
♦	Fluctuation of NAV — The net asset value (the ``NAV”) of the Fund may fluctuate with changes in the market value of the Fund’s securities holdings. The market price of the Fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of the Fund may differ from its NAV per share; shares of the Fund may trade at, above or below their NAV per share.
♦	Failure of the Fund to track the level of the NYSE Arca Gold Miners Index — While the shares of the Fund are designed and intended to track the level of the NYSE Arca Gold Miners Index, various factors, including fees and other transaction costs, will prevent the shares of the Fund from correlating exactly with changes in the level of the NYSE Arca Gold Miners Index. Accordingly, the performance of the Fund will not be equal to the performance of the NYSE Arca Gold Miners Index during the term of the Notes.
♦	There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in each offering of the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the initial price to public; and as a result, you may suffer substantial losses.
♦	Owning the Notes is not the same as owning the shares of the Fund — The return on your Notes may not reflect the return you would realize if you actually owned the shares of the Fund. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the shares of the Fund over the term of your Notes. Furthermore, the shares of the Fund may appreciate substantially during the term of your Notes and you will not participate in such appreciation unless the final price of the shares of the Fund is below the Trigger Price on the final valuation date. Moreover, you will only participate in the appreciation in these circumstances if the market price of the shares of the Fund on the maturity date is greater than the initial price.
♦	Credit of UBS — The Notes are senior unsecured debt obligations of the issuer, UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Notes.
♦	Price prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the shares of the Fund, the expected price volatility of the shares of the Fund, the income dividend rate on the shares of the Fund, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

♦	Impact of fees on secondary market prices — Generally, the market price of the Notes in the secondary market is likely to be lower than the issue price of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
♦	Potential UBS impact on market price of shares of the Fund — Trading or transactions by UBS or its affiliates in the shares of the Fund and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Fund, the NYSE Arca Gold Miners Index or the equity securities underlying the NYSE Arca Gold Miners Index may adversely affect the market price of the shares of the Fund and, therefore, the market value of your Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the equity securities that constitute the NYSE Arca Gold Miners Index, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price of the Fund on the final valuation date is below the Trigger Price and, accordingly, the payment at maturity on your Notes. The calculation agent may postpone the maturity date if a market disruption event occurs or is continuing on the final valuation date.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have recently published research or other opinions that call into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation regarding merits of investing in the Notes and the Fund to which the Notes are linked.
♦	Industry concentration — The common stocks and American depositary receipts included in the Fund are concentrated in a single sector, gold mining. Investment in the Notes will increase your portfolio’s exposure to fluctuations in the gold mining sector.
♦	Antidilution adjustments — Although the calculation agent will adjust the amount payable at maturity by adjusting the number of shares of the Fund that may be delivered for certain events affecting the shares of the Fund, such as share splits, share dividends, and certain other actions involving the shares of the Fund, the calculation agent is not required to make an adjustment for every event that can affect the shares of the Fund. If an event occurs that does not require the calculation agent to adjust the number of shares of the Fund that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” on page PS-38 of the YONCP product supplement and consult your tax advisor about your tax situation.
Hypothetical Examples

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	24 months
Coupon per annum:	12.50% (or $0.3893 per monthly period)
Initial price of the Fund:	$37.37 per share
Trigger price:	$24.29 (65% of the initial price)
Principal amount:	$37.37 per Note (set equal to the initial price)
Dividend yield on the shares of the Fund**:	1.00%
*	Actual coupon and terms for the Note to be set on the trade date.
**	Dividend yield assumed received by holders of the shares of the Fund during the term of the Notes.

Scenario #1: The final price of the Fund is not below the trigger price of $24.29.

Since the final price of the Fund is not below the trigger price of $24.29, principal is protected and you will receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the Fund if the price appreciation of the shares of the Fund (plus dividends, if any) is less than 25.00%.

If the closing price of the Fund on the final valuation date is $37.37 (no change in the price of the shares of the Fund):

Payment at Maturity:	$37.37
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$46.71
Total Return on the Notes:	25.00%

In this example, the total return on the Notes is 25.00% while the total return on the shares of the Fund is 1% (including dividends).

If the closing price of the Fund on the final valuation date is $48.58 (an increase of 30%):

Payment at Maturity:	$37.37
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$46.71
Total Return on the Notes:	25.00%

In this example, the total return on the Notes is 25.00% while the total return on the shares of the Fund is 31% (including dividends).

If the closing price of the Fund on the final valuation date is $31.76 (a decline of 15%):

Payment at Maturity:	$37.37
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$46.71
Total Return on the Notes:	25.00%

In this example, the total return on the Notes is 25.00% while the total return on the shares of the Fund is a loss of 14% (including dividends).

Scenario #2: The final price of the Fund is below the trigger price of $24.29.

Since the final price of the Fund is below the Trigger Price of $24.29, you will receive at maturity one share of the Fund for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the closing price of one share of the Fund on the maturity date.

If the closing price of the Fund on the maturity date is $16.82 (a decline of 55%):

Value of share received:	$16.82
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$26.16
Total Return on the Notes:	-30.00%

In this example, the total return on the Notes is a loss of 30.00% while the total return on the shares of the Fund is a loss of 54% (including dividends).

If the closing price of the Fund on the maturity date is $31.76 (a decline of 15%):

Value of share received:	$31.76
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$41.10
Total Return on the Notes:	10.00%

In this example, the total return on the Notes is 10.00% while the total return on the shares of the Fund is a loss of 14% (including dividends).

If the closing price of the Fund on the maturity date is $41.11 (an increase of 10%):

Value of share received:	$41.11
Coupon:	$9.34	($0.3893 × 24 = $9.34)
Total	$50.45
Total Return on the Notes:	35.00%

In this example, the total return on the Notes is 35.00% while the total return on the shares of the Fund is 11% (including dividends).

Hypothetical Return Table of the Notes at Maturity

The table below is based on the following assumptions*:

Term:	24 months
Coupon per annum:	12.50% (or $0.3893 per monthly period)
Initial price:	$37.37 per share
Trigger price:	$24.29 (65% of the initial price)
Principal amount:	$37.37 per Note (set equal to the initial price)
Dividend yield**:	1.00%
*	Actual coupon and terms for the Notes to be set on the trade date.
**	Dividend yield assumed received by holders of the shares of the Fund during the term of the Notes.

Underlying			Trigger Event Does Not Occur(1)		Trigger Event Occurs(2)
Final Share Price(3)	Share Price Return	Total Return at Maturity(4)	Payment at Maturity	Total Return at Maturity(5)	Payment at Maturity(6)	Total Return at Maturity(7)
$56.06	50.00%	51.00%	$46.71	25.00%	$65.40	75.00%
$54.19	45.00%	46.00%	$46.71	25.00%	$63.53	70.00%
$52.32	40.00%	41.00%	$46.71	25.00%	$61.66	65.00%
$50.45	35.00%	36.00%	$46.71	25.00%	$59.79	60.00%
$48.58	30.00%	31.00%	$46.71	25.00%	$57.92	55.00%
$46.71	25.00%	26.00%	$46.71	25.00%	$56.06	50.00%
$44.84	20.00%	21.00%	$46.71	25.00%	$54.19	45.00%
$42.98	15.00%	16.00%	$46.71	25.00%	$52.32	40.00%
$41.11	10.00%	11.00%	$46.71	25.00%	$50.45	35.00%
$39.24	5.00%	6.00%	$46.71	25.00%	$48.58	30.00%
$37.37	0.00%	1.00%	$46.71	25.00%	$46.71	25.00%
$35.50	-5.00%	-4.00%	$46.71	25.00%	$44.84	20.00%
$33.63	-10.00%	-9.00%	$46.71	25.00%	$42.98	15.00%
$31.76	-15.00%	-14.00%	$46.71	25.00%	$41.11	10.00%
$29.90	-20.00%	-19.00%	$46.71	25.00%	$39.24	5.00%
$28.03	-25.00%	-24.00%	$46.71	25.00%	$37.37	0.00%
$26.16	-30.00%	-29.00%	$46.71	25.00%	$35.50	-5.00%
$24.29	-35.00%	-34.00%	$46.71	25.00%	$33.63	-10.00%
$22.42	-40.00%	-39.00%	n/a	n/a	$31.76	-15.00%
$20.55	-45.00%	-44.00%	n/a	n/a	$29.90	-20.00%
$18.69	-50.00%	-49.00%	n/a	n/a	$28.03	-25.00%
$16.82	-55.00%	-54.00%	n/a	n/a	$26.16	-30.00%
$14.95	-60.00%	-59.00%	n/a	n/a	$24.29	-35.00%
$13.08	-65.00%	-64.00%	n/a	n/a	$22.42	-40.00%
$11.21	-70.00%	-69.00%	n/a	n/a	$20.55	-45.00%
(1)	A trigger event does not occur if the final price of the Fund is not below the trigger price.
(2)	A trigger event occurs if the final price of the Fund is below the trigger price.
(3)	The final share price is as of the final valuation date, if the final price of the Fund is not below the trigger price. If the final price of the Fund is below the trigger price, the final share price is as of the maturity date.
(4)	The total return at maturity on the shares of the Fund includes a 1% cash dividend payment.
(5)	The total return at maturity on the Notes includes coupon payments.
(6)	Payment will consist, in part, of shares of the Fund valued as of the maturity date.
(7)	If a trigger event occurs, the total return at maturity will only be positive in the event that the market price of the shares of the Fund on the maturity date is substantially greater than the final price of the shares of the Fund on the final valuation date. Such an increase in price is not likely to occur.

Information about the Underlying

Included on the following pages is a brief description of the issuer of the shares of the Fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the shares of the Fund. The information given below is for the four calendar quarters in each of 2006, 2007 and 2008. Partial data is provided for the first calendar quarter of 2009. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the shares of the Fund as an indication of future performance.

The shares of the Fund are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the shares of the Fund with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuer of the shares of the Fund under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Market Vectors Gold Miners ETF®

We have derived all information contained in this free writing prospectus regarding the Fund and the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust, Van Eck Securities Corporation, and Van Eck Associates Corporation (“Van Eck”). We make no representations or warranty as to the accuracy or completeness of the information derived from public sources.

The Market Vectors Gold Miners ETF® (the “Fund”) is an investment portfolio maintained and managed by Market Vectors ETF Trust (the “Trust”) and advised by Van Eck Associates Corporation. The Trust is a registered open-end investment company that consists of numerous separate investment portfolios, including the Fund. The Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

The Fund seeks to replicate as closely as possible the performance of the NYSE Arca Gold Miners Index (the “Index”) by investing in a portfolio of securities that generally replicates the Index.

The Index, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and American depository receipts (ADRs) of publicly traded companies involved primarily in mining for gold. The Index includes common stocks and ADRs of selected companies with market capitalizations greater than $100 million that have an average daily volume of at least 50,000 shares over the past six months. The Fund is passively managed and may not hold each Index component in the same weighting as the Index.

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-123257 and 811-10325, respectively, or CIK code 0001137360 through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus.

The payment you receive at maturity on the Notes will be based on the value of the shares of the Fund.

Because you may receive shares of the Fund as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the Fund, dated May 1, 2008, as supplemented on June 18, 2008 and November 21, 2008 (“the GDX Prospectus”) attached to this free writing prospectus as Annex A. In making your decision to invest in the Notes you should pay particular attention to the section of the GDX Prospectus entitled “Market Vectors Gold Miners ETF — Principal Risks of Investing in the Fund.”

Historical Performance of the Fund

The following table sets forth the quarterly high and low closing prices for the Fund, based on daily closing prices on the NYSE Arca, as reported by Bloomberg. The closing price of the Fund on February 18, 2009 was $37.37. The actual initial price will be the closing price of the Fund on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
5/22/2006	6/30/2006	$39.14	$32.25	$38.70
7/3/2006	9/29/2006	$42.10	$33.46	$35.65
10/2/2006	12/29/2006	$42.12	$33.77	$39.91
1/3/2007	3/30/2007	$42.28	$36.67	$39.42
4/2/2007	6/29/2007	$42.74	$37.03	$37.89
7/2/2007	9/28/2007	$45.80	$34.65	$45.10
10/1/2007	12/31/2007	$52.48	$42.64	$45.85
1/2/2008	3/31/2008	$56.29	$46.42	$47.75
4/1/2008	6/30/2008	$51.40	$42.38	$48.52
7/1/2008	9/30/2008	$50.84	$27.95	$34.08
10/1/2008	12/31/2008	$33.96	$16.38	$33.88
1/2/2009*	2/18/2009*	$37.37	$28.20	$37.37
*	As of the date of this free writing prospectus information for the first calendar quarter of 2009 includes data for the period from January 2, 2009 through February 18, 2009. Accordingly the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first quarter of 2009.

The graph below illustrates the performance of the Fund from May 22, 2006 through February 18, 2009, based on information from Bloomberg. The dotted line represents the hypothetical Trigger Price, equal to 65% of the closing price of the Fund on February 18, 2009. The actual Trigger Price applicable to the Notes will be determined on the trade date and will equal 65% of the closing price of the Fund on the trade date. Past performance of the Fund is not indicative of the future performance of the Fund.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of December 31, 2008 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	289,700	271,662
Total Debt	289,700	271,662
Minority Interest(2)	8,002	7,504
Shareholders’ equity	34,114	31,990
Total capitalization	331,816	311,155
(1)	includes Money Market Paper and Medium Term Notes as per Balance sheet position
(2)	includes Trust preferred securities

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.93773 (the exchange rate in effect as of December 31, 2008).

Supplemental Plan of Distribution

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Notes at the price indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

ANNEX A

[MARKET VECTORS LOGO]

Agribusiness ETF

Coal ETF

Environmental Services ETF

Gaming ETF

Global Alternative Energy ETF

Gold Miners ETF

Nuclear Energy ETF

Russia ETF

Steel ETF

                                                             P R O S P E C T U S
                                                                 MAY 1, 2008

[VAN ECK GLOBAL LOGO]

SUPPLEMENT DATED NOVEMBER 21, 2008 TO THE PROSPECTUS OF
MARKET VECTORS ETF TRUST
Dated May 1, 2008

This Supplement updates certain information contained in the above-dated Prospectus for Market Vectors ETF Trust (the "Trust") regarding Market Vectors--Agribusiness ETF, Market Vectors--Coal ETF, Market Vectors--Environmental Services ETF, Market Vectors--Gaming ETF, Market Vectors--Global Alternative Energy ETF, Market Vectors--Gold Miners ETF, Market Vectors--Nuclear Energy ETF, Market Vectors--Russia ETF and Market Vectors--Steel ETF, each a series of the Trust. You may obtain copies of the Funds' Prospectus free of charge, upon request, by calling toll-free 1.800.826.2333 or by visiting the Van Eck website at www.vaneck.com.

Effective November 21, 2008, each of Market Vectors--Agribusiness ETF, Market Vectors--Environmental Services ETF, Market Vectors--Gaming ETF, Market Vectors--Gold Miners ETF, Market Vectors--Nuclear Energy ETF and Market Vectors--Steel ETF (the "Funds") will transfer their primary listings to the NYSE Arca, Inc. and are no longer listed on the American Stock Exchange. All references to American Stock Exchange and Amex are hereby replaced with "NYSE Arca, Inc." and "NYSE Arca," respectively. These changes have no effect on the Funds' investment objective and strategies.

No assurance can be given as to the continued listing of the Shares of each Fund or the liquidity or trading market for the Shares.

*        *        *

The principal business address of the Trust, the Funds, Van Eck Associates Corporation and Van Eck Securities Corporation has been changed to 335 Madison Avenue, 19th Floor, New York, New York 10017. All references to the former address of 99 Park Avenue, 8th Floor, New York, New York, 10016 are hereby deleted and replaced with 335 Madison Avenue, 19th Floor, New York, New York 10017.

*        *        *

Effective November 24, 2008:

The name of the Amex Environmental Services Index has been changed to "NYSE Arca Environmental Services Index." All references to Amex Environmental Services Index are hereby replaced with NYSE Arca Environmental Services Index.

The name of the Amex Gold Miners Index has been changed to "NYSE Arca Gold Miners Index." All references to Amex Gold Miners Index are hereby replaced with NYSE Arca Gold Miners Index.

The name of the Amex Steel Index has been changed to "NYSE Arca Steel Index." All references to Amex Steel Index are hereby replaced with NYSE Arca Steel Index.

*        *        *

As a result of the foregoing name changes, effective November 24, 2008, the fifth and sixth paragraphs under the heading entitled "License Agreements" are hereby deleted and replaced with the following:

The Adviser has entered into a licensing agreement with Archipelago Holdings Inc., an indirect wholly owned subsidiary of NYSE Euronext, to use the respective Index of each of the Market Vectors--Environmental Services ETF, Market Vectors--Gold Miners ETF and Market Vectors--Steel ETF. Each of the Market Vectors--Environmental Services ETF, Market Vectors--Gold Miners ETF and Market Vectors--Steel ETF is entitled to use its respective Index pursuant to a sublicensing arrangement with the Adviser.

The NYSE Arca Environmental Services Index, a trademark of NYSE Euronext or its affiliates ("NYSE Euronext") , is licensed for use by the Adviser in connection with the Market Vectors--Environmental Services ETF. NYSE Euronext neither sponsors nor endorses Market Vectors--Environmental Services ETF and makes no warranty or representation as to the accuracy and/or completeness of the NYSE Arca Environmental Services Index or

results to be obtained by any person from using the NYSE Arca Environmental Services Index in connection with trading of Market Vectors--Environmental Services ETF.

The NYSE Arca Gold Miners Index, a trademark of NYSE Euronext, is licensed for use by the Adviser in connection with Market Vectors--Gold Miners ETF. NYSE Euronext neither sponsors nor endorses Market Vectors--Gold Miners ETF and makes no warranty or representation as to the accuracy and/or completeness of the NYSE Arca Gold Miners Index or results to be obtained by any person from using the NYSE Arca Gold Miners Index in connection with trading Market Vectors--Gold Miners ETF.

The NYSE Arca Steel Index, a trademark of NYSE Euronext, is licensed for use by the Adviser in connection with the Market Vectors--Steel ETF. NYSE Euronext neither sponsors nor endorses Market Vectors--Steel ETF and makes no warranty or representation as to the accuracy and/or completeness of the NYSE Arca Steel Index or the results to be obtained by any person from the using the NYSE Arca Steel Index in connection with trading Market Vectors--Steel ETF.

THE SHARES OF EACH OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY NYSE EURONEXT. NYSE EURONEXT, AS INDEX COMPILATION AGENT (THE "INDEX COMPILATION AGENT") , MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SHARES OF MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE SHARES OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF PARTICULARLY OR THE ABILITY OF THE INDICES IDENTIFIED HEREIN TO TRACK STOCK MARKET PERFORMANCE. NYSE EURONEXT IS THE LICENSOR OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES, INCLUDING THE NYSE ARCA ENVIRONMENTAL SERVICES INDEX, NYSE ARCA GOLD MINERS INDEX AND NYSE ARCA STEEL INDEX. EACH INDEX IS DETERMINED, COMPOSED AND CALCULATED WITHOUT REGARD TO THE SHARES OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF OR THE ISSUER THEREOF. THE INDEX COMPILATION AGENT IS NOT RESPONSIBLE FOR, NOR HAS IT PARTICIPATED IN, THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SHARES OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SHARES ARE REDEEMABLE. THE INDEX COMPILATION AGENT HAS NO OBLIGATION OR LIABILITY TO OWNERS OF THE SHARES OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE SHARES OF THE MARKET VECTORS--ENVIRONMENTAL SERVICES ETF, MARKET VECTORS--GOLD MINERS ETF AND MARKET VECTORS--STEEL ETF.

*        *        *

The Bank of New York has changed its name to "The Bank of New York Mellon." All references to The Bank of New York are hereby replaced with "The Bank of New York Mellon (formerly known as The Bank of New York).

Please retain this supplement for future reference.

SUPPLEMENT DATED JUNE 18, 2008 TO THE PROSPECTUS OF
MARKET VECTORS ETF TRUST
Dated May 1, 2008

This Supplement updates certain information contained in the above-dated Prospectus for Market Vectors ETF Trust (the "Trust") regarding the Market Vectors--Agribusiness ETF, Market Vectors--Coal ETF, Market Vectors--Environmental Services ETF, Market Vectors--Gaming ETF, Market Vectors--Global Alternative Energy ETF, Market Vectors--Gold Miners ETF, Market Vectors--Nuclear Energy ETF, Market Vectors--Russia ETF and Market Vectors--Steel ETF (the "Funds") , each a series of the Trust. You may obtain copies of the Funds' Prospectus free of charge, upon request, by calling toll-free 1.800.826.2333 or by visiting the Van Eck website at www.vaneck.com.

The paragraph under the section titled "Portfolio Managers" is hereby deleted and replaced with the following:

The portfolio managers who currently share joint responsibility for the day-to-day management of each Fund's portfolio are Hao-Hung (Peter) Liao and George Cao. Mr. Liao has been employed by the Adviser since the summer of 2004. Mr. Liao attended New York University from 2000 to 2004 where he received a Bachelor of Arts majoring in mathematics and economics. Mr. Liao also serves as investment analyst for the Worldwide Absolute Return Fund ("WARF") where his role includes manager review, performance attribution, changes in manager mandates and risk management, and as a portfolio manager of WARF. Mr. Cao has been employed by the Adviser since December of 2007. Prior to joining the Adviser, he served as Senior Finance Associate followed by Controller of Operations Administrations Division and Corporate Safety for United Airlines. He also served as Management Consultant to PricewaterhouseCoopers LLP as well as Financial Analyst for SAM Distribution Co. Ltd. Mr. Cao graduated from the University of International Business and Economic with a Bachelor of Arts in 1996; and from the University of Chicago in 2004 with a Master of Business Administration in Business. Messrs. Liao and Cao serve as portfolio managers of eleven funds of the Trust. Messrs. Liao and Cao have served as the portfolio managers of each Fund since its inception and since June of 2008, respectively. See the Funds' SAI for additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and their respective ownership of Shares.

Please retain this supplement for future reference.

                            MARKET VECTORS ETF TRUST

         The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

         No person has been  authorized to give any  information  or to make any representations other than those contained in this Prospectus in connection with the offer of each Fund's  shares,  and,  if given or made,  the  information  or representations  must not be relied  upon as having been  authorized  by a Fund.
Neither  the  delivery  of this  Prospectus  nor any sale of shares of the Funds shall under any  circumstance  imply that the  information  contained  herein is correct as of any date other than the date of this Prospectus  unless  otherwise specified.

         Dealers  effecting  transactions in each Fund's shares,  whether or not participating  in this  distribution,  may be  generally  required  to deliver a
Prospectus.  This is in  addition  to any  obligation  of dealers to deliver the
Prospectus when acting as underwriters.

         This  Prospectus  offers  shares of the Market  Vectors  ETF Trust (the
"Trust").  The  Trust  currently  has  twenty-one  investment  portfolios.  This
Prospectus  relates to shares of nine portfolios,  Market  Vectors--Agribusiness
ETF,  Market  Vectors--Coal  ETF,  Market  Vectors--Environmental  Services ETF,
Market  Vectors--Gaming  ETF,  Market  Vectors--Global  Alternative  Energy ETF,
Market  Vectors--Gold  Miners ETF,  Market  Vectors--Nuclear  Energy ETF, Market
Vectors--Russia ETF and Market Vectors--Steel ETF.

         The   information   contained   herein   regarding   the   DAXglobal(R)
Agribusiness  Index, Stowe Coal Index(SM),  Amex  Environmental  Services Index,
S-Network Global Gaming Index(SM),  Ardour Global Index(SM) (Extra Liquid), Amex
Gold Miners Index, DAXglobal(R) Nuclear Energy Index, DAXglobal(R) Russia+ Index
and Amex Steel Index (each,  an "Index") was provided by each  respective  Index
Provider,  while the  information  contained  herein  regarding  the  securities markets and The  Depository  Trust  Company  ("DTC") was obtained  from publicly available sources.

         This Prospectus,  dated May 1, 2008, explains concisely the information you ought to know before  investing  in a Fund.  We suggest that you keep it for future reference.

                                TABLE OF CONTENTS

                                       -i-

                                      -ii-

                                      -iii-

                              OVERVIEW OF THE TRUST

         Market  Vectors  ETF Trust  (the  "Trust")  is an  open-end  management investment  company  registered  under the  Investment  Company Act of 1940,  as
amended  (the  "1940  Act"),   currently  consisting  of  twenty-one  investment
portfolios.  This  Prospectus  relates to the following  nine  portfolios of the
Trust:  Market  Vectors--Agribusiness  ETF,  Market  Vectors--Coal  ETF,  Market
Vectors--Environmental   Services  ETF,  Market   Vectors--Gaming   ETF,  Market
Vectors--Global  Alternative Energy ETF, Market Vectors--Gold Miners ETF, Market
Vectors--Nuclear   Energy   ETF,   Market   Vectors--Russia   ETF   and   Market
Vectors--Steel  ETF  (each  a  "Fund"  and,  together,  the  "Funds").  Van  Eck
Associates Corporation (the "Adviser") is the investment adviser to each Fund.

         The   shares   of  the   Market   Vectors--Agribusiness   ETF,   Market
Vectors--Environmental   Services  ETF,  Market   Vectors--Gaming   ETF,  Market
Vectors--Gold  Miners  ETF,  Market   Vectors--Nuclear  Energy  ETF  and  Market
Vectors--Steel  ETF are listed on the  American  Stock  Exchange  (Amex) and the shares of the  Market  Vectors--Coal  ETF,  Market  Vectors--Global  Alternative
Energy ETF and Market Vectors--Russia ETF are listed on the NYSE Arca, Inc. (the
"NYSE  Arca"),  and trade in the  secondary  market at prices that may differ to some degree from the net asset value ("NAV") of the shares.  The Amex,  together with  the  NYSE  Arca,  are  herein  referred  to  as  the  "Exchanges."  Unlike conventional mutual funds, the Trust issues and redeems shares of each Fund (the
"Shares")  on a  continuous  basis at NAV only in large  specified  blocks  each called a Creation  Unit.  Creation  Units are issued  and  redeemed  principally in-kind for  securities  generally  included in each  Fund's  respective  Index.
Except  when  aggregated  in  Creation  Units,  the  Shares  are not  redeemable securities of the Trust.

         The Funds may be  suitable  for long term  investment  in the market or market segment  represented by each Fund's respective Index. Shares of the Funds may also be used as an asset allocation or speculative  trading vehicle.  Unlike many  conventional  mutual funds which are only bought and sold at closing NAVs, the  Shares  have been  designed  to be  tradable  in a  secondary  market on an intraday basis and to be created and redeemed  in-kind in Creation Units at each
day's  market  close.   These  arrangements  are  designed  to  protect  ongoing
shareholders  from adverse  effects on a Fund's  portfolio that could arise from frequent cash purchase and  redemption  transactions  that affect the NAV of the
Fund.  Moreover,  in  contrast  to  conventional  mutual  funds  where  frequent redemptions  can have an adverse tax impact on taxable  shareholders  because of the need to sell portfolio securities which, in turn, may generate taxable gain, the in-kind redemption  mechanism of the Funds generally is not expected to lead to a tax event for shareholders.

                                       1

                        MARKET VECTORS--AGRIBUSINESS ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the DAXglobal(R) Agribusiness Index ("Agribusiness Index"). For a
further  description of the Agribusiness  Index, see "DAXglobal(R)  Agribusiness
Index."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its total assets in equity securities of U.S. and foreign companies primarily engaged in the  business  of  agriculture.  Companies  primarily  engaged in the agriculture business include those engaged in agriproduct operations,  livestock
operations,   agriculture  chemicals,  providing  or  transporting  agricultural equipment, and providing or transporting ethanol/biodiesel,  and which derive at least 50% of their total  revenues  from such  activities.  Such  companies  may include small- and  medium-capitalization  companies. This 80% investment policy is  non-fundamental  and requires 60 days' prior written notice to  shareholders before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Agribusiness  Index by  investing in a portfolio of  securities  that  generally replicate the Agribusiness Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise  the  Agribusiness  Index  in  proportion  to  their weightings in the Agribusiness Index. However, under various  circumstances,  it may not be possible or practicable to purchase all of those  securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Agribusiness  Index. There also may be instances in which the Adviser may choose to  overweight  another  security  in the  Agribusiness  Index,  purchase securities  not in  the  Agribusiness  Index  which  the  Adviser  believes  are appropriate to substitute for certain  securities in the  Agribusiness  Index or utilize various combinations of other available investment techniques in seeking to  replicate as closely as possible,  before fees and  expenses,  the price and yield  performance of the Agribusiness  Index. The Fund may sell securities that are represented in the Agribusiness  Index in anticipation of their removal from
the   Agribusiness   Index  or  purchase   securities  not  represented  in  the
Agribusiness Index in anticipation of their addition to the Agribusiness  Index.
The  Adviser  expects  that,  over  time,  the  correlation  between  the Fund's performance and that of the Agribusiness  Index before fees and expenses will be
95% or better. A figure of 100% would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities that comprise the Agribusiness  Index. A lesser  percentage may be so invested to the extent that the Adviser needs  additional  flexibility to comply with the  requirements  of the Internal  Revenue  Code of 1986,  as amended (the
"Internal Revenue Code"), and other regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate than for many other investment companies. Sales as a result of Agribusiness
Index changes  could result in the  realization  of short- or long-term  capital gains in the Fund  resulting in tax liability for  shareholders  subject to U.S.
federal income tax. See "Shareholder Information--Tax Matters."

                                     - 2 -

         MARKET CAPITALIZATION. The Agribusiness Index is comprised of companies with market  capitalizations  greater  than $150  million  that have a worldwide average daily trading volume of at least $1 million (over the past six months as well as over each of the past two months) and have  maintained a monthly trading
volume  of  250,000   shares  over  the  past  six  months.   The  total  market
capitalization  of the Agribusiness  Index as of December 31, 2007 was in excess of $421 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Agribusiness Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS  OF  INVESTING  IN  AGRICULTURE  INVESTMENTS.   Economic  forces,
including  forces  affecting the  agricultural  commodity,  energy and financial
markets,  as  well  as  government   policies  and  regulations   affecting  the
agricultural  sector and related  industries  could adversely  affect the Fund's portfolio companies and, thus, the Fund's financial situation and profitability.
Agricultural production and trade flows are significantly affected by government policies and  regulations.  Governmental  policies  affecting  the  agricultural industry,  such as taxes,  tariffs,  duties,  subsidies  and  import  and export restrictions on agricultural  commodities and commodity products,  can influence industry  profitability,  the  planting of certain  crops  versus  other uses of agricultural  resources,  the  location  and  size of crop  production,  whether unprocessed or processed  commodity products are traded and the volume and types of imports and exports. In addition,  the Fund's portfolio companies must comply with a broad range of  environmental  laws and  regulations.  Additional or more stringent  environmental  laws and  regulations may be enacted in the future and such changes could have a material  adverse effect on the business of the Fund's portfolio companies.

         RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in the securities of non-U.S.  issuers involve risks beyond those  associated with  investments in
U.S. securities.  These additional risks include greater market volatility,  the availability of less reliable financial  information,  higher  transactional and custody costs,  taxation by foreign governments,  decreased market liquidity and political  instability.  Foreign  issuers  are often  subject to less  stringent requirements  regarding  accounting,  auditing,  financial  reporting and record keeping than are U.S. issuers, and therefore,  not all material information will be available.  Securities  exchanges or foreign  governments  may adopt rules or regulations  that may negatively  impact the Fund's ability to invest in foreign securities  or may  prevent  the Fund  from  repatriating  its  investments.  In addition, the Fund may not receive shareholder communications or be permitted to vote the depositary  receipts ("DRs") that it holds, as the issuers may be under no legal obligation to distribute them.

         Because  the  Fund  invests  in  securities   denominated   in  foreign
currencies,  changes in currency exchange rates may negatively impact the Fund's returns.  The values of the  currencies  of the  countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates,  the effects of monetary  policies  issued by the United States,  foreign governments, central banks or supranational entities, the imposition of currency controls  or other  national  or  global  political  or  economic  developments.
Therefore,  the  Fund's  exposure  to foreign  currencies  may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk.

                                     - 3 -

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Agribusiness  Index for a number of  reasons.  For  example,  the Fund  incurs a number of operating expenses not applicable to the Agribusiness Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund's  securities  holdings to reflect  changes in the  composition  of the
Agribusiness  Index.  The Fund may not be fully  invested  at times  either as a result of cash flows into the Fund or  reserves of cash held by the Fund to meet redemptions  and pay  expenses.  The Fund is  expected to fair value the foreign securities it holds. See "Shareholder Information--Determination of NAV." To the
extent the Fund  calculates  its NAV based on fair value prices and the value of the  Agribusiness  Index  is  based on the  securities'  closing  price on local foreign markets (I.E., the value of the Agribusiness  Index is not based on fair value  prices),  the  Fund's  ability  to track  the  Agribusiness  Index may be adversely  affected.  The need to  comply  with the  diversification  and  other requirements of the Internal  Revenue Code may also impact the Fund's ability to replicate the performance of the Agribusiness Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Agribusiness Index, the Fund generally would not sell a security because the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline,  more or  less,  in  correspondence  with any  decline  in value of the
Agribusiness Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the  industries  that comprise the  Agribusiness
Index. As of December 31, 2007, the  Agribusiness  Index included 37 securities.
As a result, the gains and losses on a single security may have a greater impact on the Fund's NAV and may make the Fund more  volatile than  diversified  funds.
Because the Fund's investment are concentrated in the agribusiness  industry, it will be  more  susceptible  to any  single  economic,  political  or  regulatory occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

PERFORMANCE

         The Fund commenced operations on August 31, 2007 and therefore does not have a performance  history for a full calendar year.  Visit  WWW.VANECK.COM/ETF for current performance figures.

                                     - 4 -

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.15%
Total Annual Fund Operating Expenses(d) (e).............        0.65%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through the National Securities Clearing  Corporation ("NSCC") or for cash, a variable  fee of up to four times the  standard  creation  or  redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.65% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio securities of the Agribusiness Index. Shares in less than Creation Units are not redeemable.  An investor  purchasing a Creation Unit on an in-kind  basis would pay the  following  expenses on a $10,000  investment
(payment  with a deposit of  securities  included  in the  Agribusiness  Index), assuming  all Shares are redeemed at the end of the periods  shown,  a 5% annual return and that the Fund's operating expenses remain the same.  INVESTORS SHOULD
NOTE THAT THE  PRESENTATION  BELOW OF A $10,000  INVESTMENT IS FOR  ILLUSTRATION
PURPOSES  ONLY AS SHARES  WILL BE ISSUED  BY THE FUND  ONLY IN  CREATION  UNITS.
FURTHER,  THE RETURN OF 5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES
ONLY,  AND SHOULD NOT BE  CONSIDERED  INDICATORS  OF EXPECTED  FUND  EXPENSES OR
PERFORMANCE,  WHICH MAY BE  GREATER OR LESS THAN THE  ESTIMATES.  BASED ON THESE
ASSUMPTIONS, YOUR COSTS WOULD BE:

                          YEAR               EXPENSES
                        --------           ------------
                           1                   $66
                           3                   $208

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Trust  issues  and  redeems  Shares at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each purchaser of Creation Units. The fee is

                                     - 5 -

the same  regardless of the number of Creation Units  purchased by an authorized participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $13,200 if the Creation Unit is redeemed after one year and
$41,600 if the Creation  Unit is redeemed  after three years.  Investors  should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 6 -

                            MARKET VECTORS--COAL ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield
performance  of  the  Stowe  Coal  Index(SM)  ("Coal  Index").   For  a  further
description of the Coal Index, see "Stowe Coal Index(SM)."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its  total  assets  in  equity  securities  of  U.S.  and  foreign  companies principally engaged in the coal industry.  Companies  principally engaged in the coal  industry  include  those  engaged  in the  mining of coal  and/or  related activities,  including  coal  transportation,  the  manufacture  of coal  mining equipment and the  production  of clean coal,  and which derive more than 50% of their total revenues from such activities. Such companies may include small- and medium-capitalization  companies.  This 80% investment policy is non-fundamental and  requires 60 days' prior  written  notice to  shareholders  before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Coal Index by investing in a portfolio of securities  that  generally  replicate the Coal Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise the Coal Index in proportion to their  weightings in the Coal Index. However, under various circumstances,  it may not be possible or practicable to purchase all of those  securities in these  weightings.  In these circumstances,  the Fund may purchase a sample of  securities in the Coal Index.
There  also may be  instances  in which the  Adviser  may  choose to  overweight another  security in the Coal Index,  purchase  securities not in the Coal Index which the Adviser believes are appropriate to substitute for certain  securities in the Coal Index or utilize various  combinations of other available investment techniques  in seeking to  replicate  as closely as  possible,  before  fees and expenses,  the price and yield  performance of the Coal Index. The Fund may sell securities  that are  represented  in the Coal  Index in  anticipation  of their removal from the Coal Index or purchase  securities not  represented in the Coal
Index in anticipation  of their addition to the Coal Index.  The Adviser expects that, over time, the correlation  between the Fund's performance and that of the
Coal Index  before  fees and  expenses  will be 95% or better.  A figure of 100%
would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities that comprise the Coal Index. A lesser  percentage may be so invested to the extent that the Adviser needs  additional  flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate than for many other investment  companies.  Sales as a result of Coal Index changes could result in the realization of short- or long-term  capital gains in the Fund  resulting in tax liability for  shareholders  subject to U.S.  federal income tax. See "Shareholder Information--Tax Matters."

         MARKET  CAPITALIZATION.  The Coal Index comprises companies with market capitalizations  greater than $200 million.  Stocks whose market  capitalization falls below $100  million as of any  rebalancing  date will be deleted  from the
Coal Index.  Stocks must have a three-month  average  daily  turnover of greater than $1  million.  The  total  market  capitalization  of the  Coal  Index as of
December 31, 2007 was in excess of $150 billion.

                                     - 7 -

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Coal Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF INVESTING IN THE COAL INDUSTRY. The profitability of companies in the coal  industry is related to worldwide  energy  prices,  exploration  and production  spending.  Such  companies  also are  subject to risks of changes in exchange rates, government regulation,  world events, depletion of resources and economic  conditions,  as well as market,  economic and  political  risks of the countries where energy  companies are located or do business.  Coal  exploration and mining can be significantly  affected by natural  disasters.  Coal companies may be  adversely  affected  by  changes  in  exchange  rates,  interest  rates, government regulation, world events, and economic conditions. Coal companies may be at risk for environmental damage claims.

         RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in the securities of non-U.S.  issuers involve risks beyond those  associated with  investments in
U.S. securities.  These additional risks include greater market volatility,  the availability of less reliable financial  information,  higher  transactional and custody costs,  taxation by foreign governments,  decreased market liquidity and political  instability.  Foreign  issuers  are often  subject to less  stringent requirements  regarding  accounting,  auditing,  financial  reporting and record keeping than are U.S. issuers, and therefore,  not all material information will be available.  Securities  exchanges or foreign  governments  may adopt rules or regulations  that may negatively  impact the Fund's ability to invest in foreign securities  or may  prevent  the Fund  from  repatriating  its  investments.  In addition, the Fund may not receive shareholder communications or be permitted to vote the DRs that it holds,  as the issuers may be under no legal  obligation to distribute them.

         Because  the Fund will  invest in  securities  denominated  in  foreign currencies,  changes in currency exchange rates may negatively impact the Fund's returns.  The values of the  currencies  of the  countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates,  the effects of monetary  policies  issued by the United States,  foreign governments, central banks or supranational entities, the imposition of currency controls  or other  national  or  global  political  or  economic  developments.
Therefore,  the  Fund's  exposure  to foreign  currencies  may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Coal Index for a number of  reasons.  For  example,  the Fund incurs a number of operating  expenses not applicable to the Coal Index and incurs costs associated with buying and  selling  securities,  especially  when  rebalancing  the Fund's securities holdings to reflect changes in the composition of the Coal Index. The
Fund may not be fully  invested  at times  either as a result of cash flows into the  Fund or  reserves  of cash  held by the  Fund to meet  redemptions  and pay expenses.  The Fund is expected to fair value the foreign  securities  it holds.
See

                                     - 8 -

"Shareholder   Information--Determination  of  NAV."  To  the  extent  the  Fund calculates its NAV based on fair value prices and the value of the Coal Index is based on the securities' closing price on local foreign markets (I.E., the value of the Coal Index is not based on fair  value  prices),  the  Fund's  ability to track the Coal  Index may be  adversely  affected.  The need to comply  with the diversification  and other  requirements  of the Internal  Revenue Code may also impact the Fund's ability to replicate the performance of the Coal Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Coal  Index,  the Fund  generally  would  not sell a  security  because  the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline,  more or less, in correspondence  with any decline in value of the Coal
Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the industries  that comprise the Coal Index. As of December 31, 2007, the Coal Index included 60  securities.  As a result,  the gains and losses on a single  security  may have a greater  impact on the Fund's
NAV and may make the Fund more  volatile  than  diversified  funds.  Because the
Fund's  investment  are  concentrated  in the  coal  industry,  it  will be more susceptible to any single economic,  political or regulatory  occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

PERFORMANCE

         The Fund  commenced  operations on January 11, 2008 and therefore  does
not   have  a   performance   history   for  a   full   calendar   year.   Visit
WWW.VANECK.COM/ETF for current performance figures.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

                                     - 9 -

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.59%
Total Gross Annual Fund Operating Expenses(d)...........        1.09%
Fee Waivers and Expenses Assumption(e)..................        0.44%
Total Net Annual Fund Operating Expenses(e).............        0.65%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are based on  estimated  amounts for the current fiscal year and calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.65% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind  basis for portfolio  securities of the Coal Index.  Shares in less than
Creation Units are not redeemable.  An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment  (payment with a deposit of  securities  included in the Coal Index),  assuming all Shares are redeemed at the end of the periods  shown,  a 5% annual  return and that the
Fund's  operating  expenses  remain  the same.  INVESTORS  SHOULD  NOTE THAT THE
PRESENTATION BELOW OF A $10,000 INVESTMENT IS FOR ILLUSTRATION  PURPOSES ONLY AS
SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION UNITS. FURTHER, THE RETURN OF
5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES ONLY, AND SHOULD NOT BE
CONSIDERED  INDICATORS OF EXPECTED FUND  EXPENSES OR  PERFORMANCE,  WHICH MAY BE
GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD
BE:

                  YEAR               EXPENSES
                  ----               --------
                   1                   $66
                   3                   $303

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Trust  issues  and  redeems  Shares at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each  purchaser of Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operation  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $13,200 if the Creation Unit is redeemed after one year and
$60,600 if the Creation  Unit is redeemed  after three years.  Investors  should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 10 -

                   MARKET VECTORS--ENVIRONMENTAL SERVICES ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the Amex Environmental  Services Index  ("Environmental  Services
Index").  For a further  description of the  Environmental  Services Index,  see
"Amex Environmental Services Index."

         PRINCIPAL  INVESTMENT POLICY. The Fund normally invests at least 80% of its total assets in common stocks and American  Depositary  Receipts ("ADRs") of companies involved in the environmental  services industry.  This 80% investment policy  is  non-fundamental  and  requires  60 days'  prior  written  notice  to shareholders before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Environmental  Services  Index by investing in a portfolio  of  securities  that generally replicate the Environmental Services Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise the  Environmental  Services  Index in proportion to their weightings in the  Environmental  Services Index.  However,  under various circumstances,  it may not be possible or  practicable  to purchase all of those securities in these weightings. In these circumstances,  the Fund may purchase a sample of  securities in the  Environmental  Services  Index.  There also may be instances in which the Adviser may choose to overweight  another security in the
Environmental  Services  Index,  purchase  securities  not in the  Environmental
Services  Index which the Adviser  believes are  appropriate  to substitute  for certain  securities  in the  Environmental  Services  Index or  utilize  various combinations of other available investment techniques in seeking to replicate as closely as possible,  before fees and expenses,  the price and yield performance of the  Environmental  Services  Index.  The Fund may sell  securities  that are represented in the Environmental Services Index in anticipation of their removal from the Environmental  Services Index or purchase securities not represented in the  Environmental  Services  Index in  anticipation  of their  addition  to the
Environmental   Services  Index.  The  Adviser  expects  that,  over  time,  the correlation  between  the  Fund's  performance  and  that  of the  Environmental
Services Index before fees and expenses will be 95% or better.  A figure of 100%
would indicate perfect correlation.

         The Fund  normally  invests at least 95% of its total  assets in stocks and ADRs that comprise the Environmental Services Index. A lesser percentage may be so invested to the extent that the Adviser needs  additional  flexibility  to comply with the  requirements of the Internal  Revenue Code and other regulatory requirements.

         Although the Environmental  Services Index is generally not expected to be subject to frequent or large changes, giving the Fund's portfolio many of the characteristics of a long-term investment, periodic changes in the Environmental
Services  Index  may  occur as a  result  of  capital  changes,  E.G.,  mergers, spin-offs or a change in the business or character of a component company within the Environmental  Services Index. Because of the passive investment  management approach of the Fund,  the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate than for many other investment companies.  Sales as a  result  of  Environmental  Services  Index  changes  could  result  in the realization  of short- or long-term  capital gains in the Fund  resulting in tax liability for shareholders  subject to U.S. federal income tax. See "Shareholder
Information--Tax Matters."

                                     - 11 -

         MARKET  CAPITALIZATION.   The  Environmental  Services  Index  is  only
comprised of companies with market capitalizations  greater than $100 million, a three-month  trading price greater than $3.00 and a daily average  traded volume
of  at  least  $1  million  over  the  past  three  months.   The  total  market
capitalization of the  Environmental  Services Index as of December 31, 2007 was
in excess of $98 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Environmental Services Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions-Investment  Restrictions." However,  shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF INVESTING IN THE ENVIRONMENTAL SERVICES INDUSTRY.  Because the
Fund  primarily  invests in stocks and ADRs of companies  that are involved in a variety of  activities  related  to  environmental  services  and  consumer  and industrial waste management, it is subject to certain risks associated with such companies.  Competitive pressures may have a significant effect on the financial condition of such companies. These prices may fluctuate substantially over short periods of time so the Fund's Share price may be more  volatile than other types of  investments.  These  companies  are also  affected by changes in  government regulation,  world events and economic conditions.  In addition, these companies are subject to liability for environmental damage claims.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Environmental  Services  Index for a number of reasons.  For  example,  the Fund incurs a number  of  operating  expenses  not  applicable  to the  Environmental
Services Index and incurs costs  associated with buying and selling  securities, especially when rebalancing the Fund's securities holdings to reflect changes in the composition of the  Environmental  Services Index. The Fund may not be fully invested at times  either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet  redemptions and pay expenses.  The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund's ability to replicate the performance of the Environmental
Services Index.

         RISKS OF INVESTING IN FOREIGN  SECURITIES.  Because the Fund  primarily invests  in stocks  and ADRs of  companies  that are  involved  in a variety  of activities  related to environmental  services and consumer and industrial waste management,  it is subject  to certain  risks  associated  with such  companies.
Competitive  pressures may have a significant effect on the financial  condition of such companies.  These prices may fluctuate  substantially over short periods of time so the Fund's  Share  price may be more  volatile  than  other  types of investments.  These  companies  are  also  affected  by  changes  in  government regulation,  world events and economic conditions.  In addition, these companies are subject to liability for environmental damage claims.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Environmental Services Index, the

                                     - 12 -

Fund generally  would not sell a security  because the security's  issuer was in financial trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity securities  traded on exchanges,  such as market fluctuations  caused by such  factors as economic  and  political  developments, changes in  interest  rates and  perceived  trends in stock  prices.  You should anticipate  that the value of the Fund's Shares will  decline,  more or less, in correspondence with any decline in value of the Environmental Services Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the industries  that comprise the  Environmental
Services  Index.  As of December  31, 2007,  the  Environmental  Services  Index
included 24 securities.  As a result,  the gains and losses on a single security may have a greater  impact on the Fund's NAV and may make the Fund more volatile than diversified  funds.  Because the Fund's investments are concentrated in the environmental  services  industry,  it will be more  susceptible  to any  single economic,  political or regulatory occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

         FOREIGN INVESTMENTS. The Fund may invest in ADRs. These investments may involve additional risks and considerations.  These risks include,  for example, those related to adverse political and economic developments unique to a country
or  region,   currency   fluctuations   or  controls  and  the   possibility  of
expropriation,  nationalization  or  confiscatory  taxation.  As of December 31,
2007, of the 24 securities that comprise the  Environmental  Services Index, one was an ADR,  which had a market  capitalization  of  approximately  $40 billion, representing  approximately  21% of the entire market value of the Environmental
Services Index.

PERFORMANCE

         The bar chart that follows  shows how the Fund  performed  for the last calendar  year.  The table below the bar chart shows the Fund's  average  annual returns (before and after taxes).  The bar chart and table provide an indication of the risks of investing in the Fund by comparing the Fund's  performance  from year to year and by showing how the Fund's  average  annual returns for one year compared  with a  broad  measure  of  market  performance.  All  returns  assume reinvestment of dividends and distributions. The Fund's past performance (before and after  income  taxes)  is not  necessarily  indicative  of how the Fund will perform in the future.

MARKET VECTORS--ENVIRONMENTAL SERVICES ETF
Annual Total Returns (%)
As of December 31,

                                     17.94
                                     -----
                                      2007

         During the period  covered,  the Fund's  highest  quarterly  return was
17.64% for the quarter ended 12/31/07.  The lowest  quarterly  return was -1.78%
for the quarter ended 9/30/07.

                                     - 13 -

* THE BAR  CHART  ABOVE  INCLUDES  ONLY THE  COMPLETE  CALENDAR  YEAR  FOLLOWING
INCEPTION.  THE BEST AND WORST  QUARTERS  ABOVE  INCLUDE  NUMBERS FROM  COMPLETE
CALENDAR YEARS ONLY.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2007

                                                                PAST ONE YEAR          SINCE INCEPTION*
                                                                -------------          ----------------
Market Vectors-Environmental Services ETF
   (return before taxes)............................                 17.64%                  24.97%

Market Vectors-Environmental Services ETF
   (return after taxes on distributions)............                 17.22%                  24.58%

Market Vectors-Environmental Services ETF
   (return after taxes on distributions and sale of
   Fund Shares).....................................                 11.47%                  21.08%

Amex Environmental Services Index (reflects no
   deduction for fees, expenses or taxes)...........                 17.87%                  25.33%

S&P 500(R) Index (reflects no deduction for fees,
   expenses or taxes)...............................                  5.49%                   9.88%

* THE FUND COMMENCED OPERATIONS ON OCTOBER 10, 2006.

The Fund's  investment  objective,  risks and expenses should also be considered
when  comparing   investment   returns.   The  Index  performance   results  are
hypothetical.  The Standard & Poor's 500(R) Index (S&P 500(R) Index) consists of
500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding),  with each stock affecting the Index in proportion to its market value.

         Performance data quoted represents past  performance.  Past performance is not a guarantee of future results; current performance may be higher or lower than performance  quoted.  Investment returns and principal value will fluctuate and shares,  when redeemed,  may be worth more or less than their original cost.
The Fund's  performance  reflects fee waivers,  absent which,  performance would have been lower.

         AFTER-TAX   RETURNS  IN  THE  TABLE  ABOVE  ARE  CALCULATED  USING  THE
HISTORICAL  HIGHEST  INDIVIDUAL  FEDERAL  MARGINAL  INCOME  TAX RATES AND DO NOT
REFLECT THE IMPACT OF STATE AND LOCAL TAXES.  ACTUAL AFTER-TAX RETURNS DEPEND ON
AN  INVESTOR'S  TAX  SITUATION  AND MAY DIFFER FROM THOSE SHOWN,  AND  AFTER-TAX
RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD SHARES THROUGH TAX-DEFERRED
ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

                                     - 14 -

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.36%
Total Gross Annual Fund Operating Expenses(d)...........        0.86%
Fee Waivers and Expenses Assumption(e)..................        0.31%
Total Net Annual Fund Operating Expenses(e).............        0.55%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.55% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.55% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for  portfolio  securities of the  Environmental  Services  Index.
Shares in less than Creation Units are not redeemable.  An investor purchasing a
Creation Unit on an in-kind basis would pay the following  expenses on a $10,000 investment  (payment with a deposit of securities  included in the Environmental
Services  Index),  assuming  all Shares are  redeemed  at the end of the periods shown,  a 5% annual  return and that the Fund's  operating  expenses  remain the same.  INVESTORS SHOULD NOTE THAT THE PRESENTATION BELOW OF A $10,000 INVESTMENT
IS FOR  ILLUSTRATION  PURPOSES ONLY AS SHARES WILL BE ISSUED BY THE FUND ONLY IN
CREATION  UNITS.  FURTHER,  THE  RETURN  OF 5% AND  ESTIMATED  EXPENSES  ARE FOR
ILLUSTRATION  PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED INDICATORS OF EXPECTED
FUND EXPENSES OR  PERFORMANCE,  WHICH MAY BE GREATER OR LESS THAN THE ESTIMATES.
BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

                 YEAR               EXPENSES
                 ----               --------
                  1                   $56
                  3                   $243
                  5                   $446
                  10                 $1032

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Fund  issues  and  redeems  Shares  at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each  purchaser of Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of  $2,000,000and  a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $11,200, $48,600, $89,200 and $206,400 if the Creation Unit
is redeemed after one, three, five and ten years, respectively. Investors should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 15 -

                           MARKET VECTORS--GAMING ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the S-Network Global Gaming  Index(SM)  ("Gaming  Index").  For a
further   description  of  the  Gaming  Index,  see  "S-Network   Global  Gaming
Index(SM)."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its total assets in equity securities of U.S. and foreign companies primarily engaged in the global gaming industry. Companies primarily engaged in the global
gaming  industry  include  those  engaged  in  casino  operations,   race  track
operations,  sports and horse race betting operations,  online gaming operations and/or the provision of related equipment and technologies,  and which derive at least  50% of their  total  revenues  from  such  activities  (including  resort facilities related to casino operations).  Such companies may include small- and medium-capitalization  companies.  This 80% investment policy is non-fundamental and  requires 60 days' prior  written  notice to  shareholders  before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Gaming Index by investing in a portfolio of securities that generally  replicate the Gaming Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which comprise the Gaming Index in proportion to their weightings in the Gaming Index. However, under various  circumstances,  it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Gaming Index.
There  also may be  instances  in which the  Adviser  may  choose to  overweight another  security in the Gaming  Index,  purchase  securities  not in the Gaming
Index which the Adviser  believes  are  appropriate  to  substitute  for certain securities  in the  Gaming  Index  or  utilize  various  combinations  of  other available investment  techniques in seeking to replicate as closely as possible, before fees and expenses,  the price and yield  performance of the Gaming Index.
The  Fund may  sell  securities  that are  represented  in the  Gaming  Index in anticipation  of their removal from the Gaming Index or purchase  securities not represented in the Gaming Index in  anticipation of their addition to the Gaming
Index.  The Adviser expects that, over time, the correlation  between the Fund's performance and that of the Gaming Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities  that  comprise  the  Gaming  Index.  A lesser  percentage  may be so invested to the extent that the Adviser needs  additional  flexibility to comply with  the  requirements  of the  Internal  Revenue  Code  and  other  regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate than for many other investment companies. Sales as a result of Gaming Index changes could result in the realization of short- or long-term  capital gains in the Fund  resulting in tax liability for  shareholders  subject to U.S.  federal income tax. See "Shareholder Information--Tax Matters."

         MARKET CAPITALIZATION. The Gaming Index comprises companies with market capitalizations  greater than $200 million.  Stocks whose market  capitalization falls below $100 million as of any

                                     - 16 -

rebalancing  date will be deleted  from the  Gaming  Index.  Stocks  must have a three-month average daily turnover of greater than $1 million.  The total market capitalization of the Gaming Index as of December 31, 2007 was in excess of $230 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Gaming Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF  INVESTING  IN THE GAMING  INDUSTRY.  Companies  in the gaming industry are highly  regulated,  and state and Federal  legislative  changes (as well as the laws of other countries) can significantly  impact the profitability of companies in the industry.  Companies in the same industry often face similar obstacles,  issues and regulatory burdens. As a result, the securities of gaming companies owned by the Fund may react similarly to, and move in unison with, one another.  The gaming  industry  may also be  negatively  affected  by changes in economic conditions as well as changes in consumer tastes. Furthermore,  certain jurisdictions may impose additional  restrictions on securities issued by gaming companies  organized or operated in such  jurisdictions  that may be held by the
Fund. In the event these  restrictions  limit the amount of securities issued by such gaming  companies,  this may increase the Fund's index  tracking  risk. See
"--Index Tracking Risk" below.

         RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in the securities of non-U.S.  issuers involve risks beyond those  associated with  investments in
U.S. securities.  These additional risks include greater market volatility,  the availability of less reliable financial  information,  higher  transactional and custody costs,  taxation by foreign governments,  decreased market liquidity and political  instability.  Foreign  issuers  are often  subject to less  stringent requirements  regarding  accounting,  auditing,  financial  reporting and record keeping than are U.S. issuers, and therefore,  not all material information will be available.  Securities  exchanges or foreign  governments  may adopt rules or regulations  that may negatively  impact the Fund's ability to invest in foreign securities  or may  prevent  the Fund  from  repatriating  its  investments.  In addition, the Fund may not receive shareholder communications or be permitted to vote the DRs that it holds,  as the issuers may be under no legal  obligation to distribute them.

         Because  the  Fund  invests  in  securities   denominated   in  foreign
currencies,  changes in currency exchange rates may negatively impact the Fund's returns.  The values of the  currencies  of the  countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates,  the effects of monetary  policies  issued by the United States,  foreign governments, central banks or supranational entities, the imposition of currency controls  or other  national  or  global  political  or  economic  developments.
Therefore,  the  Fund's  exposure  to foreign  currencies  may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

                                     - 17 -

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Gaming Index for a number of reasons.  For example,  the Fund incurs a number of operating  expenses  not  applicable  to  the  Gaming  Index  and  incurs  costs associated with buying and selling  securities,  especially when rebalancing the
Fund's  securities  holdings to reflect changes in the composition of the Gaming
Index.  The Fund may not be fully  invested at times  either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay  expenses.  The Fund is  expected to fair value the  foreign  securities  it holds.  See "Shareholder  Information--Determination  of NAV." To the extent the
Fund  calculates  its NAV based on fair value prices and the value of the Gaming
Index is based on the securities'  closing price on local foreign markets (I.E., the value of the  Gaming  Index is not based on fair value  prices),  the Fund's ability to track the Gaming Index may be adversely affected.  The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund's ability to replicate the performance of the Gaming Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Gaming  Index,  the Fund  generally  would not sell a security  because  the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline, more or less, in correspondence with any decline in value of the Gaming
Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company  within the industries  that comprise the Gaming Index.
As of December 31, 2007, the Gaming Index  included 69 securities.  As a result, the  gains  and  losses on a single  security  may have a greater  impact on the
Fund's NAV and may make the Fund more volatile than diversified  funds.  Because the Fund's  investment are concentrated in the gaming industry,  it will be more susceptible to any single economic,  political or regulatory  occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

PERFORMANCE

         The Fund  commenced  operations on January 22, 2008 and therefore  does
not   have  a   performance   history   for  a   full   calendar   year.   Visit
WWW.VANECK.COM/ETF for current performance figures.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

                                     - 18 -

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.48%
Total Gross Annual Fund Operating Expenses(d)...........        0.98%
Fee Waivers and Expenses Assumption(e)..................        0.33%
Total Net Annual Fund Operating Expenses(e).............        0.65%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are based on  estimated  amounts for the current fiscal year and calculated as a percentage of the Fun's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.65% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio  securities of the Gaming Index. Shares in less than
Creation Units are not redeemable.  An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment  (payment with a deposit of securities included in the Gaming Index),  assuming all Shares are redeemed at the end of the periods  shown,  a 5% annual  return and that the
Fund's  operating  expenses  remain  the same.  INVESTORS  SHOULD  NOTE THAT THE
PRESENTATION BELOW OF A $10,000 INVESTMENT IS FOR ILLUSTRATION  PURPOSES ONLY AS
SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION UNITS. FURTHER, THE RETURN OF
5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES ONLY, AND SHOULD NOT BE
CONSIDERED  INDICATORS OF EXPECTED FUND  EXPENSES OR  PERFORMANCE,  WHICH MAY BE
GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD
BE:

                  YEAR               EXPENSES
                  ----               --------
                   1                   $66
                   3                   $279

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Trust  issues  and  redeems  Shares at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each  purchaser of Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the

                                     - 19 -

annual  Fund  operating  expenses  described  in the table  above.  Assuming  an investment  in a Creation  Unit of  $2,000,000  and a 5% return  each year,  and assuming that the Fund's  operating  expenses  remain the same,  the total costs would be $13,200 if the Creation Unit is redeemed  after one year and $55,800 if the Creation Unit is redeemed after three years. Investors should note that this presentation is for  illustration  purposes only and actual costs may be higher.
See "Shareholder Information--Creation and Redemption of Creation Units."

                                     - 20 -

                  MARKET VECTORS--GLOBAL ALTERNATIVE ENERGY ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance  of the Ardour  Global  Index(SM)  (Extra  Liquid)  ("Ardour  Global
Index(SM)").  For a further  description  of the Ardour  Global  Index(SM),  see
"Ardour Global Index(SM) (Extra Liquid)."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its total assets in stocks of companies  primarily engaged in the business of alternative energy. Alternative energy refers to the generation of power through environmentally  friendly,  non-traditional  sources.  It includes power derived principally from bio-fuels (such as ethanol),  bio-mass,  wind, solar, hydro and geothermal  sources and also includes the various  technologies that support the production,  use and storage of these  sources.  This 80%  investment  policy is non-fundamental  and  requires 60 days'  prior  written  notice to  shareholders before it can be changed.  Under normal market  conditions,  the Fund intends to invest  at least 30% of its  assets  in the  securities  of  non-U.S.  companies located in at least three different countries.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Ardour Global Index(SM) by investing in a portfolio of securities that generally replicate the Ardour Global Index(SM).

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise the Ardour  Global  Index(SM) in proportion to their weightings in the Ardour Global Index(SM). However, under various circumstances, it may not be possible or  practicable  to purchase all of those  securities  in these  weightings.  In these  circumstances,  the Fund may  purchase a sample of securities in the Ardour Global Index(SM).  There also may be instances in which the  Adviser may choose to  overweight  another  security  in the Ardour  Global
Index(SM),  purchase  securities  not in the Ardour Global  Index(SM)  which the
Adviser  believes are  appropriate to substitute  for certain  securities in the
Ardour  Global  Index(SM) or utilize  various  combinations  of other  available investment  techniques  in seeking to replicate  as closely as possible,  before fees and  expenses,  the  price  and  yield  performance  of the  Ardour  Global
Index(SM).  The Fund may sell  securities  that are  represented  in the  Ardour
Global  Index(SM)  in  anticipation  of their  removal  from the  Ardour  Global
Index(SM) or purchase  securities not represented in the Ardour Global Index(SM)
in  anticipation of their addition to the Ardour Global  Index(SM).  The Adviser expects that, over time, the correlation between the Fund's performance and that of the Ardour Global Index(SM) before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities that comprise the Ardour Global Index(SM). A lesser percentage may be so  invested  to the extent that the Adviser  needs  additional  flexibility  to comply with the  requirements of the Internal  Revenue Code and other regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate  than for many  other  investment  companies.  Sales as a result  of Ardour
Global Index(SM)  changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to
U.S. federal income tax. See "Shareholder Information--Tax Matters."

                                     - 21 -

         MARKET CAPITALIZATION. The Ardour Global Index (Extra Liquid) comprises
30 stocks in the Ardour Global Index  (Composite) with the highest average daily trading volume and market capitalization. The total market capitalization of the
Ardour Global Index as of December 31, 2007 was in excess of $146 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Ardour Global Index(SM).

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions-Investment  Restrictions." However,  shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF  INVESTING  IN  ALTERNATIVE  ENERGY  INVESTMENTS.  Alternative
energy  refers to the  generation  of power  through  environmentally  friendly, non-traditional  sources.  It includes power derived  principally from bio-fuels
(such as ethanol),  bio-mass, wind, solar, hydro and geothermal sources and also includes the various  technologies that support the production,  use and storage of these sources.

         The alternative  energy industry may be  significantly  affected by the competition from new and existing market  entrants,  obsolescence of technology, short product cycles,  varying prices and profits,  commodity price  volatility,
changes  in  exchange  rates,  imposition  of  import  controls,   depletion  of
resources,   technological   developments  and  general   economic   conditions,
fluctuations in energy prices and supply and demand of alternative energy fuels, energy  conservation,  the  success of  exploration  projects  and tax and other government  regulations.  Shares of companies involved in the alternative energy industry  have been more  volatile  than shares of  companies  operating in more established  industries.  Certain  valuation  methods  currently  used to  value companies  involved  in the  alternative  energy  industries  have  not  been in widespread use for a significant  period of time. As a result,  the use of these valuation  methods  may serve to  further  increase  the  volatility  of certain alternative and transitional  energy company share prices. In addition,  changes in U.S.,  European and other  governments'  policies towards  alternative energy
technology  also  may  have  an  adverse  effect  on  the  Fund's   performance.
Furthermore,  the Fund may  invest  in the  shares of  companies  with a limited operating history, some of which may never have traded profitably. Investment in young  companies  with a short  operating  history  is  generally  riskier  than investment in companies  with a longer  operating  history.  The Fund will carry greater risk and may be more  volatile  than a portfolio  composed of securities issued by companies operating in a wide variety of different industries.

         RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in the securities of non-U.S.  issuers involve risks beyond those  associated with  investments in
U.S. securities.  These additional risks include greater market volatility,  the availability of less reliable financial  information,  higher  transactional and custody costs,  taxation by foreign governments,  decreased market liquidity and political  instability.  Foreign  issuers  are often  subject to less  stringent requirements  regarding  accounting,  auditing,  financial  reporting and record keeping than are U.S. issuers, and therefore,  not all material information will be available.  Securities  exchanges or foreign  governments  may adopt rules or regulations  that may negatively  impact the Fund's ability to invest in foreign securities  or may  prevent  the Fund  from  repatriating  its  investments.  In addition, the Fund may not receive shareholder communications or be permitted to vote the DRs that it holds,  as the issuers may be under no legal  obligation to distribute them.

                                     - 22 -

         Because  the  Fund  invests  in  securities   denominated   in  foreign
currencies,  changes in currency exchange rates may negatively impact the Fund's returns.  The values of the  currencies  of the  countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates,  the effects of monetary  policies  issued by the United States,  foreign governments, central banks or supranational entities, the imposition of currency controls  or other  national  or  global  political  or  economic  developments.
Therefore,  the  Fund's  exposure  to foreign  currencies  may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Ardour Global Index(SM) for a number of reasons.  For example, the Fund incurs a number of operating  expenses not applicable to the Ardour Global  Index(SM) and incurs costs  associated  with buying and selling  securities,  especially  when rebalancing the Fund's securities holdings to reflect changes in the composition of the Ardour  Global  Index(SM).  The Fund may not be fully  invested  at times either as a result of cash flows into the Fund or  reserves  of cash held by the
Fund to meet  redemptions  and pay expenses.  The Fund is expected to fair value the foreign securities it holds. See "Shareholder  Information--Determination of
NAV." To the extent the Fund  calculates  its NAV based on fair value prices and the value of the Ardour  Global  Index(SM) is based on the  securities'  closing price on local foreign markets (i.e.,  the value of the Ardour Global  Index(SM)
is not based on fair  value  prices),  the  Fund's  ability  to track the Ardour
Global  Index(SM)  may be  adversely  affected.  The  need to  comply  with  the diversification  and other  requirements  of the Internal  Revenue Code may also impact the Fund's  ability to replicate  the  performance  of the Ardour  Global
Index(SM).

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the  Ardour  Global  Index(SM),  the Fund  generally  would not sell a  security because the  security's  issuer was in financial  trouble.  An investment in the
Fund  involves  risks  similar  to those  of  investing  in any  fund of  equity securities  traded  on  exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes in interest  rates and perceived trends in security prices. You should anticipate that the value of the
Fund's Shares will decline,  more or less, in correspondence with any decline in value of the Ardour Global Index(SM).

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company  within the industries  that comprise the Ardour Global
Index(SM).  As of December 31, 2007,  the Ardour  Global  Index(SM)  included 30 securities.  As a result,  the gains and losses on a single  security may have a greater  impact  on the  Fund's  NAV and may make the Fund  more  volatile  than diversified  funds.  Because  the  Fund's  investment  are  concentrated  in the alternative  industry,  it will  be more  susceptible  to any  single  economic, political  or  regulatory  occurrence  than an  investment  company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management

                                     - 23 -

depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

PERFORMANCE

         The Fund  commenced  operations on May 3, 2007 and  therefore  does not have a performance  history for a full calendar year.  Visit  WWW.VANECK.COM/ETF for current performance figures.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.23%
Total Gross Annual Fund Operating Expenses(d)...........        0.73%
Fee Waivers and Expenses Assumption(e)..................        0.08%
Total Net Annual Fund Operating Expenses(e).............        0.65%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.65% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio securities of the Ardour Global Index(SM). Shares in less than Creation Units are not redeemable.  An investor  purchasing a Creation
Unit  on an  in-kind  basis  would  pay  the  following  expenses  on a  $10,000 investment  (payment with a deposit of securities  included in the Ardour Global
Index(SM)),  assuming all Shares are redeemed at the end of the periods shown, a
5%  annual  return  and that the  Fund's  operating  expenses  remain  the same.
INVESTORS SHOULD NOTE THAT THE PRESENTATION BELOW OF A $10,000 INVESTMENT IS FOR
ILLUSTRATION PURPOSES ONLY AS SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION
UNITS.  FURTHER,  THE RETURN OF 5% AND ESTIMATED  EXPENSES ARE FOR  ILLUSTRATION
PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED INDICATORS OF EXPECTED FUND EXPENSES
OR PERFORMANCE,  WHICH MAY BE GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE
ASSUMPTIONS, YOUR COSTS WOULD BE:

                    YEAR               EXPENSES
                    ----               --------
                     1                   $66
                     3                   $225

                                     - 24 -

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

The Trust  issues and redeems  Shares at NAV only in blocks of 50,000  Shares or multiples  thereof.  As a practical  matter,  only authorized  participants  may purchase or redeem these Creation Units. A standard creation  transaction fee of
$1,000 is charged  to each  purchaser  of  Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $13,200 if the Creation Unit is redeemed after one year and
$45,000 if the Creation  Unit is redeemed  after three years.  Investors  should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 25 -

                         MARKET VECTORS--GOLD MINERS ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the Amex Gold Miners Index ("Gold Miners  Index").  For a further description of the Gold Miner's Index, see "Amex Gold Miners Index."

         PRINCIPAL  INVESTMENT POLICY. The Fund normally invests at least 80% of its total  assets in common  stocks and ADRs of  companies  involved in the gold mining industry.  This 80% investment policy is non-fundamental  and requires 60 days' prior written notice to shareholders before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Gold Miners  Index by  investing in a portfolio  of  securities  that  generally replicate the Gold Miners Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise  the  Gold  Miners  Index  in  proportion  to  their weightings in the Gold Miners Index. However,  under various  circumstances,  it may not be possible or practicable to purchase all of those  securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Gold Miners  Index.  There also may be instances in which the Adviser may choose  to  overweight  another  security  in the Gold  Miners  Index,  purchase securities  not  in the  Gold  Miners  Index  which  the  Adviser  believes  are appropriate  to  substitute  for certain  securities in the Gold Miners Index or utilize various combinations of other available investment techniques in seeking to  replicate as closely as possible,  before fees and  expenses,  the price and yield  performance of the Gold Miners Index.  The Fund may sell  securities that are  represented in the Gold Miners Index in  anticipation of their removal from the Gold Miners Index or purchase  securities not represented in the Gold Miners
Index in  anticipation  of their addition to the Gold Miners Index.  The Adviser expects that, over time, the correlation between the Fund's performance and that of the Gold Miners  Index  before  fees and  expenses  will be 95% or better.  A figure of 100% would indicate perfect correlation.

         The  Fund  normally  invests  at  least  95% of  its  total  assets  in securities  that comprise the Gold Miners Index.  A lesser  percentage may be so invested to the extent that the Adviser needs  additional  flexibility to comply with  the  requirements  of the  Internal  Revenue  Code  and  other  regulatory requirements.

         Although the Gold Miners Index is generally  not expected to be subject to  frequent  or  large  changes,  giving  the  Fund's  portfolio  many  of  the characteristics of a long-term  investment,  periodic changes in the Gold Miners
Index may occur as a result of capital changes,  E.G.,  mergers,  spin-offs or a change in the  business  or  character  of a component  company  within the Gold
Miners Index. Because of the passive investment management approach of the Fund, the  portfolio  turnover  rate is  expected  to be under 30%,  generally a lower turnover  rate than for many other  investment  companies.  Sales as a result of
Gold Miners Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to
U.S. federal income tax. See "Shareholder Information--Tax Matters."

                                     - 26 -

         MARKET CAPITALIZATION.  The Gold Miners Index is comprised of companies with market capitalizations  greater than $100 million that have a daily average traded  volume of at least  50,000  shares over the past six  months.  The total market  capitalization  of the Gold Miners  Index as of December 31, 2007 was in
excess of $169 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Gold Miners Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS  OF  INVESTING  IN THE GOLD  MINING  INDUSTRY.  Because  the Fund
primarily  invests in stocks and ADRs of companies that are involved in the gold mining industry,  it is subject to certain risks associated with such companies.
Competitive  pressures may have a significant effect on the financial  condition of such companies in the gold mining  industry.  Also, gold mining companies are highly  dependent  on the price of gold  bullion.  These  prices  may  fluctuate substantially  over short  periods of time so the Fund's Share price may be more volatile than other types of investments.  In times of significant  inflation or great  economic  uncertainty,  gold and other  precious  metals  may  outperform traditional  investments such as bonds and stocks.  However,  in times of stable economic growth,  traditional  equity and debt  investments  could offer greater appreciation  potential and the value of gold and other  precious  metals may be adversely affected, which could in turn affect the Fund's returns.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Gold Miners Index for a number of reasons. For example, the Fund incurs a number of operating  expenses not  applicable to the Gold Miners Index and incurs costs associated with buying and selling  securities,  especially when rebalancing the
Fund's  securities  holdings to reflect  changes in the  composition of the Gold
Miners Index.  The Fund may not be fully invested at times either as a result of cash  flows  into  the  Fund  or  reserves  of  cash  held  by the  Fund to meet redemptions and pay expenses.  The need to comply with the  diversification  and other  requirements  of the  Internal  Revenue  Code may also  impact the Fund's ability to replicate the performance of the Gold Miners Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Gold Miners Index,  the Fund generally would not sell a security because the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline,  more or less, in correspondence  with any decline in value of the Gold
Miners Index.

                                     - 27 -

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single  company  within the  industries  that comprise the Gold Miners
Index. As of December 31, 2007, the Gold Miners Index included 34 securities. As a result, the gains and losses on a single security may have a greater impact on the  Fund's  NAV and may make the Fund more  volatile  than  diversified  funds.
Because the Fund's investments are concentrated in the gold mining industry,  it will be  more  susceptible  to any  single  economic,  political  or  regulatory occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these companies,  often have greater price volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

         FOREIGN INVESTMENTS. The Fund may invest in ADRs. These investments may involve additional risks and considerations.  These risks include,  for example, those related to adverse political and economic developments unique to a country
or  region,   currency   fluctuations   or  controls  and  the   possibility  of
expropriation,  nationalization  or  confiscatory  taxation.  As of December 31,
2007, of the 40 securities that comprise the Gold Miners Index,  five were ADRs, which  had a  combined  market  capitalization  of  approximately  $35  billion, representing  approximately  21% of the entire  market  value of the Gold Miners
Index.

         RELATIONSHIP  TO GOLD  BULLION.  The Gold  Miners  Index  measures  the performance of gold shares and not gold bullion.  Gold  securities may under- or over-perform gold bullion over the short-term or the long-term.

PERFORMANCE

         The bar chart that follows  shows how the Fund  performed  for the last calendar  year.  The table below the bar chart shows the Fund's  average  annual returns (before and after taxes).  The bar chart and table provide an indication of the risks of investing in the Fund by comparing the Fund's  performance  from year to year and by showing how the Fund's  average  annual returns for one year compared  with a  broad  measure  of  market  performance.  All  returns  assume reinvestment of dividends and distributions. The Fund's past performance (before and after  income  taxes)  is not  necessarily  indicative  of how the Fund will perform in the future.

MARKET VECTORS--GOLD MINERS ETF
Annual Total Returns (%)
As of December 31,

                                     16.97
                                     -----
                                      2007

         During the period  covered,  the Fund's  highest  quarterly  return was
19.01% for the quarter ended 6/30/07. The lowest quarterly return was -3.86% for the quarter ended 3/31/07.

* THE BAR  CHART  ABOVE  INCLUDES  ONLY THE  COMPLETE  CALENDAR  YEAR  FOLLOWING
INCEPTION.  THE BEST AND WORST  QUARTERS  ABOVE  INCLUDE  NUMBERS FROM  COMPLETE
CALENDAR YEARS ONLY.

                                     - 28 -

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2007

                                                                 PAST ONE YEAR         SINCE INCEPTION*
                                                                 -------------         ----------------
Market Vectors-Gold Miners ETF (return before taxes)                  16.97%                  10.53%

Market Vectors-Gold Miners ETF (return after taxes on
   distributions)...................................                  16.30%                  10.12%

Market Vectors-Gold Miners ETF (return after taxes on
   distributions and sale of Fund Shares)...........                  11.03%                   8.76%

Amex Gold Miners Index (reflects no deduction for
   fees, expenses or taxes).........................                  17.58%                  11.14%

S&P 500(R) Index (reflects no deduction for fees,
   expenses or taxes)...............................                   5.49%                   9.06%

* THE FUND COMMENCED OPERATIONS ON MAY 16, 2006.

The Fund's  investment  objective,  risks and expenses should also be considered
when  comparing   investment   returns.   The  Index  performance   results  are
hypothetical.  The S&P 500(R) Index  consists of 500 widely held common  stocks,
covering   four   broad   sectors   (industry,    utilities,    financials   and
transportation).  It is a market  value-weighted index (stock price times shares outstanding),  with each stock  affecting  the Index in proportion to its market value.

         Performance data quoted represents past  performance.  Past performance is not a guarantee of future results; current performance may be higher or lower than performance  quoted.  Investment returns and principal value will fluctuate and shares,  when redeemed,  may be worth more or less than their original cost.
The Fund's  performance  reflects fee waivers,  absent which,  performance would have been lower.

         AFTER-TAX   RETURNS  IN  THE  TABLE  ABOVE  ARE  CALCULATED  USING  THE
HISTORICAL  HIGHEST  INDIVIDUAL  FEDERAL  MARGINAL  INCOME  TAX RATES AND DO NOT
REFLECT THE IMPACT OF STATE AND LOCAL TAXES.  ACTUAL AFTER-TAX RETURNS DEPEND ON
AN  INVESTOR'S  TAX  SITUATION  AND MAY DIFFER FROM THOSE SHOWN,  AND  AFTER-TAX
RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD SHARES THROUGH TAX-DEFERRED
ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fees.........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.09%
Total Gross Annual Fund Operating Expenses(d)...........        0.59%
Fee Waivers and Expenses Assumption(e)..................        0.04%
Total Net Annual Fund Operating Expenses(e).............        0.55%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

                                     - 29 -

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.55% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.55% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio  securities of the Gold Miners Index. Shares in less than Creation Units are not redeemable.  An investor  purchasing a Creation Unit on an in-kind  basis would pay the  following  expenses on a $10,000  investment
(payment  with a deposit  of  securities  included  in the Gold  Miners  Index), assuming  all Shares are redeemed at the end of the periods  shown,  a 5% annual return and that the Fund's operating expenses remain the same.  INVESTORS SHOULD
NOTE THAT THE  PRESENTATION  BELOW OF A $10,000  INVESTMENT IS FOR  ILLUSTRATION
PURPOSES  ONLY AS SHARES  WILL BE ISSUED  BY THE FUND  ONLY IN  CREATION  UNITS.
FURTHER,  THE RETURN OF 5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES
ONLY,  AND SHOULD NOT BE  CONSIDERED  INDICATORS  OF EXPECTED  FUND  EXPENSES OR
PERFORMANCE,  WHICH MAY BE  GREATER OR LESS THAN THE  ESTIMATES.  BASED ON THESE
ASSUMPTIONS, YOUR COSTS WOULD BE:

                 Year               Expenses
                 ----               --------
                  1                   $56
                  3                   $185
                  5                   $325
                  10                  $734

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Trust  issues  and  redeems  Shares at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each  purchaser of Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $11,200, $37,000, $65,000 and $146,800 if the Creation Unit
is redeemed after one, three, five and ten years, respectively. Investors should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 30 -

                       MARKET VECTORS--NUCLEAR ENERGY ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the  DAXglobal(R)  Nuclear Energy Index ("Nuclear Energy Index").
For a further description of the Nuclear Energy Index, see "DAXglobal(R) Nuclear
Energy Index."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its total assets in equity securities of U.S. and foreign companies primarily engaged in various aspects of the nuclear energy business.  Companies  primarily engaged in the nuclear energy business  include those engaged in uranium mining, uranium  enrichment,  uranium  storage,  providing  equipment  for  use  in  the
provision  of  nuclear  energy,  nuclear  plant  infrastructure,   nuclear  fuel
transportation and nuclear energy  generation,  and which derive at least 50% of their total revenues from such activities. Such companies may include small- and medium-capitalization  companies.  This 80% investment policy is non-fundamental and  requires 60 days' prior  written  notice to  shareholders  before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Nuclear  Energy Index by investing in a portfolio of securities  that  generally replicate the Nuclear Energy Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which  comprise  the Nuclear  Energy  Index in  proportion  to their weightings in the Nuclear Energy Index. However, under various circumstances, it may not be possible or practicable to purchase all of those  securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Nuclear  Energy  Index.  There also may be instances in which the Adviser may choose to overweight another security in the Nuclear Energy Index,  purchase securities  not in the  Nuclear  Energy  Index which the  Adviser  believes  are appropriate to substitute for certain  securities in the Nuclear Energy Index or utilize various combinations of other available investment techniques in seeking to  replicate as closely as possible,  before fees and  expenses,  the price and yield performance of the Nuclear Energy Index. The Fund may sell securities that are  represented  in the Nuclear Energy Index in  anticipation  of their removal from the Nuclear  Energy Index or purchase  securities  not  represented  in the
Nuclear  Energy Index in  anticipation  of their  addition to the Nuclear Energy
Index.  The Adviser expects that, over time, the correlation  between the Fund's performance  and that of the Nuclear  Energy Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities that comprise the Nuclear Energy Index. A lesser percentage may be so invested to the extent that the Adviser needs  additional  flexibility to comply with  the  requirements  of the  Internal  Revenue  Code  and  other  regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate  than for may other  investment  companies.  Sales as a result  of  Nuclear
Energy  Index  changes  could result in the  realization  of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to
U.S. federal income tax. See Shareholder Information--Tax Matters."

                                     - 31 -

         MARKET  CAPITALIZATION.  The  Nuclear  Energy  Index  is  comprised  of companies  with market  capitalizations  greater  than $150  million that have a worldwide average daily trading volume of at least $1 million (over the past six months  as well as over  each of the past two  months)  and  have  maintained  a monthly  trading  volume of 250,000  shares over the past six months.  The total market capitalization of the Nuclear Energy Index as of December 31, 2007 was in
excess of $152 billion.

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Nuclear Energy Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF INVESTING IN NUCLEAR ENERGY  COMPANIES.  The Fund's  portfolio companies  may  face  considerable  risk as a  result  of,  among  other  risks,
incidents  and  accidents,   breaches  of  security,   ill-intentioned  acts  or
terrorism,  air  crashes,  natural  disasters  (such as floods or  earthquakes), equipment  malfunctions  or  mishandling in storage,  handling,  transportation, treatment or conditioning of substances and nuclear materials. Such events could have serious consequences,  especially in case of radioactive  contamination and irradiation  of the  environment,  for  the  general  population,  as  well as a material,  negative impact on the Fund's portfolio companies and thus the Fund's financial situation.

         Nuclear   activity  is  also  subject  to  particularly   detailed  and
restrictive  regulations,   with  a  scheme  for  the  monitoring  and  periodic
re-examination  of operating  authorization,  which primarily takes into account nuclear safety,  environmental and public health  protection,  and also national safety considerations  (terrorist threats in particular).  These regulations may be subject to significant tightening by national and international  authorities.
This could  result in  increased  operating  costs,  which would have a negative impact on the  Fund's  portfolio  companies.  Furthermore,  uranium  prices  are subject to  fluctuation.  The price of uranium has been and will  continue to be affected by numerous factors beyond the Fund's control. With respect to uranium, such  factors  include  the demand for nuclear  power,  political  and  economic conditions in uranium  producing and consuming  countries,  uranium  supply from secondary sources and uranium production levels and costs of production.

         RISKS OF INVESTING IN FOREIGN SECURITIES. Investments in the securities of non-U.S.  issuers involve risks beyond those  associated with  investments in
U.S. securities.  These additional risks include greater market volatility,  the availability of less reliable financial  information,  higher  transactional and custody costs,  taxation by foreign governments,  decreased market liquidity and political  instability.  Foreign  issuers  are often  subject to less  stringent requirements  regarding  accounting,  auditing,  financial  reporting and record keeping than are U.S. issuers, and therefore,  not all material information will be available.  Securities  exchanges or foreign  governments  may adopt rules or regulations  that may negatively  impact the Fund's ability to invest in foreign securities  or may  prevent  the Fund  from  repatriating  its  investments.  In addition, the Fund may not receive shareholder communications or be permitted to vote the DRs that it holds,  as the issuers may be under no legal  obligation to distribute them.

         Because  the  Fund  invests  in  securities   denominated   in  foreign
currencies,  changes in currency exchange rates may negatively impact the Fund's returns. The values of the currencies of the countries in

                                     - 32 -

which the Fund may invest may be subject to a high degree of fluctuation  due to changes in interest rates, the effects of monetary policies issued by the United
States,  foreign  governments,  central  banks or  supranational  entities,  the imposition  of  currency  controls  or other  national  or global  political  or economic developments.  Therefore, the Fund's exposure to foreign currencies may result in  reduced  returns  to the Fund.  The Fund does not expect to hedge its currency risk.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Nuclear  Energy Index for a number of reasons.  For  example,  the Fund incurs a number of operating  expenses  not  applicable  to the Nuclear  Energy Index and incurs costs  associated  with buying and selling  securities,  especially  when rebalancing the Fund's securities holdings to reflect changes in the composition of the Nuclear Energy Index.  The Fund may not be fully invested at times either as a result of cash flows into the Fund or  reserves of cash held by the Fund to meet  redemptions  and pay  expenses.  The Fund is  expected  to fair  value the foreign  securities it holds.  See  "Shareholder  Information--Determination  of
NAV." To the extent the Fund  calculates  its NAV based on fair value prices and the value of the Nuclear Energy Index is based on the securities'  closing price
(I.E., the value of the Nuclear Energy Index is not based on fair value prices), the Fund's ability to track the Nuclear Energy Index may be adversely  affected.
The need to  comply  with the  diversification  and  other  requirements  of the
Internal  Revenue  Code may also  impact the Fund's  ability  to  replicate  the performance of the Nuclear Energy Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Nuclear Energy Index,  the Fund generally would not sell a security  because the  security's  issuer was in  financial  trouble.  An  investment  in the Fund involves  risks  similar to those of investing in any fund of equity  securities traded on  exchanges,  such as market  fluctuations  caused by such  factors  as economic and  political  developments,  changes in interest  rates and perceived trends in security  prices.  You should  anticipate that the value of the Fund's
Shares will decline,  more or less, in correspondence  with any decline in value of the Nuclear Energy Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the industries  that comprise the Nuclear Energy
Index  . As  of  December  31,  2007,  the  Nuclear  Energy  Index  included  35 securities.  As a result,  the gains and losses on a single  security may have a greater  impact  on the  Fund's  NAV and may make the Fund  more  volatile  than diversified funds. Because the Fund's investment are concentrated in the nuclear energy industry,  it will be more susceptible to any single economic,  political or  regulatory  occurrence  than an  investment  company  that  is more  broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management

                                     - 33 -

depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

PERFORMANCE

         The Fund commenced operations on August 13, 2007 and therefore does not have a performance  history for a full calendar year.  Visit  WWW.VANECK.COM/ETF for current performance figures.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information--Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fee..........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.21%
Total Gross Annual Fund Operating Expenses(d)...........        0.71%
Fee Waivers and Expenses Assumption(e)..................        0.06%
Total Net Annual Fund Operating Expenses(e).............        0.65%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.65% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio  securities of the Nuclear  Energy Index.  Shares in less than Creation Units are not redeemable.  An investor  purchasing a Creation
Unit  on an  in-kind  basis  would  pay  the  following  expenses  on a  $10,000 investment  (payment with a deposit of securities included in the Nuclear Energy
Index),  assuming all Shares are redeemed at the end of the periods  shown, a 5%
annual return and that the Fund's operating expenses remain the same.  INVESTORS
SHOULD  NOTE  THAT  THE  PRESENTATION  BELOW  OF A  $10,000  INVESTMENT  IS  FOR
ILLUSTRATION PURPOSES ONLY AS SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION
UNITS.  FURTHER,  THE RETURN OF 5% AND ESTIMATED  EXPENSES ARE FOR  ILLUSTRATION
PURPOSES ONLY, AND SHOULD NOT BE CONSIDERED INDICATORS OF EXPECTED FUND EXPENSES
OR PERFORMANCE,  WHICH MAY BE GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE
ASSUMPTIONS, YOUR COSTS WOULD BE:

                                     - 34 -

                 Year               Expenses
                 ----               --------
                  1                   $66
                  3                   $221

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

The Trust  issues and redeems  Shares at NAV only in blocks of 50,000  Shares or multiples  thereof.  As a practical  matter,  only authorized  participants  may purchase or redeem these Creation Units. A standard creation  transaction fee of
$1,000 is charged  to each  purchaser  of  Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $13,200 if the Creation Unit is redeemed after one year and
$44,200 if the Creation  Unit is redeemed  after three years.  Investors  should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 35 -

                           MARKET VECTORS--RUSSIA ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the DAXglobal(R)  Russia+ Index ("Russia+ Index").  For a further description of the Russia+ Index, see "DAXglobal(R) Russia+ Index."

         PRINCIPAL INVESTMENT POLICY. The Fund will normally invest at least 80%
of its total  assets in stocks and DRs of  publicly  traded  companies  that are domiciled in Russia.  This 80% investment policy is non-fundamental and requires
60 days' prior written notice to shareholders before it can be changed.  For the purposes of this  policy,  "publicly  traded  companies  that are  domiciled  in
Russia"  means (i) companies  organized  in, or for which the principal  trading market is in, Russia,  (ii) companies,  alone or on a consolidated  basis,  that have 50% or more of their  assets  invested  in Russia or (iii)  companies  that alone or on a consolidated  basis derive 50% or more of their revenues primarily from either goods produced, sales made or services performed in Russia.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment  approach,  attempts to  approximate  the  investment  performance of
Russia+ Index by investing in a portfolio of securities that generally replicate the Russia+ Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities which comprise the Russia+ Index in proportion to their weightings in the Russia+ Index. However, under various circumstances,  it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances,  the Fund may  purchase  a sample of  securities  in the  Russia+
Index. There also may be instances in which the Adviser believes are appropriate to substitute  for certain  securities  in the Russia+ Index or utilize  various combinations of other available investment techniques in seeking to replicate as closely as possible,  before fees and expenses,  the price and yield performance of the Russia+ Index.  The Fund may sell  securities that are represented in the
Russia+  Index in  anticipation  of their  removal  from  the  Russia+  Index or purchase  securities  not  represented in the Russia+ Index in  anticipation  of their addition to the Russia+ Index.  The Adviser  expects that,  over time, the correlation  between the Fund's performance and that of the Russia+ Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

         The Fund will  normally  invest  at least  95% of its  total  assets in securities  that comprise the Russia+  Index.  A lesser  percentage  may also be invested to the extent that the Adviser needs  additional  flexibility to comply with  the  requirements  of the  Internal  Revenue  Code  and  other  regulatory requirements.

         Because of the passive investment  management approach of the Fund, the portfolio  turnover rate is expected to be under 30%, generally a lower turnover rate than for many  other  investment  companies.  Sales as a result of  Russia+
Index changes  could result in the  realization  of short- or long-term  capital gains in the Fund  resulting in tax  liability or  shareholders  subject to U.S.
federal income tax. See "Shareholder Information--Tax Matters."

         MARKET CAPITALIZATION. The Russia+ Index is comprised of companies with market capitalization greater than $150 million that have a daily average traded volume  of at least $1  million  over the past  six  months.  The  total  market capitalization  of the Russia+  Index as of  December  31, 2007 was in excess of
$1.123 billion.

                                     - 36 -

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Russia+ Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF INVESTING IN RUSSIAN  COMPANIES.  Investing in  securities  of publicly traded companies that are domiciled in Russia involves a high degree of risk and special  considerations not typically  associated with investing in the
U.S.  securities  markets,  and should be considered highly  speculative.  Risks include the absence of developed legal structures  governing private and foreign investments  and  private  property;  the  possibility  of the  loss of all or a substantial  portion  of the  Fund's  assets  invested  in Russia as a result of
expropriation;   certain  national   policies  which  may  restrict  the  Fund's
investment  opportunities,   including,  without  limitation,   restrictions  on
investing  in  issuers or  industries  deemed  sensitive  to  relevant  national interests;  less developed and reliable custody and settlement  mechanisms which could  result in  settlement  delays  and other  difficulties;  and  potentially greater  price  volatility  in,  significantly  smaller  capitalization  of, and relative  illiquidity of, the Russian market.  There can be also be no assurance that the  Fund's  investments  in these  companies  would  not be  expropriated, nationalized  or otherwise  confiscated.  In the event of the  settlement of any such claims or such expropriation,  nationalization or other  confiscation,  the
Fund could lose its entire investment. In addition, it may be difficult and more costly to obtain and enforce a judgment in courts of Russia.

         Investors  should  note  that  the  conditions  in  emerging   markets,
including Russia, are subject to rapid change. Financial turmoil in one emerging market  country  tends to  adversely  affect  prices in equity  markets  of many emerging market  countries or the equity prices of companies that do business in such countries as investors move their money to more stabile, developed markets.
As has happened in the past, financial problems, or an increase in the perceived risks  associated  with  investing in emerging  economies,  could dampen foreign investment in these markets and adversely affect their  economies.  In addition, during such times,  companies  that operate in emerging  markets can face severe liquidity constraints as foreign funding sources are withdrawn.

         Russia may also be subject to a greater  degree of economic,  political and  social  instability  than is the  case in the  United  States  and  Western
European  countries.  Such instability may result from, among other things,  the following:  (i) an authoritarian government or military involvement in political
and  economic   decision-making,   including   changes  in  government   through
extra-constitutional  means;  (ii) popular  unrest  associated  with demands for improved political, economic and social conditions; (iii) internal insurgencies;
(iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection.

         Additionally,  because Russia produces and exports large volumes of oil and gas, the Russian economy is  particularly  sensitive to the price of oil and gas on the world market,  and a decline in the price of oil and gas could have a significant  negative  impact on the Russian  economy.  Any acts of terrorism or armed conflicts in Russia or internationally could have an adverse effect on the financial and commodities markets and the global economy. As Russia produces and exports  large  amounts  of crude oil and gas,  any acts of  terrorism  or armed conflict  causing  disruptions  of Russian oil and gas exports could  negatively

                                     - 37 -

affect the Russian economy and, thus,  adversely  affect,  financial  condition, results of operations or prospects.

         The  value of  Russian  currency  may be  subject  to a high  degree of fluctuation due to changes in interest rates,  the effects of monetary  policies issued by the United States, foreign governments, central banks or supranational entities,  the  imposition  of  currency  controls  or other  national or global political or economic  developments.  Therefore,  the Fund's exposure to Russian currency may result in reduced  returns to the Fund. The Fund does not expect to hedge its currency risk.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Russia+ Index for a number of reasons.  For example, the Fund incurs a number of operating  expenses  not  applicable  to the  Russia+  Index  and  incurs  costs associated with buying and selling  securities,  especially when rebalancing the
Fund's securities  holdings to reflect changes in the composition of the Russia+
Index.  The Fund may not be fully  invested at times  either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay  expenses.  The Fund is  expected to fair value the  securities  of publicly traded  companies that are domiciled in Russia that it holds.  See  "Shareholder
Information--Determination  of NAV." To the extent the Fund  calculates  its NAV based on fair value  prices and the value of the  Russia+  Index is based on the securities'  closing price (I.E., the value of the Russia+ Index is not based on fair  value  prices),  the  Fund's  ability  to track the  Russia+  Index may be adversely  affected.  The need to  comply  with the  diversification  and  other requirements of the Internal  Revenue Code may also impact the Fund's ability to replicate the performance of the Russia+ Index.

         REPLICATION MANAGEMENT RISK. Unlike may investment companies,  the Fund is not actively "managed." Therefore, unless a specific security is removed from the Russia+  Index,  the Fund  generally  would not sell a security  because the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline, more or less, in correspondence with any decline in the Russia+ Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the industries  that comprise the Russia+ Index.
As of December 31, 2007, the Russia+ Index included 39 securities.  As a result, the  gains  and  losses on a single  security  may have a greater  impact on the
Fund's NAV and may make the Fund more volatile than diversified  funds.  Because the Fund's  investment  are  concentrated  in  companies  that are  domiciled in
Russia,  it  will be more  susceptible  to any  single  economic,  political  or
regulatory   occurrence  than  an  investment   company  that  is  more  broadly
diversified.

PERFORMANCE

         The Fund commenced  operations on April 24, 2007 and therefore does not have a performance  history for a full calendar year.  Visit  www.vaneck.com/etf for current performance figures.

                                     - 38 -

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

  SHAREHOLDER EXPENSES
  (fees paid directly from your investment, but see "Shareholder
  Information--Creation and Redemption of Creation Units" for a
  discussion of Creation and Redemption Transaction Fees)...........    None
  Standard Creation / Redemption Transaction Fee..........              $1,000
  Maximum Creation / Redemption Transaction Fee(b)........              $4,000

  ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
  Management Fee....................................................    0.50%
  Other Operating Expenses(c).......................................    0.20%
  Total Gross Annual Fund Operating Expenses(d).....................    0.70%
  Fee Waivers and Expenses Assumption(e)............................    0.01%
  Total Net Annual Fund Operating Expenses(e).......................    0.69%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.69% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.69% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio securities of the Russia+ Index. Shares in less than
Creation Units are not redeemable.  An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment  (payment with a deposit of securities included in the Russia+ Index), assuming all Shares are redeemed at the end of the periods  shown,  a 5% annual  return and that the
Fund's  operating  expenses  remain  the same.  INVESTORS  SHOULD  NOTE THAT THE
PRESENTATION BELOW OF A $10,000 INVESTMENT IS FOR ILLUSTRATION  PURPOSES ONLY AS
SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION UNITS. FURTHER, THE RETURN OF
5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES ONLY, AND SHOULD NOT BE
CONSIDERED  INDICATORS OF EXPECTED FUND  EXPENSES OR  PERFORMANCE,  WHICH MAY BE
GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD
BE:

                 YEAR               EXPENSES
                 ----               --------
                  1                   $70
                  3                   $223

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Trust  issues  and  redeems  Shares at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each purchaser of Creation Units. The fee is

                                     - 39 -

the same  regardless of the number of Creation Units  purchased by an authorized participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $14,000 if the Creation Unit is redeemed after one year and
$44,000 if the Creation  Unit is redeemed  after three years.  Investors  should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 40 -

                            MARKET VECTORS--STEEL ETF

PRINCIPAL INVESTMENT OBJECTIVE AND STRATEGIES

         INVESTMENT  OBJECTIVE.  The Fund's investment objective is to replicate as  closely  as  possible,  before  fees  and  expenses,  the  price  and  yield performance of the Amex Steel Index ("Steel Index").  For a further  description of the Steel Index, see "Amex Steel Index."

         PRINCIPAL  INVESTMENT POLICY. The Fund normally invests at least 80% of its total assets in common  stocks and ADRs of  companies  involved in the steel industry.  This 80% investment policy is  non-fundamental  and requires 60 days'
prior written notice to shareholders before it can be changed.

         INDEXING  INVESTMENT  APPROACH.  The Fund is not managed  according  to traditional methods of "active" investment management,  which involve the buying and selling of securities based upon economic, financial and market analysis and investment  judgment.  Instead,  the Fund,  utilizing  a  "passive"  or indexing investment approach,  attempts to approximate the investment  performance of the
Steel Index by investing in a portfolio of securities  that generally  replicate the Steel Index.

         The Adviser anticipates that, generally,  the Fund will hold all of the securities  which comprise the Steel Index in proportion to their  weightings in the Steel Index. However, under various circumstances, it may not be possible or practicable to purchase all of those  securities in these  weightings.  In these circumstances,  the Fund may purchase a sample of securities in the Steel Index.
There  also may be  instances  in which the  Adviser  may  choose to  overweight another security in the Steel Index,  purchase securities not in the Steel Index which the Adviser believes are appropriate to substitute for certain  securities in the Steel Index or utilize various combinations of other available investment techniques  in seeking to  replicate  as closely as  possible,  before  fees and expenses,  the price and yield performance of the Steel Index. The Fund may sell securities  that are  represented  in the Steel Index in  anticipation  of their removal from the Steel Index or purchase securities not represented in the Steel
Index in anticipation of their addition to the Steel Index.  The Adviser expects that, over time, the correlation  between the Fund's performance and that of the
Steel Index  before fees and  expenses  will be 95% or better.  A figure of 100%
would indicate perfect correlation.

         The  Fund  normally  invests  at  least  95% of  its  total  assets  in securities that comprise the Steel Index. A lesser percentage may be so invested to the extent that the Adviser needs  additional  flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

         Although  the Steel Index is  generally  not  expected to be subject to
frequent  or  large   changes,   giving  the  Fund's   portfolio   many  of  the
characteristics of a long-term  investment,  periodic changes in the Steel Index may occur as a result of capital changes,  E.G., mergers,  spin-offs or a change in the  business or  character  of a component  company  within the Steel Index.
Because of the passive investment management approach of the Fund, the portfolio turnover rate is expected to be under 30%,  generally a lower turnover rate than for many other  investment  companies.  Sales as a result of Steel Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders  subject to U.S. federal income tax.
See "Shareholder Information--Tax Matters."

         MARKET  CAPITALIZATION.  The Steel Index is only comprised of companies with market  capitalization  greater than $100 million that have a daily average traded  volume of at least $1  million  over the past  three  months.  The total market  capitalization  of the Steel Index as of December 31, 2007 was in excess of $621 billion.

                                     - 41 -

         BORROWING MONEY. The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes.  To the extent that the Fund borrows  money,  it may be leveraged;  at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Steel Index.

         FUNDAMENTAL  AND  NON-FUNDAMENTAL   POLICIES.   The  Fund's  investment
objective and each of the other investment policies are non-fundamental policies that may be  changed  by the Board of  Trustees  without  shareholder  approval, except  as  noted  in  the  SAI  under  the  heading  "Investment  Policies  and
Restrictions--Investment  Restrictions." However, shareholders would be notified prior to any material change in these policies.

PRINCIPAL RISKS OF INVESTING IN THE FUND

         RISKS OF INVESTING IN THE STEEL  INDUSTRY.  Because the Fund  primarily invests  in stocks  and ADRs of  companies  that are  involved  in a variety  of activities  related  to  steel  production,  it  is  subject  to  certain  risks associated  with such  companies.  Competitive  pressures may have a significant effect on the financial condition of such companies in the steel industry. Also, these  companies  are highly  dependent on the price of steel.  These prices may fluctuate substantially over short periods of time so the Fund's Share price may be more  volatile  than other types of  investments.  These  companies  are also affected  by  changes  in  government  regulation,  world  events  and  economic conditions.  In addition,  these companies are at risk for environmental  damage claims.

         MARKET RISK.  The prices of the  securities  in the Fund are subject to the risks  associated with investing in the stock market,  including  sudden and unpredictable drops in value. An investment in the Fund may lose money.

         INDEX  TRACKING RISK. The Fund's return may not match the return of the
Steel Index for a number of reasons.  For  example,  the Fund incurs a number of
operating   expenses  not  applicable  to  the  Steel  Index  and  incurs  costs asssociated with buying and selling securities,  especially when rebalancing the
Fund's  securities  holdings to reflect  changes in the composition of the Steel
Index.  The Fund may not be fully  invested at times  either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund's ability to replicate the performance of the Steel Index.

         REPLICATION MANAGEMENT RISK. Unlike many investment companies, the Fund is not actively "managed." Therefore, unless a specific security is removed from the Steel  Index,  the Fund  generally  would not sell a  security  because  the security's issuer was in financial  trouble.  An investment in the Fund involves risks similar to those of investing in any fund of equity  securities  traded on exchanges,  such as market  fluctuations  caused by such factors as economic and political  developments,  changes  in  interest  rates and  perceived  trends in security prices.  You should anticipate that the value of the Fund's Shares will decline,  more or less, in correspondence with any decline in value of the Steel
Index.

         NON-DIVERSIFIED  RISK. The Fund is a separate  investment  portfolio of the Trust,  which is an open-end  investment  company  registered under the 1940
Act. The Fund is classified as a "non-diversified"  investment company under the
1940 Act.  As a  result,  the Fund is  subject  to the risk that it will be more volatile  than a  diversified  fund  because the Fund may invest its assets in a smaller number of issuers or may invest larger  proportions of the assets of the
Fund in a single company within the industries that comprise the Steel Index. As of December 31, 2007, the Steel Index included 30 securities.  As a result,  the gains and losses on a single  security  may have a greater  impact on the Fund's
NAV and may make the Fund more  volatile  than  diversified  funds.  Because the
Fund's

                                     - 42 -

investment are  concentrated in the steel industry,  it will be more susceptible to any single  economic,  political or regulatory  occurrence than an investment company that is more broadly diversified.

         INVESTING IN SMALL- OR  MEDIUM-CAPITALIZATION  COMPANIES. The Fund will invest  in  small-  or  medium-capitalization  companies.  Therefore,  it may be subject  to  certain  risks  associated  with  small-  or  medium-capitalization companies. These companies are often subject to less analyst coverage and may be in  early  and  less  predictable  periods  of their  corporate  existences.  In addition,  these  companies often have greater price  volatility,  lower trading volume  and  less  liquidity  than  larger  more  established  companies.  These companies tend to have smaller revenues, narrower product lines, less management depth and experience,  smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

         FOREIGN INVESTMENTS. The Fund may invest in ADRs. These investments may involve additional risks and considerations.  These risks include,  for example, those related to adverse political and economic developments unique to a country
or  region,   currency   fluctuations   or  controls  and  the   possibility  of
expropriation,  nationalization  or  confiscatory  taxation.  As of December 31,
2007, of the 30 securities  that comprise the Steel Index, 9 were ADRs which had a combined market  capitalization  of approximately  $535 billion,  representing approximately 69% of the entire market value of the Steel Index.

         RELATIONSHIP TO STEEL PRICES.  The Steel Index measures the performance
of  steel  shares  and  not  steel  prices.   Steel  securities  may  under-  or
over-perform steel prices over the short-term or the long-term.

PERFORMANCE

         The bar chart that follows  shows how the Fund  performed  for the last calendar  year.  The table below the bar chart shows the Fund's  average  annual returns (before and after taxes).  The bar chart and table provide an indication of the risks of investing in the Fund by comparing the Fund's  performance  from year to year and by showing how the Fund's  average  annual returns for one year compared  with a  broad  measure  of  market  performance.  All  returns  assume reinvestment of dividends and distributions. The Fund's past performance (before and after  income  taxes)  is not  necessarily  indicative  of how the Fund will perform in the future.

MARKET VECTORS-STEEL ETF
Annual Total Returns (%)
As of December 31,

                                     84.36
                                     -----
                                      2007

During the period covered,  the Fund's highest  quarterly  return was 84.36% for the  quarter  ended  12/31/07.  The  lowest  quarterly  return was 7.00% for the quarter ended 9/30/07.

* THE BAR  CHART  ABOVE  INCLUDES  ONLY THE  COMPLETE  CALENDAR  YEAR  FOLLOWING
INCEPTION.  THE BEST AND WORST  QUARTERS  ABOVE  INCLUDE  NUMBERS FROM  COMPLETE
CALENDAR YEARS ONLY.

AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2007

                                                             PAST ONE YEAR      SINCE INCEPTION*
                                                             -------------      ----------------
Market Vectors-Steel ETF (return before taxes)......              84.36%               84.30%

Market Vectors-Steel ETF (return after taxes on
   distributions)...................................              84.01%               84.07%

Market Vectors-Steel ETF (return after taxes on
   distributions and sale of Fund Shares)...........              54.85%               72.23%

Amex Steel Index (reflects no deduction for fees,
   expenses or taxes)...............................              84.84%               85.20%

S&P 500(R) Index (reflects no deduction for fees,
   expenses or taxes)...............................               5.49%                9.88%

                                     - 43 -

* THE FUND COMMENCED OPERATIONS ON OCTOBER 10, 2006.

The Fund's  investment  objective,  risks and expenses should also be considered
when  comparing   investment   returns.   The  Index  performance   results  are
hypothetical.  The S&P 500(R) Index  consists of 500 widely held common  stocks,
covering   four   broad   sectors   (industry,    utilities,    financials   and
transportation).  It is a market  value-weighted index (stock price times shares outstanding),  with each stock  affecting  the Index in proportion to its market value.

         Performance data quoted represents past  performance.  Past performance is not a guarantee of future results; current performance may be higher or lower than performance  quoted.  Investment returns and principal value will fluctuate and shares,  when redeemed,  may be worth more or less than their original cost.
The Fund's  performance  reflects fee waivers,  absent which,  performance would have been lower.

         AFTER-TAX   RETURNS  IN  THE  TABLE  ABOVE  ARE  CALCULATED  USING  THE
HISTORICAL  HIGHEST  INDIVIDUAL  FEDERAL  MARGINAL  INCOME  TAX RATES AND DO NOT
REFLECT THE IMPACT OF STATE AND LOCAL TAXES.  ACTUAL AFTER-TAX RETURNS DEPEND ON
AN  INVESTOR'S  TAX  SITUATION  AND MAY DIFFER FROM THOSE SHOWN,  AND  AFTER-TAX
RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD SHARES THROUGH TAX-DEFERRED
ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

FEES AND EXPENSES OF THE FUND

         This table  describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a)(b)

SHAREHOLDER EXPENSES
(fees paid directly from your investment, but see
"Shareholder Information-Creation and Redemption of
Creation Units" for a discussion of Creation and
Redemption Transaction Fees)............................        None
Standard Creation / Redemption Transaction Fee..........       $1,000
Maximum Creation / Redemption Transaction Fee(b)........       $4,000

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee..........................................        0.50%
Other Operating Expenses(c).............................        0.12%
Total Gross Annual Fund Operating Expenses(d)...........        0.62%
Fee Waivers and Expenses Assumption(e)..................        0.07%
Total Net Annual Fund Operating Expenses(e).............        0.55%

---------------------------------------
(a)  When buying or selling  Shares through a broker,  you will incur  customary brokerage commissions and charges.

(b)  If a Creation  Unit is  purchased  or redeemed  outside  the usual  process through  the NSCC or for  cash,  a  variable  fee of up to four  times  the standard creation or redemption transaction fee will be charged.

(c)  Other  operating  expenses are calculated as a percentage of the Fund's net assets.

(d)  The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent  necessary  to prevent  the  operating  expenses  of the Fund
     (excluding  interest  expense,  offering costs and other trading  expenses, taxes and extraordinary expenses) from exceeding 0.55% of average daily net assets per year at least until May 1, 2009.

(e)  The other expenses  excluded from the 0.55% expense cap are: (a) legal fees pertaining  to the  Fund's  Shares  offered  for  sale;  (b) SEC and  state registration fees; and (c) initial fees paid to be listed on an exchange.

EXPENSE EXAMPLE

         This  example is intended to help you compare the cost of  investing in the Fund with the cost of investing  in other funds.  This example does not take into  account  brokerage  commissions  that you pay when  purchasing  or selling
Shares of the Fund.

                                     - 44 -

         The Fund sells and redeems Shares in Creation  Units  principally on an in-kind basis for portfolio  securities of the Steel Index.  Shares in less than
Creation Units are not redeemable.  An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment  (payment with a deposit of securities  included in the Steel Index),  assuming all Shares are redeemed at the end of the periods  shown,  a 5% annual  return and that the
Fund's  operating  expenses  remain  the same.  INVESTORS  SHOULD  NOTE THAT THE
PRESENTATION BELOW OF A $10,000 INVESTMENT IS FOR ILLUSTRATION  PURPOSES ONLY AS
SHARES WILL BE ISSUED BY THE FUND ONLY IN CREATION UNITS. FURTHER, THE RETURN OF
5% AND ESTIMATED EXPENSES ARE FOR ILLUSTRATION  PURPOSES ONLY, AND SHOULD NOT BE
CONSIDERED  INDICATORS OF EXPECTED FUND  EXPENSES OR  PERFORMANCE,  WHICH MAY BE
GREATER OR LESS THAN THE ESTIMATES. BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD
BE:

                 YEAR               EXPENSES
                 ----               --------
                  1                   $56
                  3                   $191
                  5                   $339
                  10                  $768

CREATION TRANSACTION FEES AND REDEMPTION TRANSACTION FEES

         The Fund  issues  and  redeems  Shares  at NAV only in blocks of 50,000
Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 is charged to each  purchaser of Creation  Units.  The fee is the same
regardless  of  the  number  of  Creation  Units   purchased  by  an  authorized
participant on the same day. An authorized  participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of  $1,000  on the  date of such  redemption(s),  regardless  of the  number  of
Creation  Units  redeemed that day.  Authorized  participants  who hold Creation
Units will also pay the annual Fund  operating  expenses  described in the table above.  Assuming an investment in a Creation Unit of $2,000,000  and a 5% return each year, and assuming that the Fund's operating  expenses remain the same, the total costs would be $11,200, $38,200, $67,800 and $153,600 if the Creation Unit
is redeemed after one, three, five and ten years, respectively. Investors should note that this  presentation is for illustration  purposes only and actual costs may be higher. See "Shareholder Information--Creation and Redemption of Creation
Units."

                                     - 45 -

                         DAXGLOBAL(R) AGRIBUSINESS INDEX

         The DAXglobal(R)  Agribusiness Index ("Agribusiness Index") is intended
to  give  investors  an  efficient,   modified  market  capitalization  weighted
investment  designed to track the movements of securities of companies  involved in the  agriculture  business that are traded on leading global  exchanges.  The
Agribusiness  Index  contains  five major sub sectors:  agriproduct  operations,
livestock  operations,   agricultural  chemicals,   agricultural  equipment  and
ethanol/biodiesel.  The Agribusiness Index is comprised of common stocks and DRs that are  listed for  trading on major  stock  exchanges  around the world.  The
Agribusiness  Index divisor was initially  determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001. The  Agribusiness  Index is calculated and maintained by Deutsche Borse AG. The value of the Agribusiness
Index is disseminated  every 15 seconds over the Consolidated Tape Association's
Network B between the hours of approximately  9:30 a.m. and 4:15 p.m., under the symbol  DXAG.  Only  companies  with market  capitalizations  greater  than $150 million  that  have a  worldwide  average  daily  trading  volume of at least $1 million  (over the past six months as well as over each of the past two  months)
and have maintained a monthly trading volume of 250,000 shares over the past six months are eligible for inclusion in the Agribusiness Index.

         The   Agribusiness   Index  is  calculated   using  a  modified  market
capitalization  weighting methodology.  The Agribusiness Index is weighted based on the market  capitalization of each of its component  securities,  modified to conform to the following asset diversification  requirements,  which are applied in conjunction  with the scheduled  quarterly  adjustments  to the  Agribusiness
Index:

         (1)      the weight of any single  component  security  may not account for more than 8% of the total value of the Agribusiness Index;

         (2)      the  aggregate  weight  of those  component  securities  which individually  represent more than 5% of the total value of the
                  Agribusiness  Index may not  account  for more than 40% of the total Agribusiness Index value; and

         (3)      no other component securities will individually represent more than 4.5% of the total value of the Agribusiness Index.

         The universe of  potential  securities  eligible  for  inclusion in the
Agribusiness Index is reviewed at least annually (generally, the third Friday of
September) so that the Agribusiness  Index components  continue to represent the universe of all relevant sub-sectors. Deutsche Borse AG may at any time and from time to time change the number of securities  comprising  the group by adding or deleting one or more securities,  or replace one or more securities contained in the group with one or more substitute  securities of its choice,  if in Deutsche
Borse AG's  discretion  such addition,  deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Agribusiness  Index.
Changes to the component share weights of the Agribusiness  Index will typically take effect on the third Friday of each  calendar  quarter  month in  connection with the quarterly index rebalance.

                                     - 46 -

                              STOWE COAL INDEX(SM)

         The Stowe Coal Index(SM) ("Coal Index") is a rules based index intended to give  investors  a means of  tracking  the  overall  performance  of a global universe of listed companies  engaged in the coal industry.  The Coal Index is a modified  capitalization  weighted,  float adjusted index  comprised of publicly traded  companies  engaged  in the  mining of coal  and/or  related  activities, including coal transportation,  the manufacture of coal mining equipment and the production  of clean  coal.  The Coal Index  strives to  include  all  companies worldwide that are principally engaged (derive greater than 50% of revenues from applicable sources) in the coal industry. The Coal Index was determined to yield a benchmark value of  approximately  2000 at its inception  date,  which was the close of trading on December 31, 2004.

         Constituent  stocks must have a market  capitalization  of greater than
$200 million on a rebalancing  date to be added to the Coal Index.  Stocks whose market  capitalization falls below $100 million as of any rebalancing date shall be deleted from the Coal Index.  Stocks must have a  three-month  average  daily turnover  greater than $1 million to be included in the Coal Index.  Only shares that trade on a recognized  domestic or international stock exchange may qualify
(E.G.,  National Stock Market stocks must be "reported securities" under 11Aa3-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Similar criteria and standards apply to stocks with foreign listings).

         The Coal Index is calculated and maintained by Standard & Poor's Custom
Indices on behalf of Stowe. Index values are calculated daily,  except Saturdays and  Sundays,  and are  distributed  over the  Consolidated  Tape  Association's
Network B between the hours of approximately  9:30 a.m. and 4:15 p.m., under the symbol COAL. Index values are disseminated every 15 seconds.

         The  Coal  Index  is  calculated  using  a   capitalization   weighting
methodology,  adjusted for float,  which is modified so as to ensure  compliance with the  diversification  requirements of Subchapter M of the Internal  Revenue
Code. The Coal Index is reconstituted quarterly, at the close of business on the third Friday of each calendar  quarter,  and companies are added and/or  deleted based upon the Coal Index  eligibility  criteria.  Companies  with recent  stock exchange  listings,  I.E., recent initial public offerings,  may be added to the
Coal Index on any rebalancing date,  provided the companies meet all eligibility criteria and have been trading for more than 22 trading days.  The share weights of the Coal Index components are adjusted on each rebalancing date.

         Rebalancing   data,   including   constituent   weights   and   related
information,  is posted on the Coal  Index's  web site  (WWW.STOWECOALINDEX.COM)
prior to the start of  trading on the first  business  day  following  the third
Friday of the calendar quarter. A press announcement  identifying  additions and deletions to the Coal Index is issued on the  Wednesday  prior to a  rebalancing date. Share weights of the constituents  remain constant between quarters except in the event of certain types of corporate  actions,  including stock splits and reverse stock splits.  Share weights of the Coal Index are not adjusted  between rebalancing dates for shares issued or shares repurchased.

                                     - 47 -

                        AMEX ENVIRONMENTAL SERVICES INDEX

         The Amex Environmental Services Index ("Environmental  Services Index")
is a modified equal dollar weighted index comprised of publicly traded companies that engage in business  activities that may benefit from the global increase in
demand  for  consumer  waste   disposal,   removal  and  storage  of  industrial
by-products,  and the  management of  associated  resources.  The  Environmental
Services  Index includes  common stocks and ADRs of selected  companies that are involved in  management,  removal and storage of consumer  waste and  industrial by-products and related  environmental  services,  including  waste  collection, transfer and disposal services, recycling services, soil remediation, wastewater management  and  environmental  consulting  services,  and that are  listed  for trading on the New York Stock  Exchange  ("NYSE"),  Amex or quoted on the NASDAQ
Global Market ("NASDAQ").  Only companies with a market  capitalization  greater than $100 million and a three-month trading price greater than $3.00 that have a daily  average  traded  volume of at least $1 million over the past three months are eligible for inclusion in the Environmental Services Index.

         The  Environmental  Services  Index is  weighted  based  on the  market capitalization  of  each of the  component  securities,  which  are  applied  in conjunction  with  the  scheduled  quarterly  adjustments  to the  Environmental
Services Index:

         (1)      the top four components, ranked by market capitalization,  are
                  equally   weighted  to  collectively   represent  40%  of  the
                  Environmental Services Index by weight;

         (2)      the bottom five components,  ranked by market  capitalization, are equally  weighted  to  collectively  represent  10% of the
                  Environmental Services Index by weight; and

         (3)      the remaining  components are equally weighted to collectively to represent 50% of the Environmental Services Index.

         The  Environmental  Services  Index is reviewed  quarterly  so that the
Environmental  Services Index  components  continue to represent the universe of companies involved in the environmental  services industry.  The Amex may at any time and from time to time change the number of securities  comprising the group by adding or deleting one or more  securities,  or replacing one more securities contained in the group with one or more substitute  securities of its choice, if in the Amex's discretion such addition, deletion or substitution is necessary or appropriate  to  maintain  the quality  and/or  character  of the  Environmental
Services Index. Changes to the Environmental  Services Index compositions and/or the component share weights in the  Environmental  Services Index typically take effect after the close of trading on the third Friday of each  calendar  quarter month in connection with the quarterly Index rebalance.

                                     - 48 -

                        S-NETWORK GLOBAL GAMING INDEX(SM)

         The S-Network Global Gaming Index(SM) ("Gaming Index") is a rules based index intended to give investors a means of tracking the overall  performance of a global universe of listed companies engaged in the global gaming industry. The
Gaming  Index  is a  modified  capitalization  weighted,  float  adjusted  index comprised of publicly traded companies engaged in casino operations,  race track operations,  sports and horse race betting operations,  online gaming operations and/or the  provision of related  equipment and  technologies.  The Gaming Index strives to include all companies  worldwide that are principally engaged (derive greater than 50% of revenues from  applicable  sources) in the gaming  industry, including resort facilities related to casino operations.

         Constituent   stocks   for  the   Gaming   Index  must  have  a  market
capitalization of greater than $200 million on a rebalancing date to be added to the Gaming Index. Stocks whose market capitalization falls below $100 million as of any rebalancing date will be deleted from the Gaming Index.  Stocks must have a three-month  average daily turnover  greater than $1 million to be included in
the  Gaming  Index.  Only  shares  that  trade  on  a  recognized   domestic  or
international  stock  exchange may qualify  (E.G.,  National Stock Market stocks must be  "reported  securities"  under  11Aa3-1  of the  Exchange  Act.  Similar criteria and standards apply to stocks with foreign listings).

         The Gaming  Index is  calculated  and  maintained  by Standard & Poor's
Custom  Indices on behalf of Stowe.  Index values are calculated  daily,  except
Saturdays  and  Sundays,   and  are  distributed  over  the  Consolidated   Tape
Association's  Network B between the hours of  approximately  9:30 a.m. and 4:15
p.m., under the symbol WAGR. Index values are disseminated every 15 seconds.

         The  Gaming  Index  is  calculated  using  a  capitalization  weighting methodology,  adjusted for float,  which is modified so as to ensure  compliance with the  diversification  requirements of Subchapter M of the Internal  Revenue
Code. The Gaming Index is reconstituted  quarterly,  at the close of business on the third  Friday of each  calendar  quarter,  and  companies  are added  and/or deleted based upon the Gaming Index eligibility criteria.  Companies with recent stock exchange listings,  I.E., recent initial public offerings, may be added to the Gaming  Index on any  rebalancing  date,  provided  the  companies  meet all eligibility  criteria and have been trading for more than 22 trading  days.  The share weights of the Gaming Index  components  are adjusted on each  rebalancing date.

         Rebalancing   data,   including   constituent   weights   and   related
information, is posted on the Gaming Index's web site  (WWW.SNETGAMINGINDEX.COM)
prior to the start of  trading on the first  business  day  following  the third
Friday of the calendar quarter. A press announcement  identifying  additions and deletions to the Gaming Index is issued on the Wednesday  prior to a rebalancing date. Share weights of the constituents  remain constant between quarters except in the event of certain types of corporate  actions,  including stock splits and reverse stock splits. Share weights of the Gaming Index are not adjusted between rebalancing dates for shares issued or shares repurchased.

                                     - 49 -

                     ARDOUR GLOBAL INDEX(SM) (EXTRA LIQUID)

         The Ardour Global Index(SM) (Extra Liquid) ("Ardour Global  Index(SM)")
is a rules based  index  intended  to give  investors  a means of  tracking  the overall  performance  of a global  universe of listed  companies  engaged in the alternative energy industry.  The Ardour Global Index(SM)  (Composite) (the "AGI
Composite Index") is a modified  capitalization  weighted,  float adjusted index comprised of publicly traded companies  engaged in the production of alternative fuels and/or technologies  related to the production of alternative energy power
(the "AGI  Industry").  The AGI  Composite  Index strives to be inclusive of all companies  worldwide that are  principally  engaged in alternative  energy.  The
Ardour  Global   Index(SM)  was  determined  to  yield  a  benchmark   value  of
approximately  2000 at its  inception  date,  which was the close of  trading on
December 31, 1999. The Ardour Global  Index(SM)  represents the 30 stocks in the
AGI Composite  Index with the highest  average  daily trading  volume and market capitalization.  Stocks must have a market  capitalization  of greater than $100 million on a  rebalancing  date to be included in the Ardour  Global  Index(SM).
Stocks whose market capitalization falls below $50 million as of any rebalancing reconstitution  date shall be deleted from the Ardour Global  Index(SM).  Stocks must have a three-month average daily trading price greater than $1.00 per share to be included in the AGI Composite Index.

         The Ardour Global Index(SM) and AGI Composite Index are each calculated and  maintained  by Dow Jones  Indexes  on behalf of  Ardour.  Index  values are calculated  daily,  except  Saturdays and Sundays,  and are distributed over the
Consolidated  Tape  Association's  Network B between the hours of  approximately
9:30 a.m. and 4:15 p.m.,  under the symbol AGIXL.  Index values are disseminated every 15 seconds.  The Ardour  Global  Index(SM)  includes  stocks of  companies engaged  in  the  entire  chain  of  alternative  energy  production,  including alternative  energy  fuels and  resources  (solar,  wind,  bio-fuels,  water and
geothermal),   environmental   technologies,   energy  efficiency  and  enabling
technologies.  Only companies which are "principally engaged" in the business of alternative  energy,  I.E.,  derive  over 50% of their total  revenues  from the industry  are  eligible.  Only  shares  that trade on a  recognized  domestic or international  stock  exchange may qualify  (E.G.,  National Stock Market stocks must be  "reported  securities"  under  11Aa3-1  of the  Exchange  Act.  Similar criteria and standards  apply to stocks with foreign  listings.)  Companies with
R-Score  (average  three-month  daily trading volume (in  thousands)  divided by average three-month market capitalization (in millions)) of less than 25% of its total  market  capitalization,  based on its average  daily share volume for the three calendar months prior to inclusion, shall not be eligible for inclusion in the AGI  Composite  Index and therefore  ineligible  for inclusion in the Ardour
Global Index(SM).

         The  Ardour  Global  Index(SM)  is  calculated  using a  capitalization weighting  methodology,  adjusted for float. Ardour Global Index(SM)  weightings may be modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal  Revenue Code. The Ardour Global  Index(SM) (and
the AGI Composite  Index) is rebalanced  quarterly,  at the close of business on the third Friday of each  calendar  quarter.  The share weights of Ardour Global
Index(SM)  components are adjusted on each  rebalancing  date, and new companies
(IPOs) may be added to the Ardour  Global  Index(SM)  on any  rebalancing  date, provided the companies meet all  eligibility  criteria and have been trading for more  than 22  trading  days.  The  Ardour  Global  Index(SM)  is  reconstituted semi-annually  on the dates of the June and December  rebalancings and companies are added and/or  deleted  based upon the Ardour  Global  Index(SM)  eligibility criteria.

         The Ardour Global  Index(SM) (and the AGI Composite  Index) is reviewed quarterly  to  assure  that all  components  continue  to meet  the  eligibility requirements.  New components  (IPOs) that meet eligibility  requirements may be added to the Index at the quarterly  rebalancings.  Components that fail to meet eligibility requirements are deleted semi-annually.  Rebalancing data, including constituent  weights and  related  information,  is posted on the Ardour  Global
Index(SM) web site  (www.Ardourglobalindexes.com)  prior to the start of trading on the first business day following the third

                                     - 50 -

Friday of the calendar quarter. A press announcement  identifying  additions and deletions to the Ardour Global  Index(SM) is issued on the Wednesday  prior to a rebalancing  date.  Share weights of the  constituents  remain constant  between quarters  except in the event of certain types of corporate  actions,  including stock  splits and  reverse  stock  splits.  Share  weights of the Ardour  Global
Index(SM) are not adjusted between rebalancing dates for shares issued or shares repurchased.  However, in the event that a component company is deleted from the index in the  period  between  rebalancings  due to a  corporate  action,  a new company will be substituted in the Ardour Global Index(SM) in approximately  the same weight as the removed company.

The Ardour Global Index(SM) is calculated by Dow Jones Indexes.

                                     - 51 -

                             AMEX GOLD MINERS INDEX

         The Amex Gold Miners Index ("Gold Miners  Index") is a modified  market capitalization  weighted index comprised of publicly traded  companies  involved primarily in the mining for gold. The Gold Miners Index  includes  common stocks and ADRs of selected companies that are involved in mining for gold and that are listed for  trading on the NYSE,  Amex or quoted on the NASDAQ.  Only  companies with market  capitalization  greater than $100 million that have a daily average traded  volume of at least  50,000  shares over the past six months are eligible for inclusion in the Gold Miners Index.

         The  Gold  Miners  Index  is   calculated   using  a  modified   market
capitalization weighting methodology. The Gold Miners Index is weighted based on the market  capitalization  of each of the  component  securities,  modified  to conform to the following asset diversification  requirements,  which are applied in  conjunction  with the  scheduled  quarterly  adjustments  to the Gold Miners
Index:

         (1)      the weight of any single  component  security  may not account for more than 20% of the total value of the Gold Miners Index;

         (2)      the component  securities  are split into two  subgroups-large and small, which are ranked by market capitalization weight in the Gold Miners  Index.  Large  stocks are defined as having a
                  Gold Miners  Index  weight  greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

         (3)      the  aggregate  weight  of those  component  securities  which individually  represent  more than 4.5% of the total  value of the Gold Miners Index may not account for more than 50% of the total Gold Miners Index value.

         The Gold  Miners  Index is reviewed  quarterly  so that the Gold Miners
Index components continue to represent the universe of companies involved in the gold mining industry.  The Amex may at any time and from time to time change the number of  securities  comprising  the group by adding or  deleting  one or more securities,  or replacing one or more securities contained in the group with one or more substitute  securities of its choice,  if in the Amex's  discretion such addition,  deletion or  substitution is necessary or appropriate to maintain the quality  and/or  character of the Gold Miners Index.  Changes to the Gold Miners
Index  compositions  and/or the component share weights in the Gold Miners Index typically  take  effect  after the close of trading on the third  Friday of each calendar quarter month in connection with the quarterly Index rebalance.

                                     - 52 -

                        DAXGLOBAL(R) NUCLEAR ENERGY INDEX

         The  DAXglobal(R)  Nuclear Energy Index (the "Nuclear Energy Index") is
intended to give investors an efficient, modified market capitalization weighted investment designed to track the movements of securities of companies engaged in the nuclear  business that are traded on leading global  exchanges.  The Nuclear
Energy Index covers seven major sub-sectors: uranium miners, uranium enrichment, uranium storage,  equipment for use in the provision of nuclear energy,  nuclear plant infrastructure, nuclear fuel transportation and nuclear energy generation.
The Nuclear  Energy Index is comprised of common  stocks and DRs that are listed for trading on major stock exchanges  around the world. The Nuclear Energy Index divisor was  initially  determined  to yield a benchmark  value of 100.00 at the close of trading on December 28, 2001.  The Nuclear  Energy Index is  calculated and  maintained by Deutsche  Borse AG. The value of the Nuclear  Energy Index is disseminated every 15 seconds over the Consolidated Tape Association's Network B between the hours of  approximately  9:30 a.m.  and 4:15 p.m.,  under the symbol
DXNE. Only companies with market capitalizations  greater than $150 million that have a worldwide  average daily trading  volume of at least $1 million (over the past six months as well as over each of the past two months) and have maintained a monthly trading volume of 250,000 shares over the past six months are eligible for inclusion in the Nuclear Energy Index.

         The  Nuclear  Energy  Index  is  calculated  using  a  modified  market capitalization weighting methodology. The Nuclear Energy Index is weighted based on the market  capitalization of each of its component  securities,  modified to conform to the following asset diversification  requirements,  which are applied in conjunction  with the scheduled  quarterly  adjustments to the Nuclear Energy
Index:

         (1)      the weight of any single  component  security  may not account for more  than 8% of the  total  value of the  Nuclear  Energy
                  Index;

         (2)      the  aggregate  weight  of those  component  securities  which individually  represent more than 5% of the total value of the
                  Nuclear  Energy Index may not account for more than 40% of the total Nuclear Energy Index value; and

         (3)      no other component securities will individually represent more than 4.5% of the total value of the Nuclear Energy Index.

         The universe of  potential  securities  eligible  for  inclusion in the
Nuclear  Energy Index will be reviewed at least annually  (generally,  the third
Friday of September)  so that the Nuclear  Energy Index  components  continue to represent the universe of all relevant sub-sectors. Deutsche Borse AG may at any time and from time to time change the number of securities  comprising the group by adding or deleting one or more securities,  or replace one or more securities contained in the group with one or more substitute  securities of its choice, if in Deutsche Borse AG's  discretion  such addition,  deletion or  substitution is necessary or appropriate to maintain the quality and/or character of the Nuclear
Energy Index. Changes to the component share weights of the Nuclear Energy Index will typically take effect on the third Friday of each calendar quarter month in connection with the quarterly Index rebalance.

                                     - 53 -

                           DAXGLOBAL(R) RUSSIA+ INDEX

         The  DAXglobal(R)  Russia+ Index ("Russia+  Index") is intended to give investors an  efficient,  modified  market  capitalization  weighted  investment designed to track the  movements  of certain  DRs and stocks of publicly  traded companies  that are  domiciled  in Russia  and  traded in Russia  and on leading global exchanges.  Russia's major industries include oil and gas exploration and
production,   telecommunication,   steel  production,   mining  and  electricity
generation. The Russia+ Index is a modified market capitalization weighted index comprised of publicly traded companies that are domiciled in Russia. The Russia+
Index divisor was initially  determined to yield a benchmark  value of 100.00 at the close of trading on December 28, 2001.  The Russia+ Index is calculated  and maintained by Deutsche Borse AG. The value of the Russia+ Index is  disseminated every 15 seconds over the Consolidated Tape Association's  Network B between the hours of  approximately  9:30 a.m. and 4:15 p.m.,  under the symbl  DXRPUS.  The
Russia+ Index  includes  securities of selected  companies that are domiciled in
Russia  that are listed for trading on  exchanges.  Only  companies  with market capitalization greater than $150 million that have a daily average traded volume of at least $1 million over the past six months are  eligible  for  inclusion in the Russia+ Index.

         The Russia+ Index is calculated using a modified market  capitalization weighting  methodology.  The  Russia+  Index is  weighted  based  on the  market capitalization  of each of the  component  stocks,  modified  to  conform to the following asset diversification  requirements,  which are applied in conjunction with the scheduled quarterly adjustments to the Russia+ Index:

         (1)      the weight of any single  component  stock may not account for more than 25% of the total value of the Russia+ Index;

         (2)      the component  stocks are split into two  subgroups-large  and small, which are ranked by market capitalization weight in the
                  Russia+  Index.  Large  stocks are defined as having a Russia+
                  Index  weight  greater  than or equal to 5%.  Small stocks are defined as having a Russia+ Index weight below 5%; and

         (3)      the  aggregate   weight  of  those   component   stocks  which
                  individually  represent  more than 5.0% of the total  value of the  Russia+  Index may not  account  for more than 40% of the total Russia+ Index value.

         The Russia+  Index is  reviewed  quarterly  so that the  Russia+  Index components  continue to represent  the universe of Russian  companies.  Deutsche
Borse AG may at any time and from  time to time  change  the  number  of  stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks  contained  in the group with one or more  substitute  stocks of its choice,  if in  Deutsche  Borse  AG's  discretion  such  addition,  deletion  or substitution  is  necessary  or  appropriate  to  maintain  the  quality  and/or character of the Russia+ Index. Changes to the Russia+ Index compositions and/or the component share weights in the Russia+ Index typically take effect after the close  of  trading  on the  third  Friday  of each  calendar  quarter  month  in connection with the quarterly Russia+ Index rebalance.

                                     - 54 -

                              AMEX STEEL INDEX

         The  Amex  Steel   Index   ("Steel   Index")   is  a  modified   market
capitalization  weighted  index  comprised of common stocks and ADRs of selected companies  that are  primarily  involved  in a variety  of  activities  that are related to steel  production,  including  the  operation of mills  manufacturing steel,  the  fabrication  of steel shapes or  products,  or the  extraction  and reduction  of iron ore,  and that are  listed for  trading on the NYSE,  Amex or quoted on the NASDAQ.  Only  companies with market  capitalization  greater than
$100 million that have a daily average traded volume of at least $1 million over the past three months are eligible for inclusion in the Steel Index.

         The Steel Index is weighted based on the market  capitalization of each of  the  component  securities,  modified  to  conform  to the  following  asset
diversification  requirements,   which  are  applied  in  conjunction  with  the
scheduled quarterly adjustments to the Steel Index:

         (1)      the weight of any single  component  security  may not account for more than 20% of the total value of the Steel Index; and

         (2)      the  aggregate  weight  of those  component  securities  which individually  represent  more than 4.5% of the total  value of the Steel Index may not account for more than 50% of the total
                  Steel Index value.

         The  Steel  Index  is  reviewed  quarterly  so  that  the  Steel  Index components continue to represent the universe of companies involved in the steel mining  industry.  The Amex may at any time  and from  time to time  change  the number of  securities  comprising  the group by adding or  deleting  one or more securities,  or replacing one or more securities contained in the group with one or more substitute  securities of its choice,  if in the Amex's  discretion such addition,  deletion or  substitution is necessary or appropriate to maintain the quality  and/or  character  of the  Steel  Index.  Changes  to the  Steel  Index
compositions  and/or the component  share  weights in the Steel Index  typically take  effect  after the close of  trading on the third  Friday of each  calendar quarter month in connection with the quarterly Index rebalance.

                                     - 55 -

                               PORTFOLIO HOLDINGS

         A description of each Fund's  policies and  procedures  with respect to the  disclosure  of the Fund's  portfolio  securities is available in the Funds'
SAI.

                        ADDITIONAL INVESTMENT STRATEGIES

         Each  Fund  normally  invests  at  least  95% of its  total  assets  in component  securities that comprise its respective  Index.  Each Fund may invest
its  remaining  assets  in  money  market  instruments,   including   repurchase
agreements or other funds which invest exclusively in money market  instruments, convertible securities, structured notes (notes on which the amount of principal repayment  and  interest  payments  are  based  on the  movement  of one or more specified  factors,  such as the movement of a particular  stock or stock index)
and in swaps, options futures contracts and currency forwards.  Swaps,  options,
futures  contracts  and  currency  forwards  (and  convertible   securities  and
structured  notes)  may be  used  by  each  Fund  in  seeking  performance  that corresponds to its respective  benchmark  Index, and in managing cash flows. The
Funds  will  not  invest  in money  market  instruments  as part of a  temporary defensive strategy to protect against potential stock market declines.

         The Funds may lend their portfolio  securities to brokers,  dealers and
other  financial   institutions   desiring  to  borrow  securities  to  complete
transactions  and for other purposes.  In connection with such loans,  the Funds receive liquid  collateral  equal to at least 102% of the value of the portfolio securities being loaned.  This collateral is  marked-to-market on a daily basis.
Although a Fund will  receive  collateral  in  connection  with all loans of its securities  holdings,  the Fund  would  be  exposed  to a risk of loss  should a borrower default on its obligation to return the borrowed  securities (E.G., the loaned  securities may have appreciated  beyond the value of the collateral held by the  Fund).  In  addition,  each  Fund will bear the risk of loss of any cash collateral that it invests.

                   ADDITIONAL RISKS OF INVESTING IN THE FUNDS

         SHORT  HISTORY OF AN ACTIVE  MARKET.  The Funds are recently  organized series of an  investment  company with  limited  operating  history.  While each
Fund's Shares are listed on an Exchange,  there can be no assurance  that active
trading  markets  for  the  Shares  will  be  maintained.   Van  Eck  Securities
Corporation,  the  distributor  of the  Shares  (the  "Distributor"),  does  not maintain a secondary market in the Shares.

         TRADING  ISSUES.  Trading in Shares on an Exchange may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading in Shares on the Exchange is subject to trading  halts  caused by  extraordinary  market  volatility  pursuant  to an
Exchange's  "circuit  breaker"  rules.  There  can  be  no  assurance  that  the requirements of the relevant  Exchange  necessary to maintain the listing of the
Funds will continue to be met or will remain unchanged.

         FLUCTUATION  OF NAV. The NAV of the Shares  fluctuates  with changes in the market value of each Fund's securities holdings. The market prices of Shares fluctuate in accordance with changes in NAV and supply and demand on each Fund's respective Exchange. The Adviser cannot predict whether Shares will trade below, at or above their NAV. Price  differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares will be closely  related to, but not identical  to, the same forces  influencing
the  prices  of  the  securities  of  each  Fund's   respective   Index  trading
individually  or in the  aggregate  at any point in time.  However,  given  that
Shares can be created and redeemed  daily in Creation  Units  (unlike  shares of closed-end  funds,  which  frequently  trade at appreciable  discounts from, and sometimes at premiums to, their NAV), the Adviser  believes that large discounts or premiums to the NAV of the Shares should not be sustained.

                                     - 56 -

                                   MANAGEMENT

         BOARD  OF   TRUSTEES.   The  Board  of   Trustees   of  the  Trust  has
responsibility  for  the  general  oversight  of the  management  of the  Funds, including general supervision of the Adviser and other service providers, but is not involved in the  day-to-day  management of the Trust. A list of the Trustees and the Trust officers,  and their present positions and principal  occupations, is provided in the Funds' SAI.

         INVESTMENT  MANAGER.  Under  the  terms  of  an  Investment  Management
Agreement  between the Trust and Van Eck Associates  Corporation with respect to
Market  Vectors-Gold   Miners  ETF  (the  "Gold  Miners  Investment   Management
Agreement") and an Investment Management Agreement between the Trust and Van Eck
Associates  Corporation with respect to each of the other Funds (the "Investment
Management  Agreement") and, together with the Gold Miners Investment Management
Agreement,   the  "Investment  Management   Agreements"),   Van  Eck  Associates
Corporation  serves as the adviser to the Funds and,  subject to the supervision of  the  Board  of  Trustees,  is  responsible  for  the  day-to-day  investment management of the Funds. Under the Gold Miners Investment  Management  Agreement
(but not the  Investment  Management  Agreement),  the Adviser is  obligated  to provide certain fund accounting  services to the Market Vectors-Gold Miners ETF.
As of December  31,  2007,  the Adviser  managed  approximately  $9.3 billion in assets.  The Adviser's  principal business address is 99 Park Avenue, 8th Floor,
New York, New York 10016.

         A  discussion  regarding  the  Board  of  Trustees'  approval  of  each
Investment  Management  Agreement is available in the Trust's semi-annual report for the period  ended June 30, 2007 and annual  report for the fiscal year ended
December 31, 2007, as applicable.

         For the services  provided to each Fund under the  relevant  Investment
Management  Agreement,  each Fund will pay the Adviser  monthly  fees based on a percentage of each Fund's  average daily net assets at the annual rate of 0.50%.
From time to time,  the Adviser may waive all or a portion of its fee.  Until at least May 1, 2009, the Adviser has contractually agreed to waive fees and/or pay
Fund expenses to the extent necessary to prevent the operating  expenses of each
Fund  (excluding  interest  expense,  offering  costs,  taxes and  extraordinary expenses)  from exceeding  0.55% (with respect to Market  Vectors--Environmental
Services ETF, Market  Vectors--Gold  Miners ETF and Market  Vectors--Steel ETF),
0.65% (with respect to Market  Vectors--Agribusiness  ETF, Market  Vectors--Coal
ETF, Market Vectors--Gaming ETF, Market  Vectors--Global  Alternative Energy ETF
and  Market  Vectors--Nuclear  Energy  ETF) and 0.69%  (with  respect  to Market
Vectors--Russia  ETF) of its  average  daily  net  assets  per  year.  The other expenses  excluded  from the expense caps are: (a) legal fees  pertaining to the
Funds' Shares  offered for sale;  (b) SEC and state  registration  fees; and (c)
initial fees paid to be listed on an exchange.

         Each  Fund  is  responsible  for  all of its  expenses,  including  the investment  advisory fees, costs of transfer agency,  custody,  legal, audit and other services,  interest,  taxes, any distribution  fees or expenses,  offering fees or expenses and extraordinary expenses.

         ADMINISTRATOR,   CUSTODIAN  AND  TRANSFER  AGENT.  Van  Eck  Associates
Corporation is the  administrator for the Funds (the  "Administrator"),  and The
Bank of New York is the  custodian of each Fund's  assets and provides  transfer agency and fund accounting services (except with respect to Market Vectors--Gold
Miners ETF) to the Funds. The Administrator is responsible for certain clerical, recordkeeping  and/or  bookkeeping  services which are provided  pursuant to the
Investment Management Agreement.

         DISTRIBUTOR.  Van Eck Securities Corporation is the distributor of each
Fund's Shares.  The Distributor will not distribute Shares in less than Creation
Units,  and it does not maintain a secondary  market in the Shares.  As noted in
the   section   entitled    "Shareholder    Information--Buying    and   Selling
Exchange-Traded Shares," the Shares are traded in the secondary market.

                                     - 57 -

                               PORTFOLIO MANAGERS

         The portfolio managers who currently share joint responsibility for the day-to-day  management of each Fund's  portfolio  are Hao-Hung  (Peter) Liao and
Edward M. Kuczma, Jr. Mr. Liao has been employed by the Adviser since the summer of 2004.  Mr.  Liao  attended  New York  University  from 2000 to 2004  where he received a Bachelor of Arts majoring in mathematics and economics. Mr. Liao also serves as  investment  analyst for the Worldwide  Absolute  Return Fund ("WARF")
where his role includes  manager  review,  performance  attribution,  changes in manager  mandates and risk management,  and as a portfolio  manager of WARF. Mr.
Kuczma has been  employed by the  Adviser  since  January of 2004.  Prior to Mr.
Kuczma's current role of investment analyst, he worked from January 2004 to June
2004 in  Portfolio  Administration  for the  Adviser.  After  serving  as a fund administrator  for  international  portfolios,  Mr. Kuczma became an analyst for emerging market  companies.  He also serves on a committee that reviews managers and changing mandates for WARF. Mr. Kuczma attended  Georgetown  University from
1999 to 2003.  Messrs.  Liao and Kuczma  serve as  portfolio  managers of eleven funds of the Trust.  Neither Mr. Kuczma nor Mr. Liao manages any other  accounts of any  type for the  Adviser.  Messrs.  Liao  and  Kuczma  have  served  as the portfolio  managers  of each Fund  since its  inception.  See the Funds' SAI for
additional  information  about  the  portfolio  managers'  compensation,   other
accounts  managed by the portfolio  managers and their  respective  ownership of
Shares.

                                     - 58 -

                             SHAREHOLDER INFORMATION

DETERMINATION OF NAV

         The NAV per Share for each Fund is computed  by  dividing  the value of the net  assets of the Fund  (I.E.,  the value of its total  assets  less  total liabilities)  by the  total  number of Shares  outstanding.  Expenses  and fees, including  the  management  fee,  are accrued  daily and taken into  account for purposes of  determining  NAV. The NAV of each Fund is determined  each business day after the close of  trading  (ordinarily  4:00  p.m.,  New York time) of the
Exchange on which the Fund  trades.  Any assets or  liabilities  denominated  in currencies  other than the U.S.  dollar are converted  into U.S.  dollars at the current market rates on the date of valuation as quoted by one or more sources.

         The  value  of  the   portfolio   securities  of  each  of  the  Market
Vectors--Agribusiness ETF, Market Vectors--Coal ETF, Market Vectors--Gaming ETF,
Market Vectors--Global  Alternative Energy ETF, Market  Vectors--Nuclear  Energy
ETF and Market  Vectors--Russia ETF is based on the securities' closing price on local  markets  when  available.  If a  security's  market  price is not readily available  or does  not  otherwise  accurately  reflect  the  fair  value of the security,  the  security  will be  valued by  another  method  that the  Adviser believes will better reflect fair value in accordance with the Trust's valuation policies and  procedures  approved by the Board of  Trustees.  Each Fund may use fair value pricing in a variety of circumstances,  including but not limited to, situations  where  the  value  of a  security  in a  Fund's  portfolio  has been materially  affected by events  occurring after the close of the market on which the security is  principally  traded  (such as a corporate  action or other news that may materially affect the price of a security) or trading in a security has been suspended or halted. In addition,  each Fund currently expects that it will fair  value  foreign  equity  securities  held by the  Fund  each  day the  Fund calculates  its NAV.  Accordingly,  a Fund's NAV is expected to reflect  certain portfolio  securities'  fair values rather than their market prices.  Fair value pricing  involves  subjective  judgments  and it is  possible  that a fair value determination  for a security is materially  different than the value that could be realized upon the sale of the security. In addition, fair value pricing could result in a difference between the prices used to calculate a Fund's NAV and the prices used by the Fund's  respective  Index. This may adversely affect a Fund's ability to track its  respective  Index.  With  respect to  securities  that are primarily  listed  on  foreign  exchanges,  the  value  of  a  Fund's  portfolio securities may change on days when you will not be able to purchase or sell your
Shares.

BUYING AND SELLING EXCHANGE-TRADED SHARES

         The   Shares   of  the   Market   Vectors--Agribusiness   ETF,   Market
Vectors--Environmental   Services  ETF,  Market   Vectors--Gaming   ETF,  Market
Vectors--Gold  Miners  ETF,  Market   Vectors--Nuclear  Energy  ETF  and  Market
Vectors--Steel  ETF  are  listed  on the  Amex  and  the  Shares  of the  Market
Vectors--Coal  ETF,  Market  Vectors--Global  Alternative  Energy ETF and Market
Vectors--Russia  ETF are listed on the NYSE Arca.  If you buy or sell  Shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread  between the bid and the offered  price in the  secondary  market  on  each  leg  of  a  round  trip  (purchase  and  sale)
transaction.  It is  anticipated  that the Shares of the Funds will trade in the secondary  market at prices that may differ to varying  degrees from the closing
NAVs of the Shares.  Given,  however,  that  Shares can be created and  redeemed daily in Creation Units,  the Adviser believes that large discounts and premiums to NAV should not be sustained for very long.

         DTC serves as securities  depository for the Shares. (The Shares may be held only in book-entry  form; stock  certificates  will not be issued.) DTC, or its  nominee,  is the  record or  registered  owner of all  outstanding  Shares.
Beneficial  ownership  of  Shares  will be  shown on the  records  of DTC or its participants (described below).  Beneficial owners of Shares are not entitled to have Shares registered in

                                     - 59 -

their  names,  will not receive or be entitled to receive  physical  delivery of certificates  in definitive  form and are not considered  the registered  holder thereof.  Accordingly,  to  exercise  any  rights  of a holder of  Shares,  each
beneficial   owner  must  rely  on  the   procedures  of:  (i)  DTC;  (ii)  "DTC
Participants,"  i.e.,  securities  brokers and dealers,  banks, trust companies, clearing  corporations  and certain  other  organizations,  some of whom (and/or their  representatives)  own  DTC;  and  (iii)  "Indirect  Participants,"  i.e.,
brokers,  dealers,  banks and trust  companies  that clear through or maintain a custodial  relationship  with a DTC Participant,  either directly or indirectly, through which such beneficial owner holds its interests.  The Trust  understands that under  existing  industry  practice,  in the event the Trust  requests  any action of holders of Shares,  or a beneficial  owner  desires to take any action that DTC, as the record owner of all  outstanding  Shares,  is entitled to take,
DTC would  authorize the DTC  Participants  to take such action and that the DTC
Participants  would authorize the Indirect  Participants  and beneficial  owners acting through such DTC Participants to take such action and would otherwise act upon the  instructions  of beneficial  owners owning  through them. As described above,  the Trust  recognizes  DTC or its nominee as the owner of all Shares for all purposes.  For more  information,  see the section entitled "Book Entry Only
System" in the Funds' SAI.

         MARKET TIMING AND RELATED MATTERS.  The Funds impose no restrictions on the  frequency of purchases and  redemptions.  In  determining  not to approve a written,  established  policy limiting  purchases and redemptions,  the Board of
Trustees  evaluated  the  nature of the Funds  (i.e.,  a fund  whose  shares are expected to trade intra-day).  In particular,  the Board of Trustees  considered that,  unlike  traditional  mutual funds,  the Funds  generally issue and redeem their Shares at the NAV per Share for a basket of securities  intended to mirror each Fund's portfolio,  plus a small amount of cash, and Shares may be purchased and sold in the secondary market at prevailing market prices.

         Given  this  structure,  the Board of  Trustees  determined  that it is unlikely that (a) market timing would be attempted by a Fund's  shareholders  or
(b) any  attempts  to market  time the  Funds by  shareholders  would  result in negative  impact  to  the  Fund  or its  shareholders.  However,  creations  and redemptions  of  Creation  Units  consisting  of a  significant  amount of cash, although  expected to be rare, could create the potential for market timing with its negative impact to the Funds and their shareholders.

CREATION AND REDEMPTION OF CREATION UNITS

         The Trust  issues and redeems  Shares at NAV only in a large  specified number of Shares  called a "Creation  Unit." A Creation  Unit consists of 50,000
Shares.  The Funds  generally  issue and redeem  Creation  Units only in-kind in exchange  for a  designated  portfolio  of equity  securities  included  in each respective  benchmark  Index and a relatively  small cash  payment.  Except when aggregated in Creation  Units,  the Shares are not redeemable  securities of the
Funds. See "Shareholder  Information--Buying and Selling Exchange-Traded Shares"
and "--Procedures for Creation of Creation Units."

         FUND DEPOSITS.  The consideration for creation of Creation Units of the
Funds  generally  consists of the in-kind  deposit of a designated  portfolio of equity securities (the "Deposit Securities")  constituting a replication of each
Fund's  respective  benchmark  Index and an amount of cash computed as described below (the "Cash Component") and together with the Deposit Securities, the "Fund
Deposit." The list of the names and numbers of shares of the Deposit  Securities is made  available  by the  Administrator  through  the  facilities  of the NSCC immediately  prior to the opening of business  each day of the Exchange on which each Fund trades.  The Cash Component  represents the difference between the NAV of a  Creation  Unit and the  market  value of the  Deposit  Securities  and may include a "Dividend Equivalent Payment" as described in the Funds' SAI.

         PROCEDURES  FOR  CREATION  OF CREATION  UNITS.  To be eligible to place orders with the  Distributor to create Creation Units of the Funds, an entity or person either must be (1) a "Participating Party," i.e., a

                                     - 60 -

broker-dealer  or  other   participant  in  the  Clearing  Process  through  the
Continuous Net Settlement System of the NSCC; or (2) a DTC Participant;  and, in
either  case,  must  have  executed  an  agreement  with the  Trust and with the
Distributor  with respect to creations and redemptions of Creation Units outside the Clearing Process ("Participant Agreement"). All Creation Units of the Funds,
however created, will be entered on the records of DTC in the name of Cede & Co.
for the account of a DTC Participant.

         At any given time, there may be only a limited number of broker-dealers that have  executed a  Participant  Agreement.  Those  placing  orders to create
Creation  Units  of  the  Funds  through  the  Clearing  Process  should  afford sufficient  time to permit  proper  submission  of the order to the  Distributor prior to the Closing Time on the date on which a creation  order (or  redemption order, as discussed below) is placed (the "Transmittal Date").

         Orders for creation that are effected  outside the Clearing Process are likely to require  transmittal by the DTC Participant earlier on the Transmittal
Date than orders  effected  using the Clearing  Process.  Those persons  placing orders outside the Clearing Process should ascertain the deadlines applicable to
DTC and the  Federal  Reserve  Bank wire  system by  contacting  the  operations department of the broker or depository institution effectuating such transfer of
Deposit  Securities and Cash Component.  Investors should refer to "Creation and
Redemption  of  Creation  Units" in the Funds'  SAI for  details  regarding  the logistics of placement of orders using and outside the Clearing Process.

         ACCEPTANCE OF CREATION ORDER.  The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor if, for any reason:
(a) the order is not in proper form; (b) the creator or creators, upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of a Fund;  (c) the  Deposit  Securities  delivered  are  not as  specified  by the
Administrator,  as described above; (d) the acceptance of the Deposit Securities would have certain adverse tax consequences to a Fund; (e) the acceptance of the
Fund Deposit would, in the opinion of counsel,  be unlawful;  (f) the acceptance of the Fund  Deposit  would  otherwise,  in the  discretion  of the Trust or the
Adviser, have an adverse effect on the Trust or the rights of beneficial owners;
or (g) in the event that  circumstances  outside the  control of the Trust,  the
Distributor  and the Adviser make it for all  practical  purposes  impossible to process creation orders.  Examples of such circumstances  include acts of God or public  service or  utility  problems  such as fires,  floods,  extreme  weather conditions  and power  outages  resulting  in  telephone,  telecopy and computer failures;  market  conditions  or  activities  causing  trading  halts;  systems failures  involving  computer or other information  systems affecting the Trust, the Adviser,  the  Distributor,  DTC, the NSCC or any other  participant  in the creation process,  and similar  extraordinary  events.  The Trust shall notify a prospective  creator of its rejection of the order of such person. The Trust and the Distributor are under no duty,  however, to give notification of any defects or  irregularities  in the  delivery of Fund  Deposits  nor shall either of them incur any  liability  for the failure to give any such  notification.  The Trust shall notify a prospective creator of its rejection of the order of such person.

         All  questions  as to the  number  of Shares  of each  security  in the
Deposit  Securities  and the validity,  form,  eligibility  and  acceptance  for deposit of any securities to be delivered shall be determined by the Trust,  and the Trust's determination shall be final and binding.

         CREATION  TRANSACTION FEE. A fixed creation  transaction fee of $1,000, which is paid to each Fund (the "Creation  Transaction  Fee"),  is applicable to each  transaction  regardless of the number of Creation  Units  purchased in the transaction.  In  addition,  a variable  charge of up to four times the Creation
Transaction Fee may be imposed with respect to transactions  effected outside of the Clearing  Process  (through a DTC Participant) or to the extent that cash is used in lieu of securities to purchase Creation Units. Where the Trust permits a creator  to  substitute  cash in lieu of  depositing  a portion  of the  Deposit
Securities,  the creator will be assessed an additional variable charge for cash creations  on the cash in lieu  portion of its  investment.  See  "Creation  and
Redemption of Creation Units" in the SAI. The price for

                                     - 61 -

each Creation Unit will equal the daily NAV per Share times the number of Shares in a  Creation  Unit plus the fees  described  above  and,  if  applicable,  any transfer  taxes.  Shares of the Funds may be issued in advance of receipt of all
Deposit  Securities  subject to various  conditions,  including a requirement to maintain  on deposit  with the Funds  cash at least  equal to 115% of the market value of the  missing  Deposit  Securities.  See  "Creation  and  Redemption  of
Creation Units" in the Funds' SAI.

         REDEMPTION OF CREATION  UNITS.  Shares may be redeemed only in Creation
Units at their NAV next  determined  after  receipt of a  redemption  request in proper form by the  Distributor,  only on a day on which each Fund's  respective
Exchange  is open for  trading  and only  through a  Participating  Party or DTC
Participant, who has executed a Participant Agreement. THE TRUST WILL NOT REDEEM
SHARES IN AMOUNTS  LESS THAN  CREATION  UNITS.  Beneficial  owners also may sell
Shares in the secondary market,  but must accumulate enough Shares to constitute a Creation Unit in order to have such Shares redeemed by the Trust. There can be no assurance,  however,  that there will be  sufficient  liquidity in the public trading  market at any time to permit  assembly  of a Creation  Unit.  Investors should expect to incur brokerage and other costs in connection with assembling a sufficient number of Shares to constitute a redeemable Creation Unit.

         The Administrator,  through NSCC, makes available  immediately prior to the opening of business on each Fund's respective Exchange (currently 9:30 a.m.,
New  York  time)  on each  day that  the  Exchange  is open  for  business,  the securities held by a Fund ("Fund  Securities") that will be applicable  (subject to possible  amendment or correction) to redemption  requests received in proper form (as defined below) on that day. Fund Securities  received on redemption may not be identical to Deposit  Securities  which are  applicable  to purchasers of
Creation  Units.  Unless cash  redemptions  are  available or specified  for the
Funds,  the redemption  proceeds for a Creation Unit  generally  consist of Fund
Securities,  plus cash in an amount equal to the  difference  between the NAV of the Shares being redeemed,  as next  determined  after a receipt of a request in proper  form,  and  the  value  of the  Fund  Securities,  less  the  redemption transaction fee described below.

         The  redemption  transaction  fee  of  $1,000  is  deducted  from  such redemption  proceeds.  Should the Fund  Securities have a value greater than the
NAV of Shares being redeemed,  a compensating cash payment to the Trust equal to the  differential,  plus the applicable  redemption fee and, if applicable,  any transfer  taxes  will be  required  to be  arranged  for by or on  behalf of the redeeming  shareholder.  The basic  redemption  transaction fees are the same no matter how many Creation Units are being redeemed pursuant to any one redemption request.  The Funds may adjust  these  fees from time to time based upon  actual experience. An additional charge up to four times the redemption transaction fee may be charged with respect to redemptions  outside of the Clearing Process.  An additional  variable  charge for cash  redemptions  or partial cash  redemptions
(when cash redemptions are available) may also be imposed. Investors who use the services  of a broker or other such  intermediary  may be charged a fee for such services.  Investors should refer to "Creation and Redemption of Creation Units"
in the Funds' SAI for details regarding the logistics of redemption orders using and outside the Clearing Process.

         Redemptions of Shares for Fund Securities will be subject to compliance with applicable U.S.  federal and state  securities laws, and the Funds (whether or not they  otherwise  permit  cash  redemptions)  reserve  the right to redeem
Creation Units for cash to the extent that the Funds could not lawfully  deliver specific  Deposit  Securities upon  redemptions or could not do so without first registering the Fund Securities  under such laws.  Deliveries of Fund Securities to redeeming investors generally will be made within three business days. Due to the schedule of holidays in certain countries,  however, the delivery of in-kind redemption  proceeds may take longer than three  business  days after the day on which the  redemption  request is received in proper  form.  In such cases,  the local market settlement  procedures will not commence until the end of the local holiday  periods.  See the  Funds' SAI for a list of the local  holidays  in the foreign countries relevant to the Funds.

                                     - 62 -

         The  right  of  redemption  may be  suspended  or the  date of  payment postponed  (1) for any  period  during  which  the NYSE is  closed  (other  than customary weekend and holiday closings); (2) for any period during which trading on the NYSE is  suspended  or  restricted;  (3) for any period  during  which an emergency  exists as a result of which  disposal  of the  Shares of the Funds or determination of their NAV is not reasonably  practicable;  or (4) in such other circumstance as is permitted by the SEC.

         Investors interested in creating and/or redeeming Creation Units should refer to the more  detailed  information  "Creation  and  Redemption of Creation
Units" in the Funds' SAI.

DISTRIBUTIONS

         NET INVESTMENT INCOME AND CAPITAL GAINS. As a Fund shareholder, you are entitled to your share of the Fund's  distributions of net investment income and net realized capital gains on its investments.  The Funds pay out  substantially all of their net earnings to their shareholders as "distributions."

         The Funds typically earn income dividends from stocks and interest from debt securities.  These amounts, net of expenses,  are typically passed along to
Fund  shareholders  as dividends from net investment  income.  The Funds realize capital  gains or losses  whenever they sell  securities.  Net capital gains are distributed to shareholders as "capital gain distributions."

         Net  investment  income and net capital  gains,  if any, are  typically distributed to  shareholders  at least  annually.  Dividends may be declared and
paid  more   frequently  to  improve  index  tracking  or  to  comply  with  the distribution  requirements of the Internal Revenue Code. In addition,  the Funds may determine to  distribute at least  annually  amounts  representing  the full dividend yield net of expenses on the underlying  investment  securities,  as if the Funds owned the underlying  investment  securities  for the entire  dividend period,  in which case some portion of each  distribution may result in a return of capital. You will be notified regarding the portion of the distribution which represents a return of capital.

         Distributions  in cash may be  reinvested  automatically  in additional
Shares of your Fund only if the broker through which you purchased  Shares makes such option available.

TAX MATTERS

         As with any  investment,  you should  consider how your Fund investment will be taxed.  The tax  information  in this  Prospectus is provided as general information.  You  should  consult  your  own  tax  professional  about  the tax consequences of an investment in the Funds.  Unless your investment in a Fund is through a tax-exempt entity or tax-deferred retirement account, such as a 401(k)
plan,  you need to be aware of the possible tax  consequences  when:  (i) a Fund makes  distributions,  (ii) you sell Shares in the secondary market or (iii) you create or redeem Creation Units.

         TAXES ON  DISTRIBUTIONS.  The Funds expect to distribute net investment income at least annually,  and any net realized  long-term or short-term capital gains annually.  The Funds may also pay a special distribution at the end of the calendar year to comply with U.S.  federal tax  requirements.  In general,  your distributions are subject to U.S. federal income tax when they are paid, whether you take  them in cash or  reinvest  them in the Fund.  Dividends  paid out of a
Fund's income and net short-term  gains, if any, are taxable as ordinary income.
The  Funds  may  receive  dividends,  the  distribution  of which  the Funds may designate  as  qualified  dividends.  In the event that a Fund  receives  such a dividend  and  designates  the  distribution  of such  dividend  as a  qualified dividend,  the  dividend  may  be  taxed  at the  maximum  capital  gains  rate.
Distributions  of  net  long-term  capital  gains,  if  any,  in  excess  of net short-term capital losses are taxable as long-term capital gains,  regardless of how long you have held the Shares.

                                     - 63 -

         Distributions  in excess of a Fund's current and  accumulated  earnings and profits are treated as a tax-free return of your investment to the extent of your  basis  in  the  Shares,  and  generally  as  capital  gain  thereafter.  A distribution  will  reduce a Fund's  NAV per Share and may be  taxable to you as ordinary income or capital gain even though,  from an economic  standpoint,  the distribution may constitute a return of capital.

         If you are not a citizen or resident alien of the United  States,  each
Fund's ordinary income dividends (which include  distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies or unless such income is effectively  connected with a
U.S. trade or business.  The Funds may, under certain  circumstances,  designate all or a  portion  of a  dividend  as an  "interest-related  dividend"  that  if received by a nonresident alien or foreign entity generally would be exempt from the 30% U.S.  withholding tax, provided that certain other requirements are met.
The Funds may also, under certain circumstances, designate all or a portion of a dividend  as a  "short-term  capital  gain  dividend"  which  if  received  by a nonresident  alien or foreign entity generally would be exempt from the 30% U.S.
withholding  tax,  unless the foreign person is a nonresident  alien  individual present in the United  States  for a period or periods  aggregating  183 days or more during the foreign person's taxable year. However,  the Funds do not expect to pay  significant  amounts  of  "interest-related  dividends"  or  "short-term capital gains  dividends." The provisions  discussed above relating to dividends to foreign  persons apply to dividends  with respect to taxable years  beginning before  January 1, 2008.  Distributions  attributable  to gains from "U.S.  real property  interests,"  including gains from the disposition of certain U.S. real property  holding  corporations,  will  generally  be  subject  to U.S.  federal withholding  tax and may give rise to an  obligation  on the part of the foreign shareholder  to file a U.S.  federal income tax return.  Also,  such gain may be subject to a 30% branch profits tax in the hands of a foreign  shareholder  that is a corporation.  A U.S. real property  holding  corporation is any corporation the fair market value of whose U.S.  real property  interests  equals or exceeds
50% of the sum of the fair market value of its overall real  property  interests and any  other  of its  assets  which  are  used or held  for use in a trade  or business.

         Dividends and interest from non-U.S.  investments received by the Funds may give rise to withholding and other taxes imposed by foreign  countries.  Tax conventions  between  certain  countries  and the  United  States  may reduce or eliminate such taxes.

         The  Funds  may  be  required  to   withhold  a   percentage   of  your
distributions  and proceeds if you have not  provided a taxpayer  identification number or social  security  number or otherwise  establish a basis for exemption from  backup  withholding.  The  backup  withholding  rate  for  individuals  is currently  28%. This is not an additional  tax and may be refunded,  or credited against  your U.S.  federal  income tax  liability,  provided  certain  required information is furnished to the Internal Revenue Service.

         TAXES ON THE SALE OF  EXCHANGE-LISTED  SHARES.  Currently,  any capital gain or loss  realized  upon a sale of Shares is generally  treated as long-term capital  gain or loss if the Shares have been held for more than one year and as a short-term capital gain or loss if held for one year or less.

         TAXES ON CREATIONS  AND  REDEMPTIONS  OF CREATION  UNITS.  A person who exchanges  equity  securities for Creation Units generally will recognize a gain or loss.  The gain or loss will be equal to the  difference  between  the market value  of the  Creation  Units  at the  time of  exchange,  and the  exchanger's aggregate basis in the securities  surrendered,  taking into  consideration  the cash component paid. A person who exchanges Creation Units for equity securities will  generally  recognize  a gain or loss equal to the  difference  between the exchanger's  basis in the Creation  Units and the aggregate  market value of the securities  received.  The Internal Revenue Service,  however, may assert that a loss  realized  upon an exchange of  securities  for  Creation  Units  cannot be deducted  currently under the rules governing "wash sales," or on the basis that there has been no significant change in economic position. Persons

                                     - 64 -

exchanging  securities  should  consult  their own tax adviser  with  respect to whether wash sale rules apply and when a loss might be deductible.

         Under current U.S.  federal  income tax laws,  any capital gain or loss realized upon a redemption of Creation  Units is generally  treated as long-term capital  gain or loss if the Shares have been held for more than one year and as a  short-term  capital gain or loss if the Shares have been held for one year or less.

         If you create or redeem Creation Units, you will be sent a confirmation statement showing how many Shares you created or sold and at what price.

         The foregoing  discussion  summarizes  some of the  consequences  under current U.S.  federal income tax law of an investment in the Funds.  It is not a substitute  for  personal  tax advice.  Consult  your own tax advisor  about the potential tax consequences of an investment in the Fund under all applicable tax laws.

                                     - 65 -

                               LICENSE AGREEMENTS

         The Adviser has entered into a licensing  agreement with Deutsche Borse
AG to use the Agribusiness  Index,  Nuclear Energy Index and Russia+ Index. Each
Fund  is  entitled  to  use  its  respective   benchmark  Index  pursuant  to  a
sub-licensing arrangement with the Adviser.

         THE   SHARES   OF   THE   MARKET   VECTORS-AGRIBUSINESS   ETF,   MARKET
VECTORS-NUCLEAR  ENERGY ETF AND MARKET  VECTORS-RUSSIA ETF ARE NEITHER SPONSORED
NOR PROMOTED,  DISTRIBUTED OR IN ANY OTHER MANNER SUPPORTED BY DEUTSCHE BORSE AG
(THE  "LICENSOR").  THE LICENSOR DOES NOT GIVE ANY EXPLICIT OR IMPLICIT WARRANTY
OR  REPRESENTATION,  NEITHER  REGARDING THE RESULTS DERIVING FROM THE USE OF THE
DAXGLOBAL(R)  AGRIBUSINESS  INDEX (THE "AGRIBUSINESS  INDEX"),  THE DAXGLOBAL(R)
NUCLEAR ENERGY INDEX (THE "NUCLEAR  ENERGY  INDEX"),  THE  DAXGLOBAL(R)  RUSSIA+
INDEX (THE "RUSSIA+  INDEX") AND/OR THE  AGRIBUSINESS  INDEX, THE NUCLEAR ENERGY
INDEX AND THE RUSSIA+ INDEX TRADEMARKS NOR REGARDING THE AGRIBUSINESS  INDEX AND
THE NUCLEAR  ENERGY INDEX VALUES AT A CERTAIN POINT IN TIME OR ON A CERTAIN DATE
NOR IN ANY OTHER RESPECT.  THE AGRIBUSINESS  INDEX, THE NUCLEAR ENERGY INDEX AND
THE RUSSIA+ INDEX ARE CALCULATED AND PUBLISHED BY THE LICENSOR. NEVERTHELESS, AS
FAR AS ADMISSIBLE  UNDER STATUTORY LAW THE LICENSOR WILL NOT BE LIABLE VIS-A-VIS
THIRD PARTIES FOR POTENTIAL ERRORS IN THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY
INDEX OR THE RUSSIA+  INDEX.  MOREOVER,  THERE IS NO OBLIGATION FOR THE LICENSOR
VIS-A-VIS THIRD PARTIES,  INCLUDING INVESTORS,  TO POINT OUT POTENTIAL ERRORS IN
THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY INDEX AND THE RUSSIA+ INDEX.

         NEITHER THE PUBLICATION OF THE  AGRIBUSINESS  INDEX, THE NUCLEAR ENERGY
INDEX  AND THE  RUSSIA+  INDEX BY THE  LICENSOR  NOR THE  GRANTING  OF A LICENSE
REGARDING THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY INDEX AND THE RUSSIA+ INDEX
AS WELL AS THE AGRIBUSINESS INDEX TRADEMARK,  THE NUCLEAR ENERGY INDEX TRADEMARK
AND THE RUSSIA+ INDEX  TRADEMARK  FOR THE  UTILIZATION  IN  CONNECTION  WITH THE
FINANCIAL  INSTRUMENT OR OTHER SECURITIES OR FINANCIAL  PRODUCTS,  WHICH DERIVED
FROM THE  AGRIBUSINESS  INDEX,  THE NUCLEAR  ENERGY INDEX AND THE RUSSIA+ INDEX,
REPRESENT A RECOMMENDATION BY THE LICENSOR FOR A CAPITAL  INVESTMENT OR CONTAINS
IN ANY  MANNER A  WARRANTY  OR  OPINION  BY THE  LICENSOR  WITH  RESPECT  TO THE
ATTRACTIVENESS  ON AN  INVESTMENT  IN SHARES OF THE MARKET  VECTORS-AGRIBUSINESS
ETF, MARKET VECTORS-NUCLEAR ENERGY ETF AND MARKET VECTORS-RUSSIA ETF.

         IN ITS CAPACITY AS SOLE OWNER OF ALL RIGHTS TO THE AGRIBUSINESS  INDEX,
THE NUCLEAR ENERGY INDEX, THE RUSSIA+ INDEX,  THE AGRIBUSINESS  INDEX TRADEMARK,
THE NUCLEAR ENERGY INDEX TRADEMARK AND THE RUSSIA+ INDEX TRADEMARK, THE LICENSOR
HAS SOLELY  LICENSED TO VAN ECK ASSOCIATES  CORPORATION  THE  UTILIZATION OF THE
AGRIBUSINESS   INDEX,   THE  NUCLEAR  ENERGY  INDEX,   THE  RUSSIA+  INDEX,  THE
AGRIBUSINESS INDEX TRADEMARK, THE NUCLEAR ENERGY INDEX TRADEMARK AND THE RUSSIA+
INDEX TRADEMARK AS WELL AS ANY REFERENCE TO THE AGRIBUSINESS  INDEX, THE NUCLEAR
ENERGY INDEX, THE RUSSIA+ INDEX, THE AGRIBUSINESS  INDEX TRADEMARK,  THE NUCLEAR
ENERGY INDEX  TRADEMARK AND THE RUSSIA+ INDEX  TRADEMARK IN CONNECTION  WITH THE
SHARES

                                     - 66 -

OF THE MARKET  VECTORS-AGRIBUSINESS  ETF, MARKET  VECTORS-NUCLEAR ENERGY ETF AND
MARKET VECTORS-RUSSIA ETF.

         The Adviser has entered into a licensing agreement with the Amex to use the  respective  benchmark  Index of each of the  Market  Vectors--Environmental
Services ETF, Market  Vectors--Gold  Miners ETF and Market  Vectors--Steel  ETF.
Each of the Market  Vectors--Environmental  Services ETF,  Market  Vectors--Gold
Miners ETF and  Market  Vectors--Steel  ETF is  entitled  to use its  respective benchmark index pursuant to a sub-licensing arrangement with the Adviser.

         The Shares of each of the Market  Vectors--Environmental  Services ETF,
Market Vectors--Gold Miners ETF and Market Vectors--Steel ETF are not sponsored, endorsed, sold or promoted by the Amex. The Amex as index compilation agent (the
"Index  Compilation  Agent")  makes no  representation  or warranty,  express or implied,  to the  owners  of the  Shares  of Market  Vectors--Environmental
Services ETF, Market Vectors--Gold  Miners ETF and Market  Vectors--Steel ETF or
any member of the public  regarding the  advisability of investing in securities generally or in the Shares of the Market  Vectors--Environmental  Services  ETF,
Market  Vectors--Gold  Miners ETF and Market  Vectors--Steel ETF particularly or the ability of the indices identified herein to track stock market  performance.
The Amex is the licensor of certain  trademarks,  service marks and trade names, including the Amex Environmental Services Index, Amex Gold Miners Index and Amex
Steel Index. Each Index is determined, composed and calculated without regard to
the  Shares  of  the  Market   Vectors--Environmental   Services   ETF,   Market
Vectors--Gold  Miners ETF and Market  Vectors--Steel  ETF or the issuer thereof.
The Index  Compilation Agent is not responsible for, nor has it participated in, the  determination  of the timing of,  prices at, or quantities of the Shares of the Market Vectors--Environmental  Services ETF, Market Vectors--Gold Miners ETF
and  Market  Vectors--Steel  ETF  to  be  issued  or  in  the  determination  or calculation  of the  equation  by which the  Shares  are  redeemable.  The Index
Compilation  Agent has no obligation or liability to owners of the Shares of the
Market Vectors--Environmental  Services ETF, Market Vectors--Gold Miners ETF and
Market  Vectors--Steel ETF in connection with the  administration,  marketing or trading of the Shares of the Market Vectors--Environmental  Services ETF, Market
Vectors--Gold Miners ETF and Market Vectors--Steel ETF.

         Although  the Index  Compilation  Agent shall  obtain  information  for inclusion in or for use in the  calculation  of each Index from sources which it considers reliable,  the Index Compilation Agent does not guarantee the accuracy and/or  the  completeness  of the  component  data of the  Index  obtained  from independent sources.  The Index Compilation Agent makes no warranty,  express or implied,  as to results to be obtained by the Trust as sub-licensee,  licensee's customers  and  counterparties,  owners of the  Shares,  or any other  person or entity  from the use of each index or any data  included  therein in  connection with the rights  licensed as  described  herein or for any other use.  The Index
Compilation Agent makes no express or implied  warranties,  and hereby expressly disclaims all warranties of  merchantability or fitness for a particular purpose with respect to each Index or any data included therein. Without limiting any of the foregoing,  in no event shall the Index Compilation Agent have any liability for any direct, indirect, special, punitive,  consequential or any other damages
(including  lost  profits)  even if notified of an Index's  possibility  of such damages.

         The Adviser has entered into a licensing  agreement  with Ardour to use the  Ardour  Global  Index(SM).  The  Fund is  entitled  to use  its  respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

         THE SHARES OF THE MARKET VECTORS-GLOBAL  ALTERNATIVE ENERGY ETF ARE NOT
SPONSORED,  ENDORSED, SOLD OR PROMOTED BY ARDOUR. ARDOUR MAKES NO REPRESENTATION
OR  WARRANTY,  EXPRESS  OR  IMPLIED,  TO THE  OWNERS OF THE SHARES OF THE MARKET
VECTORS-GLOBAL ALTERNATIVE ENERGY ETF OR ANY

                                     - 67 -

MEMBER OF THE PUBLIC  REGARDING  THE  ADVISABILITY  OF INVESTING  IN  SECURITIES
GENERALLY OR IN THE SHARES OF THE MARKET  VECTORS-GLOBAL  ALTERNATIVE ENERGY ETF
PARTICULARLY OR THE ABILITY OF ARDOUR GLOBAL  INDEX(SM)  (EXTRA LIQUID) ("ARDOUR
GLOBAL  INDEX") TO TRACK THE  PERFORMANCE  OF THE PHYSICAL  COMMODITIES  MARKET.
ARDOUR  GLOBAL  INDEX'S  ONLY  RELATIONSHIP  TO VAN ECK  ASSOCIATES  CORPORATION
("LICENSEE") IS THE LICENSING OF CERTAIN SERVICE MARKS AND TRADE NAMES OF ARDOUR
AND OF THE ARDOUR GLOBAL INDEX THAT IS  DETERMINED,  COMPOSED AND  CALCULATED BY
ARDOUR WITHOUT REGARD TO THE LICENSEE OR THE SHARES OF THE MARKET VECTORS-GLOBAL
ALTERNATIVE  ENERGY  ETF.  ARDOUR  HAS NO  OBLIGATION  TO TAKE THE  NEEDS OF THE
LICENSEE  OR THE OWNERS OF THE SHARES OF THE MARKET  VECTORS-GLOBAL  ALTERNATIVE
ENERGY ETF INTO  CONSIDERATION  IN  DETERMINING,  COMPOSING OR  CALCULATING  THE
ARDOUR GLOBAL INDEX.  ARDOUR IS NOT RESPONSIBLE FOR AND HAS NOT  PARTICIPATED IN
THE  DETERMINATION  OF THE TIMING OF,  PRICES AT, OR QUANTITIES OF THE SHARES OF
THE  MARKET  VECTORS-GLOBAL  ALTERNATIVE  ENERGY  ETF  TO  BE  USED  OR  IN  THE
DETERMINATION  OR  CALCULATION OF THE EQUATION BY WHICH THE SHARES OF THE MARKET
VECTORS-GLOBAL  ALTERNATIVE  ENERGY ETF IS TO BE CONVERTED INTO CASH. ARDOUR HAS
NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE  ADMINISTRATION,  MARKETING OR
TRADING OF THE SHARES OF THE MARKET VECTORS-GLOBAL ALTERNATIVE ENERGY ETF.

         ARDOUR DOES NOT GUARANTEE THE ACCURACY  AND/OR THE  COMPLETENESS OF THE
ARDOUR  GLOBAL  INDEX OR ANY DATA  INCLUDED  THEREIN  AND  ARDOUR  SHALL HAVE NO
LIABILITY FOR ANY ERRORS,  OMISSIONS,  OR INTERRUPTIONS THEREIN. ARDOUR MAKES NO
WARRANTY,  EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE,  OWNERS
OF THE SHARES OF THE MARKET VECTORS-GLOBAL  ALTERNATIVE ENERGY ETF, OR ANY OTHER
PERSON OR ENTITY FROM THE USE OF THE ARDOUR  GLOBAL  INDEX OR ANY DATA  INCLUDED
THEREIN. ARDOUR MAKES NO EXPRESS OR IMPLIED WARRANTIES,  AND EXPRESSLY DISCLAIMS
ALL  WARRANTIES OF  MERCHANTABILITY  OR FITNESS FOR A PARTICULAR  PURPOSE OR USE
WITH RESPECT TO THE ARDOUR  GLOBAL INDEX OR ANY DATA INCLUDED  THEREIN.  WITHOUT
LIMITING ANY OF THE  FOREGOING,  IN NO EVENT SHALL ARDOUR HAVE ANY LIABILITY FOR
ANY SPECIAL,  PUNITIVE,  INDIRECT,  OR  CONSEQUENTIAL  DAMAGES  (INCLUDING  LOST
PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

         "ARDOUR   GLOBAL   INDEXES,   LLC(SM)",   "ARDOUR   GLOBAL   INDEX(SM),
(COMPOSITE)," "ARDOUR COMPOSITE(SM)", "ARDOUR GLOBAL INDEX(SM)" (EXTRA LIQUID)",
"ARDOUR-XL  (SM)",  "ARDOUR  GLOBAL  ALTERNATIVE  ENERGY  INDEXES(SM)",  "ARDOUR
FAMILY(SM)"  ARE SERVICE  MARKS OF ARDOUR AND HAVE BEEN  LICENSED FOR USE BY THE
LICENSEE. THE SHARES OF THE MARKET VECTORS-GLOBAL ALTERNATIVE ENERGY ETF ARE NOT
SPONSORED,   ENDORSED,   SOLD  OR  PROMOTED  BY  ARDOUR  AND  ARDOUR   MAKES  NO
REPRESENTATION  REGARDING  THE  ADVISABILITY  OF  INVESTING IN THE SHARES OF THE
MARKET VECTORS-GLOBAL ALTERNATIVE ENERGY ETF.

         THE ARDOUR GLOBAL  INDEX(SM)  (EXTRA LIQUID) IS CALCULATED BY DOW JONES
INDEXES, A BUSINESS UNIT OF DOW JONES & COMPANY,  INC. ("DOW JONES"). THE SHARES
OF THE MARKET  VECTORS-GLOBAL  ALTERNATIVE ENERGY ETF BASED ON THE ARDOUR GLOBAL
INDEX(SM)  (EXTRA LIQUID) ARE NOT SPONSORED,  ENDORSED,  SOLD OR PROMOTED BY DOW
JONES  INDEXES,  AND DOW JONES  INDEXES  MAKES NO  REPRESENTATION  REGARDING THE
ADVISIBILITY   OF  INVESTING  IN  SUCH  SHARES  OF  THE  MARKET   VECTORS-GLOBAL
ALTERNATIVE ENERGY ETF.

                                     - 68 -

         DOW  JONES,   ITS   AFFILIATES,   SOURCES   AND   DISTRIBUTION   AGENTS
(COLLECTIVELY,  THE "INDEX CALCULATION AGENT") SHALL NOT BE LIABLE TO THE MARKET
VECTORS-GLOBAL  ALTERNATIVE  ENERGY ETF, ANY CUSTOMER OR ANY THIRD PARTY FOR ANY
LOSS  OR  DAMAGE,  DIRECT,  INDIRECT  OR  CONSEQUENTIAL,  ARISING  FROM  (I) ANY
INACCURACY OR INCOMPLETENESS IN, OR DELAYS,  INTERRUPTIONS,  ERRORS OR OMISSIONS
IN THE  DELIVERY  OF THE  ARDOUR  GLOBAL  INDEX(SM)  (EXTRA  LIQUID) OR ANY DATA
RELATED  THERETO (THE "INDEX DATA") OR (II) ANY DECISION MADE OR ACTION TAKEN BY
THE MARKET VECTORS-GLOBAL ALTERNATIVE ENERGY ETF, ANY CUSTOMER OR THIRD PARTY IN
RELIANCE  UPON THE INDEX  DATA.  THE INDEX  CALCULATION  AGENT DOES NOT MAKE ANY
WARRANTIES,  EXPRESS OR IMPLIED, TO THE MARKET VECTORS-GLOBAL ALTERNATIVE ENERGY
ETF, ANY OF ITS CUSTOMERS OR ANY ONE ELSE  REGARDING THE INDEX DATA,  INCLUDING,
WITHOUT  LIMITATION,  ANY WARRANTIES WITH RESPECT TO THE  TIMELINESS,  SEQUENCE,
ACCURACY, COMPLETENESS, CURRENTNESS,  MERCHANTABILITY,  QUALITY OR FITNESS FOR A
PARTICULAR  PURPOSE OR ANY  WARRANTIES  AS TO THE  RESULTS TO BE OBTAINED BY THE
MARKET  VECTORS-GLOBAL  ALTERNATIVE  ENERGY ETF,  ANY OF ITS  CUSTOMERS OR OTHER
PERSON IN CONNECTION WITH THE USE OF THE INDEX DATA. THE INDEX CALCULATION AGENT
SHALL NOT BE LIABLE TO THE MARKET  VECTORS-GLOBAL  ALTERNATIVE  ENERGY ETF,  ITS
CUSTOMERS OR OTHER THIRD PARTIES FOR LOSS OF BUSINESS REVENUES,  LOST PROFITS OR
ANY INDIRECT,  CONSEQUENTIAL,  SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN
CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         The Adviser has entered  into a licensing  agreement  with Stowe to use the Coal Index and the Gaming Index. Each Fund is entitled to use its respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

         THE MARKET  VECTORS--COAL  ETF AND MARKET  VECTORS--GAMING  ETF ARE NOT
SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOWE GLOBAL INDEXES, LLC ("LICENSOR").
LICENSOR MAKES NO REPRESENTATION OR WARRANTY,  EXPRESS OR IMPLIED, TO THE OWNERS
OF MARKET VECTORS--COAL ETF AND MARKET  VECTORS--GAMING ETF OR ANY MEMBER OF THE
PUBLIC  REGARDING THE  ADVISABILITY  OF INVESTING IN SECURITIES  GENERALLY OR IN
MARKET  VECTORS--COAL  ETF AND MARKET  VECTORS--GAMING  ETF  PARTICULARLY OR THE
ABILITY OF THE COAL INDEX TO TRACK THE  PERFORMANCE OF THE PHYSICAL  COMMODITIES
MARKET. LICENSOR'S ONLY RELATIONSHIP TO THE LICENSEE IS THE LICENSING OF CERTAIN
SERVICE  MARKS AND TRADE NAMES OF LICENSOR  AND OF THE COAL INDEX AND THE GAMING
INDEX THAT IS DETERMINED,  COMPOSED AND CALCULATED BY LICENSOR WITHOUT REGARD TO
THE  LICENSEE  OR  MARKET  VECTORS--COAL  ETF AND  MARKET  VECTORS--GAMING  ETF.
LICENSOR  HAS NO  OBLIGATION  TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF
MARKET  VECTORS--COAL ETF AND MARKET  VECTORS--GAMING  ETF INTO CONSIDERATION IN
DETERMINING,  COMPOSING  OR  CALCULATING  THE COAL  INDEX OR THE  GAMING  INDEX.
LICENSOR IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF
THE TIMING OF, PRICES AT, OR QUANTITIES OF MARKET  VECTORS--COAL  ETF AND MARKET
VECTORS--GAMING  ETF TO BE ISSUED OR IN THE  DETERMINATION OR CALCULATION OF THE
EQUATION BY WHICH MARKET VECTORS--COAL ETF AND MARKET VECTORS--GAMING ETF ARE TO
BE CONVERTED  INTO CASH.  LICENSOR HAS NO  OBLIGATION OR LIABILITY IN CONNECTION
WITH THE  ADMINISTRATION,  MARKETING OR TRADING OF MARKET  VECTORS--COAL ETF AND
MARKET VECTORS--GAMING ETF.

                                     - 69 -

         LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE
COAL INDEX OR THE GAMING INDEX OR ANY DATA INCLUDED  THEREIN AND LICENSOR  SHALL
HAVE NO LIABILITY FOR ANY ERRORS,  OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSOR
MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE,
OWNERS OF THE COAL INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE COAL
INDEX  OR ANY DATA  INCLUDED  THEREIN.  LICENSOR  MAKES NO  EXPRESS  OR  IMPLIED
WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A  PARTICULAR  PURPOSE  OR USE WITH  RESPECT TO THE COAL INDEX OR THE GAMING
INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO
EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE,  INDIRECT, OR
CONSEQUENTIAL  DAMAGES  (INCLUDING  LOST  PROFITS),  EVEN  IF  NOTIFIED  OF  THE
POSSIBILITY OF SUCH DAMAGES.

         THE MARKET  VECTORS--COAL  ETF AND MARKET  VECTORS--GAMING  ETF ARE NOT
SPONSORED,  ENDORSED,  SOLD OR PROMOTED BY STANDARD & POOR'S,  A DIVISION OF THE
MCGRAW-HILL COMPANIES,  INC. ("S&P"), OR ITS THIRD PARTY LICENSORS.  NEITHER S&P
NOR ITS THIRD PARTY LICENSORS MAKE ANY  REPRESENTATION  OR WARRANTY,  EXPRESS OR
IMPLIED,  TO THE OWNERS OF MARKET  VECTORS--COAL ETF AND MARKET  VECTORS--GAMING
ETF OR ANY MEMBER OF THE PUBLIC  REGARDING  THE  ADVISABILITY  OF  INVESTING  IN
SECURITIES GENERALLY OR IN MARKET  VECTORS--COAL ETF AND MARKET  VECTORS--GAMING
ETF  PARTICULARLY  OR THE ABILITY OF THE COAL INDEX OR THE GAMING INDEX TO TRACK
GENERAL  STOCK MARKET  PERFORMANCE.  S&P'S AND ITS THIRD PARTY  LICENSOR'S  ONLY
RELATIONSHIP  TO  STOWE  GLOBAL  INDEXES,   LLC  IS  THE  LICENSING  OF  CERTAIN
TRADEMARKS,  SERVICE  MARKS  AND  TRADE  NAMES OF S&P  AND/OR  ITS  THIRD  PARTY
LICENSORS AND FOR THE PROVIDING OF CALCULATION AND MAINTENANCE  SERVICES RELATED
TO THE  COAL  INDEX  AND THE  GAMING  INDEX.  NEITHER  S&P NOR ITS  THIRD  PARTY
LICENSORS IS RESPONSIBLE FOR AND HAS NOT  PARTICIPATED IN THE  DETERMINATION  OF
THE PRICES AND AMOUNT OF MARKET VECTORS--COAL ETF AND MARKET VECTORS--GAMING ETF
OR THE TIMING OF THE  ISSUANCE  OR SALE OF MARKET  VECTORS--COAL  ETF AND MARKET
VECTORS--GAMING  ETF OR IN THE  DETERMINATION  OR CALCULATION OF THE EQUATION BY
WHICH  MARKET  VECTORS--COAL  ETF  AND  MARKET  VECTORS--GAMING  ETF  ARE  TO BE
CONVERTED INTO CASH.  S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION  WITH THE
ADMINISTRATION,  MARKETING  OR  TRADING OF MARKET  VECTORS--COAL  ETF AND MARKET
VECTORS--GAMING ETF.

         NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY  LICENSORS  GUARANTEE
THE  ADEQUACY,  ACCURACY,  TIMELINESS OR  COMPLETENESS  OF THE COAL INDEX OR THE
GAMING INDEX OR ANY DATA INCLUDED THEREIN OR ANY  COMMUNICATIONS,  INCLUDING BUT
NOT   LIMITED  TO,  ORAL  OR  WRITTEN   COMMUNICATIONS   (INCLUDING   ELECTRONIC
COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY
LICENSORS  SHALL NOT BE SUBJECT  TO ANY  DAMAGES OR  LIABILITY  FOR ANY  ERRORS,
OMISSIONS OR DELAYS  THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED  WARRANTIES,  AND
EXPRESSLY   DISCLAIMS  ALL  WARRANTIES  OF  MERCHANTABILITY  OR  FITNESS  FOR  A
PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS,  THE INDEX OR ANY DATA
INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER
SHALL S&P,  ITS  AFFILIATES  OR THEIR  THIRD PARTY  LICENSORS  BE LIABLE FOR ANY
INDIRECT, SPECIAL, INCIDENTAL,  PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT
NOT LIMITED TO, LOSS OF

                                     - 70 -

PROFITS,  TRADING LOSSES, LOST TIME OR GOODWILL,  EVEN IF THEY HAVE BEEN ADVISED
OF THE POSSIBILITY OF SUCH DAMAGES,  WHETHER IN CONTRACT, TORT, STRICT LIABILITY
OR OTHERWISE.

         STANDARD  &  POOR'S(R)  AND  S&P(R) ARE  REGISTERED  TRADEMARKS  OF THE
MCGRAW-HILL COMPANIES,  INC.; "CALCULATED BY S&P CUSTOM INDICES" AND ITS RELATED
STYLIZED MARK ARE SERVICE MARKS OF THE MCGRAW-HILL  COMPANIES,  INC. THESE MARKS
HAVE BEEN LICENSED FOR USE BY STOWE GLOBAL INDEXES, LLC.

                          INDICATIVE VALUE CALCULATION

         DOW JONES, ITS AFFILIATES,  SOURCES AND DISTRIBUTION  AGENTS (TOGETHER,
THE "INDICATIVE  VALUE  CALCULATION  AGENT") SHALL NOT BE LIABLE TO THE ADVISER,
ANY  CUSTOMER  OR ANY THIRD  PARTY FOR ANY LOSS OR DAMAGE,  DIRECT,  INDIRECT OR
CONSEQUENTIAL,  ARISING FROM (I) ANY INACCURACY OR INCOMPLETENESS IN, OR DELAYS,
INTERRUPTIONS,  ERRORS OR OMISSIONS  IN THE DELIVERY OF THE INTRADAY  INDICATIVE
VALUE WITH  RESPECT TO EACH OF THE MARKET  VECTORS--AGRIBUSINESS  ETF AND MARKET
VECTORS--NUCLEAR ENERGY ETF (THE "INDICATIVE VALUE") OR ANY DATA RELATED THERETO
(THE  "DATA") OR (II) ANY  DECISION  MADE OR ACTION  TAKEN BY THE  ADVISER,  ANY
CUSTOMER  OR THIRD  PARTY  IN  RELIANCE  UPON THE  DATA.  THE  INDICATIVE  VALUE
CALCULATION  AGENT  DOES NOT MAKE ANY  WARRANTIES,  EXPRESS OR  IMPLIED,  TO THE
ADVISER,  ANY  INVESTOR  IN THE  MARKET  VECTORS--AGRIBUSINESS  ETF  AND  MARKET
VECTORS--NUCLEAR  ENERGY  ETF OR ANY ONE ELSE  REGARDING  THE  DATA,  INCLUDING,
WITHOUT  LIMITATION,  ANY WARRANTIES WITH RESPECT TO THE  TIMELINESS,  SEQUENCE,
ACCURACY, COMPLETENESS, CORRECTNESS,  MERCHANTABILITY,  QUALITY OR FITNESS FOR A
PARTICULAR  PURPOSE OR ANY  WARRANTIES  AS TO THE  RESULTS TO BE OBTAINED BY THE
ADVISER,  ANY  INVESTORS  IN THE  MARKET  VECTORS--AGRIBUSINESS  ETF AND  MARKET
VECTORS--NUCLEAR  ENERGY ETF OR OTHER PERSON IN  CONNECTION  WITH THE USE OF THE
DATA. THE INDICATIVE VALUE CALCULATION AGENT SHALL NOT BE LIABLE TO THE ADVISER,
ANY INVESTOR IN THE MARKET VECTORS--AGRIBUSINESS ETF AND MARKET VECTORS--NUCLEAR
ENERGY  ETF  OR  OTHER  THIRD  PARTIES  FOR  ANY  DAMAGES,  INCLUDING,   WITHOUT
LIMITATION,   LOSS  OF  BUSINESS   REVENUES,   LOST  PROFITS  OR  ANY  INDIRECT,
CONSEQUENTIAL,  SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT
OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                     - 71 -

                              FINANCIAL HIGHLIGHTS

The financial  highlights  table is intended to help you  understand  the Funds'
financial performance since each Fund's inception.  Certain information reflects financial  results  for a single  Fund  share.  The total  returns  in the table represent  that  rate  that an  investor  would  have  earned  (or  lost)  on an
investment   in  the  Fund   (assuming   reinvestment   of  all   dividends  and
distributions).  This  information  has been  audited by Ernst Ernst & Young LLP; Young LLP,  the
Funds' independent  registered public accounting firm, whose report,  along with the Funds' financial statements, are included in the Funds' Annual Report, which is available upon request.  Market Vectors--Coal ETF and Market  Vectors--Gaming
ETF had not commenced  operations as of December 31, 2007 and therefore  have no financial highlights to report as of such date.

                                     - 72 -

MARKET VECTORS--AGRIBUSINESS ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
---------------------------------------------------------------------------
                                                        FOR THE PERIOD
                                                       AUGUST 31, 2007*
                                                           THROUGH
                                                         DECEMBER 31,
                                                             2007
                                                      -------------------
Net Asset Value, Beginning of Period.............            $40.90
Income from Investment Operations:
   Net Investment Income.........................                 -(b)
   Net  Realized and Unrealized Gain (Loss) on
   Investments...................................             15.83
                                                      -------------------
     Total from Investment Operations............             15.83
                                                      -------------------

Less Dividends From:
   Net Investment Income.........................              --
   Short Term Capital Gains......................              --
   Return of Capital.............................              --
                                                      -------------------
Total Dividends..................................              --
                                                      -------------------
Net Asset Value, End of Period...................            $56.73
                                                      ===================
Total Return(a)..................................             38.70%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................          $706,245
Ratio of Gross Expenses to Average Net Assets....              0.65%(c)
Ratio of Net Expenses to Average Net Assets......              0.65%(c)
Ratio  of Net  Investment  Income  to  Average  Net
Assets...........................................             (0.02)%(c)
Portfolio Turnover Rate..........................                 4%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 73 -

MARKET VECTORS--ENVIRONMENTAL SERVICES ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------
                                                                               FOR THE PERIOD
                                                             YEAR            OCTOBER 10, 2006*
                                                             ENDED                THROUGH
                                                         DECEMBER 31,           DECEMBER 31,
                                                             2007                   2006
                                                      ------------------   ---------------------
Net Asset Value, Beginning of Period.............            $44.55                 $39.93
Income from Investment Operations:
   Net Investment Income.........................              0.33                   0.02
   Net Realized and Unrealized Gain (Loss) on
   Investments...................................              7.53                   4.65
                                                      ------------------   ---------------------
     Total from Investment Operations............              7.86                   4.67
                                                      ------------------   ---------------------

Less Dividends From:
   Net Investment Income.........................             (0.54)                 (0.05)
   Short Term Capital Gains......................                --                     --
   Return of Capital.............................                --                     --
                                                      ------------------   ---------------------
Total Dividends..................................             (0.54)                 (0.05)
                                                      ------------------   ---------------------
Net Asset Value, End of Period...................            $51.87                 $44.55
                                                      ==================   =====================
Total Return(a)..................................             17.64%                 11.70%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................           $36,312                $40,095
Ratio of Gross Expenses to Average Net Assets....              0.86%                  1.40%(c)
Ratio of Net Expenses to Average Net Assets......              0.55%                  0.54%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              0.75%                  0.24%(c)
Portfolio Turnover Rate..........................                 3%                     3%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 74 -

MARKET VECTORS--GLOBAL ALTERNATIVE ENERGY ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------
                                                        FOR THE PERIOD
                                                         MAY 3, 2007*
                                                           THROUGH
                                                         DECEMBER 31,
                                                             2007
                                                      ------------------
Net Asset Value, Beginning of Period.............            $39.68
Income from Investment Operations:
   Net Investment Income.........................                 -(b)
   Net Realized and Unrealized Gain (Loss) on
   Investments...................................             19.82
                                                      ------------------
     Total from Investment Operations............             19.82
                                                      ------------------

Less Dividends From:
   Net Investment Income.........................                --
   Short Term Capital Gains......................                --
   Return of Capital.............................                --
                                                      ------------------
Total Dividends..................................                --
                                                      ------------------
Net Asset Value, End of Period...................            $59.50
                                                      ==================
Total Return(a)..................................             49.95%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................          $238,018
Ratio of Gross Expenses to Average Net Assets....              0.73%(c)
Ratio of Net Expenses to Average Net Assets......              0.65%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              0.01%(c)
Portfolio Turnover Rate..........................                 5%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 75 -

MARKET VECTORS--GOLD MINERS ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS

                                                      ------------------   -------------------
                                                                              FOR THE PERIOD
                                                             YEAR             MAY 16, 2006*
                                                            ENDED                THROUGH
                                                         DECEMBER 31,          DECEMBER 31,
                                                             2007                  2006
                                                      ------------------   -------------------
Net Asset Value, Beginning of Period.............            $39.87                $39.72
Income from Investment Operations:
   Net Investment Income.........................              0.11                  0.11
   Net Realized and Unrealized Gain (Loss) on
   Investments...................................              6.66                  0.16
                                                      ------------------   -------------------
     Total from Investment Operations............              6.67                  0.27
                                                      ------------------   -------------------

Less Dividends From:
   Net Investment Income.........................             (0.75)                (0.12)
   Short Term Capital Gains......................                --                    --
   Return of Capital.............................                --                    --
                                                      ------------------   -------------------
Total Dividends..................................             (0.75)                (0.12)
                                                      ------------------   -------------------
Net Asset Value, End of Period...................            $45.89                $39.87
                                                      ==================   ===================
Total Return(a)..................................             16.97%                 0.67%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................        $1,436,430              $440,696
Ratio of Gross Expenses to Average Net Assets....              0.59%                 0.68%(c)
Ratio of Net Expenses to Average Net Assets......              0.55%                 0.55%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              0.08%                 0.69%(c)
Portfolio Turnover Rate..........................                 1%                    4%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 76 -

MARKET VECTORS--NUCLEAR ENERGY ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
                                                     --------------------
                                                        FOR THE PERIOD
                                                       AUGUST 31, 2007*
                                                           THROUGH
                                                         DECEMBER 31,
                                                             2007
                                                     --------------------
Net Asset Value, Beginning of Period.............            $40.18
Income from Investment Operations:
   Net Investment Income.........................              0.05
   Net Realized and Unrealized Gain (Loss) on
   Investments...................................             (2.66)
                                                     --------------------
     Total from Investment Operations............             (2.61)
                                                     --------------------

Less Dividends From:
   Net Investment Income.........................             (1.95)
   Short Term Capital Gains......................                --
   Return of Capital.............................                --
                                                     --------------------
Total Dividends..................................             (1.95)
                                                     --------------------
Net Asset Value, End of Period...................            $35.62
                                                     ====================
Total Return(a)..................................             (6.51)%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................          $126,453
Ratio of Gross Expenses to Average Net Assets....              0.71%(c)
Ratio of Net Expenses to Average Net Assets......              0.65%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              0.01%(c)
Portfolio Turnover Rate..........................                10%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 77 -

MARKET VECTORS--RUSSIA ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------
                                                        FOR THE PERIOD
                                                       APRIL 24, 2007*
                                                           THROUGH
                                                         DECEMBER 31,
                                                             2007
                                                     --------------------
Net Asset Value, Beginning of Period.............            $39.22
Income from Investment Operations:
   Net Investment Income.........................              0.10
   Net Realized and Unrealized Gain (Loss) on
   Investments...................................             13.08
                                                     --------------------
     Total from Investment Operations............             13.18
                                                     --------------------

Less Dividends From:
   Net Investment Income.........................             (0.11)
   Short Term Capital Gains......................                --
   Return of Capital.............................                --
                                                     --------------------
Total Dividends..................................             (0.11)
                                                     --------------------
Net Asset Value, End of Period...................            $52.29
                                                     ====================
Total Return(a)..................................             33.61%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................          $800,069
Ratio of Gross Expenses to Average Net Assets....              0.70%(c)
Ratio of Net Expenses to Average Net Assets......              0.69%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              0.86%(c)
Portfolio Turnover Rate..........................                33%

---------------------------------------
(a)  Total return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder  would pay on Fund  dividends or the redemption of
     Fund shares.

(b)  Amount represents less than +/- $0.005 per share.

(c)  Annualized.

(d)  Not annualized.

*    Commencement of operations.

                                     - 78 -

MARKET VECTORS--STEEL ETF

         For a share outstanding throughout the period:

FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------------------------------
                                                                              FOR THE PERIOD
                                                             YEAR           OCTOBER 10, 2006*
                                                            ENDED                THROUGH
                                                         DECEMBER 31,          DECEMBER 31,
                                                             2007                  2006
                                                      ------------------   -------------------
Net Asset Value, Beginning of Period.............            $46.38                $40.51
Income from Investment Operations:
   Net Investment Income.........................              0.53                  0.08
   Net Realized and Unrealized Gain on Investments            38.60                  5.94
                                                      ------------------   -------------------
     Total from Investment Operations............             39.13                  6.02
                                                      ------------------   -------------------

Less Dividends From:
   Net Investment Income.........................             (0.49)                (0.08)
   Short Term Capital Gain.......................                --                 (0.01)
   Return of Capital.............................                --                 (0.06)
                                                      ------------------   -------------------
Total Dividend...................................             (0.49)                (0.15)
                                                      ------------------   -------------------
Net Asset Value, End of Period...................            $85.02                $46.38
                                                      ==================   ===================
Total Return(a)..................................             84.36%                14.85%(d)

RATIOS/SUPPLEMENTARY DATA
Net Assets, End of Period (000's)................          $250,821               $41,740
Ratio of Gross Expenses to Average Net Assets....              0.62%                 1.34%(c)
Ratio of Net Expenses to Average Net Assets......              0.55%                 0.54%(c)
Ratio of Net Investment Income to Average Net
Assets...........................................              1.15%                 0.79%(c)
Portfolio Turnover Rate..........................                 5%                    1%

---------------------------------------
(a)  Total Return is calculated  assuming an initial  investment of $10,000 made at the net asset value at the beginning of the period,  reinvestment of any dividends at net asset value on the dividend  payment date and a redemption of the last day of the period. The return does not reflect the deduction of taxes that  shareholder  would pay on Fund  dividends of the  redemption of
     Fund Shares.

(b)  Annualized.

(c)  Not annualized.

*    Commencement of operations.

                                     - 79 -

                           MARKET DISCOUNT INFORMATION

         The tables below present  information about the differences between the closing  price of Shares of each Fund and each Fund's NAV.  NAV is the price per share at which each Fund issues and redeems its Shares.  It is calculated in the same way that mutual fund shares are valued.  The "market price" of each Fund is determined  using the closing price of a Share of each Fund.  Each Fund's market price may be at, above or below its NAV.

         The NAV of each Fund will fluctuate with changes in the market value of its  portfolio  holdings.  The  market  price of each  Fund  will  fluctuate  in accordance  with  changes  in its NAV,  as well as  market  supply  and  demand.
Premiums or discounts are the differences  (generally expressed as a percentage)
between the NAV and market  price of each Fund on a given day,  generally at the time NAV is calculated.  A premium is the amount that each Fund is trading above the reported NAV, expressed as a percentage of the NAV. A discount is the amount that each Fund is trading below the reported  NAV,  expressed as a percentage of the NAV.

         The following information shows the frequency distributions of premiums
and  discounts  for  each  Fund.  All  data  presented  here   represents   past
performance, which is not indicative of future results. The Market Vectors--Coal
ETF and Market  Vectors--Gaming ETF had not commenced  operations as of December
31, 2007.

MARKET VECTORS--AGRIBUSINESS ETF

PREMIUM / DISCOUNT RANGE                               3Q07   4Q07   2007   1Q08
Greater Than or Equal to 2.2% And Less Than  2.4%       0      1      1      0
Greater Than or Equal to 2.0% And Less Than 2.2%        0      1      1      2
Greater Than or Equal to 1.8% And Less Than 2.0%        0      0      0      0
Greater Than or Equal to 1.6% And Less Than 1.8%        0      0      0      0
Greater Than or Equal to 1.4%  And Less Than 1.6%       0      1      1      0
Greater Than or Equal to 1.2% And Less Than 1.4%        1      2      3      0
Greater Than or Equal to 1.0% And Less Than 1.2%        0      1      1      0
Greater Than or Equal to 0.8% And Less Than 1.0%        3      7      10     6
Greater Than or Equal to 0.6% And Less Than 0.8%        7      9      16     7
Greater Than or Equal to 0.4% And Less Than 0.6%        4      16     20     9
Greater Than or Equal to 0.2% And Less Than 0.4%        1      12     13     11
Greater Than or Equal to 0.0% And Less Than 0.2%        2      5      7      6
Greater Than or Equal to -0.2% And Less Than 0.0%       0      4      4      8
Greater Than or Equal to -0.4% And Less Than -0.2%      0      3      3      6
Greater Than or Equal to -0.6% And Less Than -0.4%      0      1      1      2
Greater Than or Equal to -0.8% And Less Than -0.6%      0      1      1      1
Greater Than or Equal to -1.0% And Less Than -0.8%      0      0      0      1
Greater Than or Equal to -1.2% And Less Than -1.0%      0      0      0      0
Greater Than or Equal to -1.4% And Less Than -1.2%      0      0      0      1
Greater Than or Equal to -1.6% And Less Than -1.4%      0      0      0      1

                                     - 80 -

MARKET VECTORS--ENVIRONMENTAL SERVICES ETF

          PREMIUM / DISCOUNT RANGE                   1Q07    2Q07    3Q07    4Q07    2007    1Q08
Greater Than or Equal to 1.2% And Less Than 1.4%       0       0       0       0       0       1
Greater Than or Equal to 1.0% And Less Than 1.2%       0       0       0       0       0       1
Greater Than or Equal to 0.8% And Less Than 1.0%       0       0       0       1       1       0
Greater Than or Equal to 0.6% And Less Than 0.8%       0       0       1       1       2       1
Greater Than or Equal to 0.4% And Less Than 0.6%       0       1       3       3       7       4
Greater Than or Equal to 0.2% And Less Than 0.4%       3       2       5       5      15       6
Greater Than or Equal to 0.0% And Less Than 0.2%      19      27      27      27     100      19
Greater Than or Equal to -0.2% And Less Than 0.0%     25      25      17      16      83      15
Greater Than or Equal to -0.4% And Less Than -0.2%    10       7       3       5      25       6
Greater Than or Equal to -0.6% And Less Than -0.4%     3       1       3       6      13       5
Greater Than or Equal to -0.8% And Less Than -0.6%     0       0       2       0       2       2
Greater Than or Equal to -1.0% And Less Than -0.8%     1       0       0       0       1       1
Greater Than or Equal to -1.2% And Less Than -1.0%     0       0       1       0       1       0
Greater Than or Equal to -1.4% And Less Than -1.2%     0       0       1       0       1       0

MARKET VECTORS--GLOBAL ALTERNATIVE ENERGY ETF

               PREMIUM / DISCOUNT RANGE                    2Q07         3Q07        4Q07         2007         1Q08
Greater Than or Equal to 2.6% And Less Than 2.8%             0           1            0            1           0
Greater Than or Equal to 2.4% And Less Than 2.6%             0           0            0            0           0
Greater Than or Equal to 2.2% And Less Than 2.4%             0           1            1            2           0
Greater Than or Equal to 2.0% And Less Than 2.2%             0           0            0            0           0
Greater Than or Equal to 1.8% And Less Than 2.0%             0           0            1            1           0
Greater Than or Equal to 1.6% And Less Than 1.8%             0           0            1            1           1
Greater Than or Equal to 1.4% And Less Than 1.6%             0           0            2            2           0
Greater Than or Equal to 1.2% And Less Than 1.4%             7           0            5           12           6
Greater Than or Equal to 1.0% And Less Than 1.2%             6           3            7           16          10
Greater Than or Equal to 0.8% And Less Than 1.0%             3           7            9           19           5
Greater Than or Equal to 0.6% And Less Than 0.8%             8          12           20           40           8
Greater Than or Equal to 0.4% And Less Than 0.6%            10          18            9           37           8
Greater Than or Equal to 0.2% And Less Than 0.4%             2           9            5           16           9
Greater Than or Equal to 0.0% And Less Than 0.2%             1           4            2            7           4
Greater Than or Equal to -0.2% And Less Than 0.0%            0           1            1            2           4
Greater Than or Equal to -0.4% And Less Than -0.2%           0           3            1            4           2
Greater Than or Equal to -0.6% And Less Than -0.4%           0           4            0            4           0
Greater Than or Equal to -0.8% And Less Than -0.6%           0           1            0            1           1
Greater Than or Equal to -1.0% And Less Than -0.8%           0           0            0            0           0
Greater Than or Equal to -1.2% And Less Than -1.0%           0           0            0            0           1
Greater Than or Equal to -1.4% And Less Than -1.2%           0           0            0            0           0
Greater Than or Equal to -1.6% And Less Than -1.4%           0           0            0            0           0
Greater Than or Equal to -1.8% And Less Than -1.6%           0           0            0            0           1
Greater Than or Equal to -2.0% And Less Than -1.8%           0           0            0            0           0
Greater Than or Equal to -2.2% And Less Than -2.0%           0           0            0            0           0
Greater Than or Equal to -2.4% And Less Than -2.2%           0           0            0            0           1

MARKET VECTORS--GOLD MINERS ETF

PREMIUM / DISCOUNT RANGE                              1Q07    2Q07    3Q07    4Q07    2007    1Q08
Greater Than or Equal to 1.2% And Less Than 1.4%         1       0       0       0       1       0
Greater Than or Equal to 1.0% And Less Than 1.2%         0       0       0       1       1       1
Greater Than or Equal to 0.8% And Less Than 1.0%         1       0       1       1       3       0
Greater Than or Equal to 0.6% And Less Than 0.8%         0       2       2       3       7       2
Greater Than or Equal to 0.4% And Less Than 0.6%         2       2       5       4      13       4
Greater Than or Equal to 0.2% And Less Than 0.4%         9      12      21      17      59       8
Greater Than or Equal to 0.0% And Less Than 0.2%        26      28      18      12      84      23
Greater Than or Equal to -0.2% And Less Than 0.0%       15      16       8      14      53      16
Greater Than or Equal to -0.4% And Less Than -0.2%       7       2       5       7      21       5
Greater Than or Equal to -0.6% And Less Than -0.4%       0       1       1       3       5       1
Greater Than or Equal to -0.8% And Less Than -0.6%       0       0       2       1       3       1
Greater Than or Equal to -1.0% And Less Than -0.8%       0       0       0       1       1       0

                                     - 81 -

MARKET VECTORS--NUCLEAR ENERGY ETF

            PREMIUM / DISCOUNT RANGE                   3Q07     4Q07     2007     1Q08
Greater Than or Equal to 3.2% And Less Than 3.4%          1        0        1        0
Greater Than or Equal to 3.0% And Less Than 3.2%          0        0        0        1
Greater Than or Equal to 2.8% And Less Than 3.0%          0        0        0        0
Greater Than or Equal to 2.6% And Less Than 2.8%          0        1        1        0
Greater Than or Equal to 2.4% And Less Than 2.6%          0        0        0        0
Greater Than or Equal to 2.2% And Less Than 2.4%          0        0        0        0
Greater Than or Equal to 2.0% And Less Than 2.2%          1        0        1        0
Greater Than or Equal to 1.8% And Less Than 2.0%          0        0        0        0
Greater Than or Equal to 1.6% And Less Than 1.8%          3        1        4        0
Greater Than or Equal to 1.4% And Less Than 1.6%          2        1        3        3
Greater Than or Equal to 1.2% And Less Than 1.4%          4        0        4        3
Greater Than or Equal to 1.0% And Less Than 1.2%          6        3        9        4
Greater Than or Equal to 0.8% And Less Than 1.0%          3        8       11        8
Greater Than or Equal to 0.6% And Less Than 0.8%          6       13       19        7
Greater Than or Equal to 0.4% And Less Than 0.6%          1       15       16        3
Greater Than or Equal to 0.2% And Less Than 0.4%          2       10       12       10
Greater Than or Equal to 0.0% And Less Than 0.2%          1        7        8        6
Greater Than or Equal to -0.2% And Less Than 0.0%         0        1        1        3
Greater Than or Equal to -0.4% And Less Than -0.2%        0        3        3        3
Greater Than or Equal to -0.6% And Less Than -0.4%        2        1        3        3
Greater Than or Equal to -0.8% And Less Than -0.6%        0        0        0        1
Greater Than or Equal to -1.0% And Less Than -0.8%        0        0        0        3
Greater Than or Equal to -1.2% And Less Than -1.0%        0        0        0        0
Greater Than or Equal to -1.4% And Less Than -1.2%        0        0        0        1
Greater Than or Equal to -1.6% And Less Than -1.4%        0        0        0        0
Greater Than or Equal to -1.8% And Less Than -1.6%        0        0        0        0
Greater Than or Equal to -2.0% And Less Than -1.8%        0        0        0        0
Greater Than or Equal to -2.2% And Less Than -2.0%        0        0        0        2

MARKET VECTORS--RUSSIA ETF

               PREMIUM / DISCOUNT RANGE                             2Q07     3Q07     4Q07     2007     1Q08
Greater Than or Equal to 4.0% And Less Than 4.2%                      0         0        1        1        0
Greater Than or Equal to 3.8% And Less Than 4.0%                      0         0        0        0        0
Greater Than or Equal to 3.6% And Less Than 3.8%                      0         0        0        0        0
Greater Than or Equal to 3.4% And Less Than 3.6%                      0         0        0        0        1
Greater Than or Equal to 3.2% And Less Than 3.4%                      0         0        0        0        0
Greater Than or Equal to 3.0% And Less Than 3.2%                      0         0        0        0        0
Greater Than or Equal to 2.8% And Less Than 3.0%                      0         0        0        0        0
Greater Than or Equal to 2.6% And Less Than 2.8%                      0         0        1        1        1
Greater Than or Equal to 2.4% And Less Than 2.6%                      2         0        0        2        0
Greater Than or Equal to 2.2% And Less Than 2.4%                      3         0        2        5        1
Greater Than or Equal to 2.0% And Less Than 2.2%                      1         1        1        3        1
Greater Than or Equal to 1.8% And Less Than 2.0%                      3         4        1        8        1
Greater Than or Equal to 1.6% And Less Than 1.8%                      2         2        2        6        1
Greater Than or Equal to 1.4% And Less Than 1.6%                      4         5        2       11        7
Greater Than or Equal to 1.2% And Less Than 1.4%                      5         8        4       17        3
Greater Than or Equal to 1.0% And Less Than 1.2%                      4         5        5       14        2
Greater Than or Equal to 0.8% And Less Than 1.0%                      7         5        4       16        3
Greater Than or Equal to 0.6% And Less Than 0.8%                      4         6        5       15        5
Greater Than or Equal to 0.4% And Less Than 0.6%                      3         8        5       16        2
Greater Than or Equal to 0.2% And Less Than 0.4%                      2         8        6       16        5
Greater Than or Equal to 0.0% And Less Than 0.2%                      2         5        8       15        5
Greater Than or Equal to -0.2% And Less Than 0.0%                     0         1        4        5        6
Greater Than or Equal to -0.4% And Less Than -0.2%                    0         2        3        5        2
Greater Than or Equal to -0.6% And Less Than -0.4%                    1         1        3        5        5
Greater Than or Equal to -0.8% And Less Than -0.6%                    0         1        0        1        0
Greater Than or Equal to -1.0% And Less Than -0.8%                    0         0        2        2        1
Greater Than or Equal to -1.2% And Less Than -1.0%                    0         0        0        0        1
Greater Than or Equal to -1.4% And Less Than -1.2%                    0         0        2        2        2
Greater Than or Equal to -1.6% And Less Than -1.4%                    1         1        1        3        1
Greater Than or Equal to -1.8% And Less Than -1.6%                    0         0        0        0        1
Greater Than or Equal to -2.0% And Less Than -1.8%                    0         0        1        1        1
Greater Than or Equal to -2.2% And Less Than -2.0%                    0         0        0        0        2
Greater Than or Equal to -2.4% And Less Than -2.2%                    0         0        0        0        0
Greater Than or Equal to -2.6% And Less Than -2.4%                    0         0        1        1        0
Greater Than or Equal to -2.8% And Less Than -2.6%                    0         0        0        0        0
Greater Than or Equal to -3.0% And Less Than -2.8%                    0         0        0        0        0
Greater Than or Equal to -3.2% And Less Than -3.0%                    0         0        0        0        0
Greater Than or Equal to -3.4% And Less Than -3.2%                    0         0        0        0        1

                                     - 82 -

MARKET VECTORS--STEEL ETF

                  PREMIUM / DISCOUNT RANGE                   1Q07     2Q07    3Q07     4Q07     2007    1Q08
Greater Than or Equal to 1.8% And Less Than 2.0%               0       0        0        0       0       0
Greater Than or Equal to 1.4% And Less Than 1.8%               0       0        0        0       0       1
Greater Than or Equal to 1.2% And Less Than 1.4%               0       0        0        0       0       0
Greater Than or Equal to 1.0% And Less Than 1.2%               0       0        0        0       0       0
Greater Than or Equal to 0.8% And Less Than 1.0%               0       0        0        0       0       0
Greater Than or Equal to 0.6% And Less Than 0.8%               0       0        1        2       3       0
Greater Than or Equal to 0.4% And Less Than 0.6%               0       4        0        2       6       0
Greater Than or Equal to 0.2% And Less Than 0.4%               3       4        4        5      16       2
Greater Than or Equal to 0.0% And Less Than 0.2%              24      22       29       31     106      30
Greater Than or Equal to -0.2% And Less Than 0.0%             24      24       21       19      88      24
Greater Than or Equal to -0.4% And Less Than -0.2%             5       5        5        5      20      3
Greater Than or Equal to -0.6% And Less Than -0.4%             2       4        2        0       8       0
Greater Than or Equal to -0.8% And Less Than -0.6%             3       0        0        0       3       0
Greater Than or Equal to -1.0% And Less Than -0.8%             0       0        1        0       1       0
Greater Than or Equal to -1.2% And Less Than -1.0%             0       0        0        0       0       1

                                     - 83 -

                            TOTAL RETURN INFORMATION

         The following table presents information about the total return of each
Underlying Index in comparison to the total return of the Funds. The information shown for the Funds is for the fiscal year ended  December 31, 2007.  The Market
Vectors--Coal ETF and Market Vectors--Gaming ETF had not commenced operations as of December 31, 2007 and therefore have no total return information to report as of such date.

         "Average  annual total returns"  represent the average annual change in value of an investment  over the period  indicated.  "Cumulative  total returns"
represent the total change in value of an investment over the period  indicated.
Each Fund's per Share NAV is the value of one Share of the Fund as calculated in accordance  with the standard  formula for valuing  mutual fund shares.  The NAV return is based on the NAV of each Fund,  and the market  return is based on the market price per Share of each Fund.  The price used to calculate  market return
("Market Price") is determined by using the midpoint between the highest bid and the lowest offer on the exchange on which each Fund is listed for trading, as of the time that the Fund's NAV is calculated.  Since each Fund's Shares  typically do not trade in the  secondary  market  until  several  days  after  the  Fund's inception,  for the period from  inception to the first day of secondary  market trading  in Fund  shares,  the NAV of the Fund is used as a proxy for  secondary market trading price to calculate market returns.  Market and NAV returns assume that dividends and capital gain  distributions have been reinvested in a Fund at
Market Price and NAV,  respectively.  An index is a statistical  composite  that tracks a specified  financial market or sector.  Unlike the Funds, an index does not actually  hold a portfolio of securities  and  therefore  does not incur the expenses incurred by the Funds. These expenses negatively impact the performance of each Fund. Also, market returns do not include brokerage commissions that may be payable on  secondary  market  transactions.  If brokerage  commissions  were included, market returns would be lower. The returns shown in the table below do not  reflect  the  deduction  of  taxes  that a  shareholder  would  pay on Fund distributions  or the redemption or sale of Shares of the Funds.  The investment return and principal  value of Shares of a Fund will vary with changes in market conditions.  Shares of the Fund may be worth  more or less than  their  original cost when they are  redeemed  or sold in the  market.  All data  presented  here represents past performance, which is not indicative of future results.

--------------------------------------------------------------- ------------------------ --------------------------
                                                                  AVERAGE TOTAL RETURNS    CUMULATIVE ANNUAL TOTAL
                                                                SINCE INCEPTION THROUGH    RETURNS SINCE INCEPTION
                                                                      DECEMBER 31, 2007  THROUGH DECEMBER 31, 2007
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Agribusiness ETF (At NAV)                                         38.70%                     38.70%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Agribusiness ETF (At Market)                                      40.48%                     40.48%
--------------------------------------------------------------- ------------------------ --------------------------
DAXglobal(R) Agribusiness Index                                                   40.06%                     40.06%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Environmental Services ETF (At NAV)                               24.97%                     31.39%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Environmental Services ETF (At Market)                            24.98%                     31.40%
--------------------------------------------------------------- ------------------------ --------------------------
Amex Environmental Services Index                                                 25.33%                     31.85%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Global Alternative Energy ETF (At NAV)                            49.95%                     49.95%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Global Alternative Energy ETF (At Market)                         51.11%                     51.11%
--------------------------------------------------------------- ------------------------ --------------------------
Ardour Global Index(SM) (Extra Liquid)                                            51.19%                     51.19%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Gold Miners ETF (At NAV)                                          10.53%                     17.70%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Gold Miners ETF (At Market)                                       10.44%                     17.55%
--------------------------------------------------------------- ------------------------ --------------------------
Amex Gold Miners Index                                                            11.14%                     18.76%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Nuclear Energy ETF (At NAV)                                       -6.51%                     -6.51%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Nuclear Energy ETF (At Market)                                    -6.56%                     -6.56%
--------------------------------------------------------------- ------------------------ --------------------------
DAXglobal(R) Nuclear Energy Index                                                 -5.86%                     -5.86%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Russia ETF (At NAV)                                               33.61%                     33.61%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Russia ETF (At Market)                                            33.16%                     30.16%
--------------------------------------------------------------- ------------------------ --------------------------
DAXglobal(R) Russia+ Index                                                        33.97%                     33.97%
--------------------------------------------------------------- ------------------------ --------------------------

                                     - 84 -

--------------------------------------------------------------- ------------------------ --------------------------
                                                                  AVERAGE TOTAL RETURNS    CUMULATIVE ANNUAL TOTAL
                                                                SINCE INCEPTION THROUGH    RETURNS SINCE INCEPTION
                                                                      DECEMBER 31, 2007  THROUGH DECEMBER 31, 2007
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Steel ETF (At NAV)                                                84.30%                    111.44%
--------------------------------------------------------------- ------------------------ --------------------------
Market Vectors--Steel ETF (At Market)                                             84.33%                    111.48%
--------------------------------------------------------------- ------------------------ --------------------------
Amex Steel Index                                                                  85.20%                    112.70%
--------------------------------------------------------------- ------------------------ --------------------------

                                     - 85 -

                               GENERAL INFORMATION

         The Trust was  organized  as a  Delaware  statutory  trust on March 15,
2001. Its Declaration of Trust currently permits the Trust to issue an unlimited number of Shares of beneficial interest. If shareholders are required to vote on any  matters,  each Share  outstanding  would be  entitled  to one vote.  Annual meetings of shareholders will not be held except as required by the 1940 Act and other  applicable  law. See the Funds' SAI for more  information  concerning the
Trust's  form of  organization.  Section  12(d)(1)  of the  1940  Act  restricts investments  by  investment  companies  in the  securities  of other  investment companies,  including Shares of the Funds.  Registered  investment companies are permitted to invest in the Funds beyond the limits set forth in Section 12(d)(1)
subject to certain  terms and  conditions  set forth in an SEC  exemptive  order issued to the Trust,  including  that such  investment  companies  enter into an agreement with a Fund.

         Clifford  Chance US LLP serves as counsel to the Trust,  including  the
Funds.  Ernst Ernst & Young LLP; Young LLP serves as each Fund's  independent  registered  public accounting firm and audits the Funds' financial statements annually.

ADDITIONAL INFORMATION

         This Prospectus  does not contain all the  information  included in the
Registration  Statement  filed with the SEC with  respect to the Funds'  Shares.
Information  about the  Funds can be  reviewed  and  copied at the SEC's  Public
Reference Room and information on the operation of the Public Reference Room may be  obtained  by calling  the SEC at  1.202.551.8090.  The  Funds'  Registration
Statement,  including  this  Prospectus,  the Funds' SAI and the exhibits may be examined at the offices of the SEC (100 F Street, NE,  Washington,  DC 20549) or
on the Edgar database at the SEC's website (HTTP://WWW.SEC.GOV),  and copies may be  obtained,  after  paying a  duplicating  fee, by  electronic  request at the following  email  address:  publicinfo@sec.gov,  or by writing the SEC's  Public
Reference  Section,   Washington,  DC  20549-0102.  These  documents  and  other information  concerning  the Trust also may be  inspected  at the offices of the
Amex (86  Trinity  Place,  New York,  New York  10006),  with  respect to Market
Vectors--Agribusiness  ETF, Market  Vectors--Environmental  Services ETF, Market
Vectors--Gaming ETF, Market  Vectors--Gold  Miners ETF, Market  Vectors--Nuclear
Energy ETF and Market  Vectors--Steel  ETF, and the NYSE Arca (20 Broad  Street,
New York,  New York 10005),  with respect to Market  Vectors--Coal  ETF,  Market
Vectors--Global Alternative Energy ETF and Market Vectors--Russia ETF.

         The SAI for these  Funds,  which has been filed with the SEC,  provides more information about the Funds. The SAI for these Funds is incorporated herein by reference and is legally part of this Prospectus.  It may be obtained without charge by writing  to the Funds at Van Eck  Securities  Corporation,  the Funds'
distributor, at 99 Park Avenue, New York, NY 10016 or by calling the distributor at the following number: Investor Information: 1.888.MKT.VCTR (658-8287).

         Shareholder  inquiries  may be directed to a Fund in writing to 99 Park
Avenue, 8th Floor, New York, New York 10016.

         The   Funds'  SAI  will  be   available   through   their   website  at
WWW.VANECK.COM/ETF.

                                     - 86 -

                    VAN ECK GLOBAL      WWW.VANECK.COM
                    99 PARK AVENUE, NEW YORK, NY 10016

         Market  Vectors--Agribusiness  ETF,  Market  Vectors--Coal  ETF, Market
Vectors--Environmental   Services  ETF,  Market   Vectors--Gaming   ETF,  Market
Vectors--Global  Alternative Energy ETF, Market Vectors--Gold Miners ETF, Market
Vectors--Nuclear   Energy   ETF,   Market   Vectors--Russia   ETF   and   Market
Vectors--Steel   ETF  (the  "Funds")  are  distributed  by  Van  Eck  Securities
Corporation and seek to track the DAXglobal(R)  Agribusiness  Index,  Stowe Coal
Index(SM), Amex Environmental Services Index, S-Network Global Gaming Index(SM),
Ardour Global  Index(SM)  (Extra Liquid),  Amex Gold Miners Index,  DAXglobal(R)
Nuclear  Energy  Index,   DAXglobal(R)  Russia+  Index  and  Amex  Steel  Index,
respectively.  The DAXglobal(R)  Agribusiness Index, DAXglobal(R) Nuclear Energy
Index and  DAXglobal(R)  Russia+ Index are  published by Deutsche  Borse AG. The
Amex  Environmental  Services Index, Amex Gold Miners Index and Amex Steel Index
are published by the American  Stock  Exchange  (the "Amex").  The Ardour Global
Index(SM)  (Extra Liquid) is published by Ardour Global Indexes LLC  ("Ardour").
The Stowe Coal Index(SM) and the S-Network Global Gaming Index(SM) are published by Stowe Global  Indexes LLC ("Stowe").  Deutsche Borse AG, Amex,  Ardour Global
Indexes LLC and Stowe are referred to herein as the "Index Providers." The Index
Providers  do not  sponsor,  endorse or promote the Funds and bear no  liability with respect to any Fund or security.  For more detailed  information  about the
Funds,  see the Statement of Additional  Information  for the Funds dated May 1,
2008 (the  "SAI"),  which is  incorporated  by reference  into this  Prospectus.
Additional  information about the Funds' investments is available in each Fund's annual and semi-annual  reports to  shareholders.  In each Fund's annual report, you will find a discussion of the market  conditions and  investment  strategies that significantly affected the Fund's performance during its last fiscal year.

         Call Van Eck at 1.888.MKT.VCTR to request,  free of charge,  the annual or semi-annual  reports, the SAI or other information about the Funds or to make shareholder  inquiries.  You may also  obtain  the SAI or the  Funds'  annual or semi-annual  reports by  visiting  the Van Eck  website  at  WWW.VANECK.COM/ETF.
Information  about the Funds (including the SAI) can also be reviewed and copied at the  Securities  and Exchange  Commission  ("SEC")  Public  Reference Room in
Washington,  D.C.  Information  about the operation of the Public Reference Room may be obtained by calling 1.202.551.8090.

         Reports  and other  information  about the Funds are  available  on the
EDGAR  Database on the SEC's internet site at  http://www.sec.gov.  In addition, copies of this  information may be obtained,  after paying a duplicating fee, by electronic  request at the following  email address:  publicinfo@sec.gov,  or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

                                                     Transfer Agent:
                                                     THE BANK OF NEW YORK

                                                     SEC Registration Number:
                                                     333-123257

                                                     The Trust's registration
                                                     number under the 1940 Act:
[VAN ECK GLOBAL LOGO]                                811-10325